DOH

STATE OF NEW YORK DEPARTMENT OF HEALTH

Coming Tower

zlarbara A. DeBuono, M.D., M.P.H. Commissioner

The Governor Nelson A. Rockefeller Empire State Plaza Albany, New York 12237

Dennis P. Whalen

Executive Deputy Commissioner

S.CONTAugust 26, 1998

Mr. Michael Wasserman General Counsel CarePlus Health Plan 3 West 35th Street New York, NY 10001

Dear Mr. Wasserman:

Enclosed please find two copies of your contract for participation in the expanded Child Health Plus program. The Department has developed a uniform contract for all participating insurers. However, the changes you have requested have been incorporated into the contract. The contract period is July 1, 1998 through December 31, 1999. Due to the size of the document, your proposal and any required proposal amendments are not included in this mailing. Your proposal will be included as Appendix C of the contract once forwarded to the Attorney General and Office of the State Comptroller for final approval. Since your proposal did not contain the required standard contract bid insert form and proof of worker’s compensation and disability insurance, you should forward this information with your signed contract.

Both copies of the contract must contain original, notarized signatures. The attached Appendix X should also be signed and notarized. The copies should be forwarded to Ms. Gabrielle Armenia of my staff at the address below as soon as possible for completion of the contract approval process:

New York State Department of Health
Bureau of Health Economics
Empire State Plaza, Corning Tower
Room 1119
Albany, NY 12237-0722

If you have any questions regarding the contract, please contact Ms. Armenia at (518) 473-7883. Thank you in advance for your cooperation in this matter.

Sincerely

/s/ Suzanne Moore

Suzanne Moore, Ph.D. Director

Bureau of Health Economics

Enclosures

MISCELLANEOUS/CONSULTANT SERVICES

STATE AGENCY:	. NYS COMPTROLLER’S NUMBER:
Department of Health	C-015473

Bureau of Health Economics ESP — Tower Building — Room 1110

Albany, NY 12237-0722 CONTRACTOR (Name and Address):	ORIGINATING AGENCY CODE: 12000 TYPE OF PROGRAM:

S.CONT CarePlus Health Plan

3 West 35th Street
New York, NY 10001

Child Health Plus Insurance Program

CHARITIES REGISTRATION NUMBER: INITIAL N/A	CONTRACT PERIOD FROM: July 1, 1998

FEDERAL TAX IDENTIFICATION NUMBER:	TO: December 31, 1999

13-3865627

FUNDING AMOUNT FOR INITIAL MUNICIPALITY NO. (if applicable): PERIOD

N/A $ 13,156,633
STATUS:
CONTRACTOR IS ( ) IS NOT( ) A

SECTARIAN ENTITY

CONTRACTOR IS ( ) IS NOT ( ) A

NOT-FOR-PROFIT ORGANIZATION

CONTRACTOR IS ( ) IS NOT ( ) A N Y STATE BUSINESS ENTERPRISE

FROM: TO:
FROM: TO:
FROM: TO:

BID OPENING DATE: February 14, 1997

APPENDICES ATTACHED AND PART OF THIS AGREEMENT

X APPENDIX A	Standard Clauses as required by the Attorney General for all State Contracts

X APPENDIX A-2	Program Specific Clauses

X APPENDIX B	Request for Proposal(RFP)

X APPENDIX B-1	RFP — Questions and Answers from Bidders’ Conference

X APPENDIX B-2	RFP — Standard Contract/Bid Insert Form

X APPENDIX D Schedul	e of Deliverables

X APPENDIX E	Financial Information

X APPENDIX F	Payment and Reporting Schedules

X APPENDIX G-1	Proof of Workers’ Compensation Coverage

X APPENDIX G-2	Proof of Disability Insurance Coverage

X APPENDIX X	Modification Agreement Form (to accompany

modified appendices for changes in term or consideration on an existing period or for renewal periods)

IN WITNESS THEREOF, the parties hereto have executed or approved this AGREEMENT on the dates below their signatures.
S.CONTCONTRACTOR

By:

Printed Name

Title:
Date:

Contract No.

STATE AGENCY

By:

Printed Name

Title:

Date:

.State Agency Certification:
“In addition to the .acceptance of this contract, .I also certify that original copies of this signature page .ill be attached to all other .exact copies of this contract.”

STATE OF NEW YORK	)
) SS.:
County of	)

On the day of , 19 , before me personally appeared , to me known, who being by me duly sworn, did depose and say that he/she resides at that he/she is the of the , the corporation described herein which executed the foregoing instrument, and that he/she signed his/her name thereto by order of the board of directors of said corporation.

(Notary)

ATTORNEY GENERAL’S SIGNATURE Title:	STATE COMPTROLLER’S SIGNATURE Title:

Date: Date:STATE OF NEW YORK
AGREEMENT

This AGREEMENT is hereby made by and between the State of New York agency (STATE) and the public or private agency (CONTRACTOR) identified on the face page hereof.

WITNESSETH:

WHEREAS, the STATE has formally requested contractors to submit bid proposals for the project described in Appendix B for which bids were opened on the date noted on the face pages of this AGREEMENT; and

WHEREAS, the STATE has determined that the CONTRACTOR is the successful bidder, and the CONTRACTOR covenants that it is willing and able to undertake the services and provide the necessary materials, labor and equipment therewith;

NOW THEREFORE, in consideration of the terms hereinafter mentioned and also the covenants and obligations moving to each party hereto from the other, the parties hereto do hereby agree as follows:

I. Conditions of Agreement

A. This AGREEMENT incorporates the face pages attached and all of the marked appendices identified on the face page hereof.

B. The maximum compensation for the contract term of this AGREEMENT shall not exceed the amount specified on the face page hereof.

C. This AGREEMENT may be renewed for additional periods (PERIOD), as specified on the face page hereof.

D. To modify the AGREEMENT within an existing PERIOD, the parties shall revise or complete the appropriate appendix form(s). Any change in the amount of consideration to be paid, or change in the term; is subject to the approval of the Office of the State Comptroller. Any other modifications shall be processed in accordance with agency guidelines as stated in Appendix A-2.

E. The CONTRACTOR shall perform all services to the satisfaction of the STATE. The CONTRACTOR shall provide services and meet the program objectives summarized in the Proposal/Program Workplan (Appendix C) in accordance with: provisions of the AGREEMENT; relevant laws, rules and regulations, administrative and fiscal guidelines; and where applicable, operating certificates for facilities or licenses for an activity or program.

F. If the CONTRACTOR enters into subcontracts for the performance of work pursuant to this AGREEMENT, the CONTRACTOR shall take full responsibility for the acts and omissions of its subcontractors. Nothing in the subcontract shall impair the rights of the STATE under this AGREEMENT. No contractual relationship shall be deemed to exist between the subcontractor and the STATE.

G. Appendix A (Standard Clauses as required by the Attorney General for all State contracts) takes precedence over all other parts of the AGREEMENT.

H. For the purposes of this AGREEMENT, the terms Request For Proposal and RFP include all Appendix B documents as marked on the face page hereof.

II. Payment and Reporting

A. The CONTRACTOR, to be eligible for payment., shall submit to the STATE’s designated payment office (identified in Appendix F) any appropriate documentation as required by the Payment and Reporting Schedule (Appendix F) and by agency fiscal guidelines, in a manner acceptable to the STATE.

B. ‘The STATE shall make payments and any reconciliations in accordance with the Payment and Reporting Schedule (Appendix F). The STATE shall pay the CONTRACTOR, in consideration of contract services for a given PERIOD, a sum not to exceed the amount noted on the face page hereof. or in the respective Appendix designating the payment amount for that given PERIOD. This sum shall not duplicate reimbursement from other sources for CONTRACTOR costs and services provided pursuant to this AGREEMENT.

C. The CONTRACTOR shall meet the audit requirements specified by the STATE.

Terminations

A. This AGREEMENT may be terminated at any time upon mutual written consent of the STATE and the CONTRACTOR.

B. The STATE may terminate the AGREEMENT immediately, upon written notice of termination to the CONTRACTOR, if the CONTRACTOR fails to comply with the terms and conditions of this AGREEMENT and/or with any laws, rules, regulations, policies or procedures affecting this AGREEMENT.

C. The STATE may also terminate this AGREEMENT for any reason in accordance with provisions set forth in Appendix A-2.

D. Written notice of termination, where required, shall be sent by personal messenger service or by certified mail, return receipt requested. The termination shall be effective in accordance with the terms of the notice.

E. Upon receipt of notice of termination, the CONTRACTOR agrees to cancel, prior to the effective date of any prospective termination, as many outstanding obligations as possible, and agrees not to incur any new obligations after receipt of the notice without approval by the STATE.

F. The STATE shall be responsible for payment on claims pursuant to services provided and costs incurred pursuant to terms of the AGREEMENT. In no event shall the STATE be liable for expenses and obligations arising from the. program(s) in this AGREEMENT after the termination date.

IV. Indemnification

A. The CONTRACTOR shall be solely responsible and answerable in damages for any and all accidents and/or injuries to persons (including death) or property arising out of or related to the services to be rendered by the CONTRACTOR or its subcontractors pursuant to this AGREEMENT. The CONTRACTOR shall indemnify and hold harmless the STATE and its officers and employees from claims, suits, actions, damages and costs of every nature arising out of the provision of services pursuant to this AGREEMENT.

B. The CONTRACTOR is an independent contractor and may neither hold it self out nor claim to be an officer, employee or subdivision of the STATE nor make any claim, demand or application to or for any right based upon any different status.

V. Property

A. Any equipment, furniture, supplies or other property purchased. pursuant to this AGREEMENT is deemed to be the property of the STATE except-as may otherwise be governed by Federal or State laws, rules or regulations, or as stated in Appendix A-2.

VI. Safeguards for Services and Confidentiality

B. Services performed pursuant to this AGREEMENT are secular in nature and shall be performed in a manner that does not discriminate on the basis of religious belief, or promote or discourage adherence to religion in general or particular religious beliefs,

C. Funds provided pursuant to this AGREEMENT shall not be used for any partisan political activity, or for activities that may influence legislation or the election or defeat of any candidate for public office.

D. Information relating to individuals who may receive services pursuant to this AGREEMENT shall be maintained and used only for the purposes intended under the contract and in conformity with applicable provisions of laws and regulations, or specified in Appendix A-2.

APPENDIX A
STANDARD CLAUSES FOR
ALL NEW YORK STATE CONTRACTS

The parties to the attached contract, license, lease, amendment or other agreement of any kind (hereinafter, “the contract” or this contract”) agree to be bound by the following clauses which are hereby made a part of the contract (the word “Contractor” herein refers to any party other than the State, whether a contractor, licenser, licensee, lessor, lessee or any other party):

1. EXECUTORY CLAUSE. In accordance with Section 41 of the State Finance Law, the State shall have no liability under this contract to the Contractor or to anyone else beyond funds appropriated and available for this contract.

2. NON-ASSIGNMENT CLAUSE. In accordance with Section 138 of the State Finance Law, this contract may not be assigned by the Contractor or its right, title or interest therein assigned, transferred, conveyed, sublet or otherwise disposed of without the previous consent,-in writing, of the State and any attempts to assign the contract without the. State’s written consent are null and void. The Contractor may, however, assign its right to receive payment without the State’s prior written consent unless this contract concerns Certificates of Participation pursuant to Article 5-A of the State Finance Law.

COMPTROLLER’S APPROVAL. In accordance with Section 112 of the State Finance Law (or, if this contract is with the State University or City University of New York, Section 355 or Section 6218 of the Education Law),. if. this contract exceeds 515,000 (or the minimum thresholds agreed to by the Office of the State Comptroller for certain S.U.N.Y. and C.U.N.Y. contracts), or if this is an amendment for any amount to a contract which, as so amended, exceeds said statutory amount, or if, by this contract, the State agrees to give something other than money when the value or reasonably estimated value of such consideration exceeds 510,000, it shall not be valid, effective or binding upon the State until it has been approved by the State Comptroller and filed in his office. Comptroller’s approval of contracts let by the Office of General Services is required when such contracts exceed $30,000 (State Finance Law Section I 63.6.a).
WORKERS’ COMPENSATION BENEFITS. In accordance with Section 142 of the State Finance Law, this contract shall be void and of no force and effect unless the Contractor shall provide and maintain coverage during the life of this contract for the benefit of such employees as are required to be covered by the provisions of the Workers’ Compensation Law.
NON-DISCRIMINATION REQUIREMENTS. To the extent required by Article 15 of the Executive Law (also known as the Human Rights Law) and all other State and Federal statutory and constitutional non-discrimination provisions, the Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, sexual orientation, age, disability, genetic predisposition or carrier status, or marital status. Furthermore, in accordance with Section 220-e of the Labor Law, if this is a contract for the construction, alteration or repair of any public building or public work or for the manufacture, sale or distribution of materials, equipment or supplies, and to the extent that this contract shall be performed within the State of New York, Contractor agrees that neither ii not its subcontractors shall, by reason of race, creed, color, disability, sex, or national origin: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. If this is a building service contract as defined in Section 230 of the Labor Law, then, in accordance with Section 239 thereof, Contractor agrees that neither it nor its subcontractors shall by reason of race, creed, color, national origin, age, sex or disability: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. Contractor is subject to fines of $50.00 per person per day for any violation of Section 220-c or Section 239 as well as possible termination of this contract and forfeiture of all moneys due hereunder for a second or subsequent violation.

WAGE AND HOURS PROVISIONS. If this is a public work contract covered by Article 8 of the Labor Law or a building service contract covered by Article 9 thereof, neither Contractor’s employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated in said statutes, except as otherwise provided in the Labor Law and as set forth in prevailing wage and supplement schedules issued by the State Labor Department. Furthermore, Contractor and its subcontractors must pay at least the prevailing wage rate and pay or provide the prevailing supplements, including the premium rates for overtime pay, as determined by the State Labor Department in accordance with the Labor Law.

2. NON-COLLUSIVE BIDDING CERTIFICATION. In accordance with Section 139-d of the State Finance Law, if this contract was awarded based upon the submission of bids, Contractor warrants, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition. Contractor further warrants that, at the time Contractor submitted its bid, an authorized and responsible person executed and delivered to the State a non-collusive bidding certification on Contractor’s behalf.

3. INTERNATIONAL BOYCOTT PROHIBITION. In accordance with Section 220-f of the Labor Law and Section 139-h of the State Finance Law, if this contract exceeds $5,000, the Contractor agrees, as a material condition of the contract, that neither the Contractor nor any substantially owned or affiliated person, firm, partnership or corporation has participated, is participating, or shall participate in an international boycott in violation of the federal Export Administration Act of 1979 (50 USC App. Sections 2401 et seq.) or regulations thereunder. If such Contractor, or any of the aforesaid affiliates of Contractor, -is convicted or is otherwise found to have violated said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency of the United States subsequent to the contract’s execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The Contractor shall so notify the State Comptroller within five (5) business days of such conviction, determination or disposition of appeal (2NYCRR 105.4).

4. SET-OFF RIGHTS. The State shall have all of its common law, equitable and statutory rights of set-off. These rights shall include, but not be limited to, the State’s option to withhold for the purposes of set-off any moneys due to the Contractor under this contract up to any amounts due and owing to the State with regard to this contract, any other contract with any State department or agency, including any contract for a term commencing prior to the term of this contract, plus any amounts due and owing to the State for any other reason including, without limitation, tax delinquencies, fee delinquencies or monetary penalties relative thereto. The State shall exercise its set-off rights in accordance with normal State practices including, in cases of set-off pursuant to an audit, the finalization of such audit by the State agency, its representatives, or the State Comptroller.

5. RECORDS. The Contractor shall establish and maintain complete and accurate books, records, documents, accounts and other evidence directly pertinent to performance under this contract (hereinafter, collectively, “the Records”). The Records must be kept for the balance of the calendar year in which they were made and for six (6) additional years thereafter. The State Comptroller, the Attorney General and any other person or entity authorized to conduct an examination, as well as the agency or agencies involved in this contract, shall have access to the Records during normal business hours at an office of the within the State of New York or, if no such office is available, at a mutually agreeable and reasonable venue within the State, for the term specified above for the purposes of inspection, auditing and copying. The State shall take reasonable steps to protect from public disclosure any of the Records which are exempt from disclosure under Section 87 of the Public Officers Law (the “Statute”) provided that: (i) the Contractor shall timely inform an appropriate State official, in writing, that said records should not be disclosed; and (ii) said records shall be sufficiently identified; and (iii) designation of said records as exempt under the Statute is reasonable. Nothing contained herein shall diminish, or in any way adversely affect, the State’s right to discovery in any pending or future litigation.

11. IDENTIFYING INFORMATION AND PRIVACY NOTIFICATION. (a) FEDERAL EMPLOYER IDENTIFICATION NUMBER and/or FEDERAL SOCIAL SECURITY NUMBER. All invoices or New York State standard vouchers submitted for payment for the sale of goods or services or the lease of real or personal property to a New York State agency must include the payee’s identification number, i.e., the seller’s or lessor’s identification number. The number is either the payee’s Federal employer identification number or Federal social security number, or both such numbers when the payee has both such numbers. Failure to include this number or numbers may delay payment. Where the payee does not have such number or numbers, the payee, on its invoice or New York State standard voucher, must give the reason or reasons why the payee does not have such number or numbers.

(b) PRIVACY NOTIFICATION. (1) The authority to request the above personal information from a seller of goods or services or a lessor of real or personal property, and the authority to maintain such information, is found in Section 5 of the State Tax Law. Disclosure of this information by the seller or lessor to ‘the State is mandatory. The principal purpose for which the information is collected is to enable the State to identify individuals, businesses and others who have been delinquent in filing tax returns or may have understated their tax liabilities and to generally identify persons affected by the taxes administered by the Commissioner of Taxation and Finance. The information will be used for tax administration purposes and for any other purpose authorized by law.
(2) The personal information is requested by the purchasing unit of the agency contracting to purchase the goods or services or lease the real or personal property covered by this contract or lease. The information is maintained in New York State’s Central Accounting System by the Director of Accounting Operations, Office of the State Comptroller, AESOB, Albany, New York 12236.

12. EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITIES AND WOMEN. In accordance with Section 312 of the Executive Law, if this contract is: (i) a written agreement or purchase order instrument, providing for a total expenditure in excess of $25,000.00, whereby a contracting agency is committed to expend or does expend funds in return for labor, services, supplies, equipment, materials or any combination of the foregoing, to be performed for, or rendered or furnished to the contracting agency; or (ii) a written agreement in excess of $100,000.00 whereby a contracting agency is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon; or (iii) a written agreement in excess of S100,000.00 whereby the owner of a State assisted housing project is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon for such project, then:

(a) The Contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and will undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination. Affirmative action shall mean recruitment, employment, job assignment, promotion, upgradings, demotion, transfer, layoff, or termination and rates of pay or other forms of compensation;

(b) at the request of the contracting agency, the Contractor shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of the contractor’s obligations herein; and

(c) the Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of the State contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.

Contractor, will include the provisions of “a”, “b”, and “c” above, in every subcontract. over $25,000.00 for the construction, demolition, replacement, major repair, renovation, planning or design of real property and improvements thereon (the “Work”) except where the Work is for the beneficial use of the .Contractor. Section 312 does not apply to: (i) work, goods or services unrelated to this contract; or (ii) employment outside New York State; or (iii) banking services, insurance policies or the sale of securities. The State shall consider compliance by a contractor or subcontractor with the requirements of any federal law concerning equal employment opportunity which effectuates the purpose of this section. The contracting agency shall determine whether the imposition of the requirements of the provisions hereof duplicate or conflict with any such federal law and if such duplication or conflict exists, the contracting agency shall waive the applicability of Section 312 to the extent of such duplication or conflict. Contractor will comply with all duly promulgated and lawful rules and regulations of the Governor’s Office of Minority and Women’s Business Development pertaining hereto.

13. CONFLICTING TERMS. In the event of a conflict between the terms of the contract (including any and all attachments thereto and amendments thereof) and the terms of this Appendix A, the terms of this Appendix A shall control.

14. GOVERNING LAW. This contract shall be governed by the laws of the State of New York except where the Federal supremacy clause requires otherwise.

15. LATE PAYMENT. Timeliness of payment and any interest to be paid to Contractor for late payment shall be governed by Article 11-A of the State Finance Law to the extent required by law.

16. NO ARBITRATION. Disputes involving this contract, including the breach or alleged breach thereof, may not. be submitted to binding arbitration (except where statutorily authorized), but must, instead, be heard in a court of competent jurisdiction of the State of New York.

17. SERVICE OF PROCESS. In addition to the methods of service allowed by the State Civil Practice Law & Rules (“CPLR”), Contractor hereby consents to service of process upon it by registered or certified mail, return receipt requested. Service hereunder shall be complete upon Contractor’s actual receipt of process or upon the State’s receipt of the return thereof by the United States Postal Service as refused or undeliverable. Contractor must promptly notify the State, in writing, of each and every change of address to which service of process can be made. Service by the State to the last known address shall be sufficient. Contractor will have thirty (30) calendar days after service hereunder is complete in which to respond.

18. PROHIBITION ON PURCHASE OF TROPICAL HARDWOODS.

The Contractor certifies and warrants that all wood products to be used under this contract award will be in accordance with, but not limited to, the specifications and provisions of State Finance Law §I65. (Use of Tropical Hardwoods) which prohibits purchase and use of tropical hardwoods, unless specifically exempted, by the State or any governmental agency or political subdivision or public benefit corporation. Qualification for an exemption under this law will be the responsibility of the contractor to establish to meet with the approval of the State.

In addition, when any portion of this contract involving the use of woods, whether supply or installation, is to be performed by any subcontractor, the prime Contractor will indicate and certify in the submitted bid proposal that the subcontractor has been informed and is in compliance with specifications and provisions regarding use of tropical hardwoods as detailed in § 165 State Finance Law. Any such use must meet with the approval of the State; otherwise, the bid may not be considered responsive. Under bidder certifications, proof of qualification for exemption will be the responsibility of the Contractor to meet with the approval of the State.

18. MACBRIDE FAIR EMPLOYMENT PRINCIPLES.
In accordance with the MacBride Fair Employment Principles (Chapter 807 of the Laws of 1992), the Contractor hereby stipulates that the Contractor either (a) has no business operations in Northern Ireland, or (b) shall take lawful steps in good faith to conduct any business operations in Northern Ireland in accordance with the MacBride Fair Employment Principles (as described in Section 165 of the New York State Finance Law), and shall permit independent monitoring of compliance with suck principles.

19. OMNIBUS PROCUREMENT ACT OF 1992. It is the policy of New York State to maximize opportunities for the participation of New York State business enterprises, including minority and women-owned business enterprises as bidders, subcontractors and suppliers on its procurement contracts.

Information on the availability of New York State subcontractors and suppliers is available from:

NYS Department of Economic Development
Division for Small Business
30 South Pearl St — 7i° Floor
Albany, New York 12245
Telephone: 518-292-5220

A directory of certified minority and women-owned business enterprises is available from:

NYS Department of Economic Development
Division of Minority and Women’s Business Development
30 South Pearl St — 2nd Floor Albany, New York 12245 http://www.empire.state.ny.us

The Omnibus Procurement Act of 1992 requires that by signing this bid proposal or contract, as applicable, Contractors certify that whenever the total bid amount is greater than SI million:

(a)	The Contractor has made reasonable efforts to encourage the participation of New York State Business Enterprises as suppliers and subcontractors, including certified minority and women-owned business enterprises, on this project, and has retained the documentation of these efforts to be provided upon request to the State;

(b)	The Contractor has complied with the Federal Equal Opportunity Act of 1972 (P.L. 92-261), as amended;

(c)	The Contractor has made reasonable efforts to encourage the participation of New York State Business Enterprises as suppliers and subcontractors, including certified minority and women-owned business enterprises, on this project, and has retained the documentation of these efforts to be provided upon request to the State;

21. RECIPROCITY AND SANCTIONS PROVISIONS. Bidders are hereby notified that if their principal place of business is located in a country, nation, province, state or political subdivision that penalizes New York State vendors, and if the goods or services they offer will be substantially produced or performed outside New York State, the Omnibus Procurement Act 1994 and 2000 amendments (Chapter 684 and Chapter 383, respectively) require that they be denied contracts which they would otherwise obtain. NOTE: As of May 15, 2002, the list of discriminatory jurisdictions subject to this provision includes the states of South Carolina, Alaska, West Virginia, Wyoming, Louisiana and Hawaii. Contact NYS Department of Economic Development for a current list of jurisdictions subject to this provision.

APPENDIX A-2

PROGRAM SPECIFIC CLAUSES

I. DEFINITIONS

A. “Subscriber” shall mean the parent, legally responsible adult, individual or head of household who enters into a contractual agreement with the CONTRACTOR to obtain health care coverage on behalf of his/her child or children or his or herself.

B. “Enrollee” shall mean an eligible child as defined in Section 2510 (4) of the Public Health Law.

C. “Premiums” shall mean the amounts to be paid to the CONTRACTOR for a specified period of time for health care coverage provided to enrollees eligible for insurance under provisions of this AGREEMENT.

D. “RFP” shall refer to the document issued by the STATE in December 1996 which is found in Appendix B.

E. “Subsidy Payment” shall mean the STATE’s share of the premium cost for health care coverage provided to enrollees, under provisions of this AGREEMENT, eligible for a subsidy pursuant to criteria specified in the authorizing legislation and the RFP.

F. “Subcontractor” shall refer to any entities which will provide services under contractual arrangement to the CONTRACTOR for the sole purposes of performing some or all of the CONTRACTOR’s responsibilities under provisions of this agreement.

G. “Proposal” shall refer to the document submitted by the CONTRACTOR in response to the RFP issued by the New York State Department of Health in December 1996, as amended and revised and approved by the STATE prior to the effective date of this AGREEMENT and the Questions and Answers from the January 10, 1997 Bidder’s Conference.

H. “Benefit Contract” shall mean the contract between the CONTRACTOR and subscriber approved by the New York State Insurance Department which details the provision of health care coverage.

I. “Health Care Services” shall mean the services of physicians, optometrists, nurses, nurse practitioners, midwives and other related professional personnel which are provided on an inpatient or outpatient basis, including routine well-child visits; diagnosis and treatment of illness and injury; inpatient hospital medical or surgical care; laboratory tests; diagnostic x-rays; prescription drugs; diabetic supplies and equipment; diabetic education and home visits; maternity care; radiation therapy; chemotherapy; hemodialysis; ambulatory surgery; durable medical equipment; physical therapy; emergency room services; home health care services; and outpatient alcohol, substance abuse and mental health services as defined in the RFP, Questions and Answers and the CONTRACTOR’s proposal as amended.

J. “Child Health Plus Contract Manager” shall refer to the individual responsible for the oversight and monitoring the Child Health Plus Program on behalf of the New York State Department of Health.

K. “Family Contribution” shall mean a premium payment made on behalf of an eligible child for enrollment in the Child Health Plus program as defined in the RFP.

L. “Department of Health Policy Advisory Memoranda” shall mean Department issued memoranda that clarify policy issues.

M. “The STATE” shall mean the people of the state of New York, acting by and through the Commissioner of Health.

II. PAYMENT TO CONTRACTOR
A. Amount

1. The STATE, acting through the Health Care Initiatives Pool Administrator, shall reimburse the CONTRACTOR on a subsidy payment basis for an amount up to, and not to exceed, the amount for. the period indicated in the budget/ financial information (Appendix E). Payment shall be based upon the CONTRACTOR’s submission and the STATE’s acceptance of those deliverables identified in Appendix D (Schedule of Deliverables), identified herein. Notwithstanding any other provisions of this AGREEMENT, in no event .shall the amount paid to the CONTRACTOR exceed the total budget amount as stated in Appendix E.

2. The STATE agrees to review said deliverables in a timely fashion and specifically to notify the CONTRACTOR in writing through the Child Health Plus Contract Manager, within sixty (60) business days of receipt of the deliverables, if the STATE finds cause for rejection. The rejection notice shall specify those exact portions of the deliverables that are deemed unsatisfactory and the manner in which they deviate from the CONTRACTOR’s responsibilities as set forth in this AGREEMENT.

3. The STATE’s failure to notify the CONTRACTOR promptly of the STATE’s rejection of a deliverable shall constitute the STATE’s acceptance of said deliverable.

4. The STATE’s acceptance of a deliverable shall not be delayed unreasonably. A deliverable that is resubmitted due to an initial rejection by the STATE shall be processed as an initial submittal as outlined in this Section.

5. The State share of the premium payment shall be the only payment made by the STATE and there will be no additional payment for the following types of activities: administering and marketing the Child Health Plus program; enrolling children; issuing health insurance contracts; providing and. coordinating the provision of health care services to enrollees; performing utilization review and quality of care activities in conformance with the RFP and Proposal; performing billing and claims procedures and collecting and submitting data as set forth in this AGREEMENT; and for reimbursing any subcontractor.

6. The CONTRACTOR shall submit, to the STATE’s designated payment office, those deliverables identified in Appendices D and F of this AGREEMENT. All monthly voucher bills and electronic mail transmissions submitted by the CONTRACTOR pursuant to this AGREEMENT shall be submitted to the STATE no later than the tenth business day of the month. The State reserves the right to process vouchers received later than the tenth business day of the said month during subsequent months.

2.

8. All vouchers submitted by the CONTRACTOR pursuant to this AGREEMENT shall be submitted to the STATE no later than sixty (60) days after the end date of the period for which reimbursement is being claimed, unless the STATE has granted an extension for late submission of premium billing and vouchers. In no event shall the amount received by all Child Health Plus Program CONTRACTORS exceed the budgeted amount approved by the STATE.

9. The CONTRACTOR shall be entitled to receive payments for work, projects and services rendered as detailed and described in this AGREEMENT and the CONTRACTOR’s Proposal (Appendix c) which is attached.

10. The STATE agrees to pay its share of the premium unless this AGREEMENT is canceled or terminated prior to its expiration date in accordance with the terms and provisions hereof. In the event of cancellation, the CONTRACTOR shall be reimbursed for the STATE’s share of premium costs per enrollee in effect up to the effective date of the termination of this AGREEMENT.

11. The STATE shall retain 10 percent of the last month’s premium to be paid to the CONTRACTOR (December, 1999 payment period) until such time as all deliverables, including the final report, specified in this AGREEMENT are completed and approved by the STATE.

12. The CONTRACTOR shall be entitled to enroll as many members as may be accommodated by the amount of maximum annual funds received from the STATE as provided in Appendix E. The CONTRACTOR shall monitor the number of enrollees so as not to exceed the maximum funding provided as set forth in Appendix E, and the STATE shall not be obligated to pay more than the maximum funds as set forth in Appendix E even in the event that the CONTRACTOR enrolls more members than can be accommodated by the maximum funds set forth in Appendix E.

13. The maximum annual funding under this AGREEMENT may be modified by the STATE based upon written request by the CONTRACTOR or on need as determined by the STATE. The STATE shall provide the CONTRACTOR with a written notice of the effective date of modification of the maximum annual funding. A modification which results in an increase in the maximum annual funding of a CONTRACTOR may result in a like or commensurate decrease(s) from other Child Health Plus CONTRACTORS.

14. The CONTRACTOR shall notify the STATE in writing in a timely manner when current enrollment and pending applications indicate that the CONTRACTOR shall reach ninety percent (90%) of its maximum allocation of funding within or by the end of the annual funding allocation period. After receipt of notice from the CONTRACTOR, the STATE shall respond within twenty (20) business days to the CONTRACTOR to provide direction, such as but not limited to., whether the CONTRACTOR is to begin a wait list at ninety percent . (90%) or continue to accept applications. If the CONTRACTOR is directed to begin a wait list, the CONTRACTOR and the STATE shall mutually agree in writing upon a plan of action for implementation of a wait. list. However, at a minimum, the CONTRACTOR shall include the following factors in this plan of action:

•	Intended start date of the wait list;

•	Effective enrollment date when enrollment will be limited;

•	Justification of need for limiting enrollment;

•	Affected plan/catchment areas;

•	Description of any public media campaign, including copies of any media releases, to announce establishment of a wait list;

•	Plan for enrollment of transferring and/or new enrollees; and

•	Plan for referring applicants to other Child Health Plus plans in shared service areas.

In addition, if a wait list is initiated, the CONTRACTOR shall provide, in writing, a protocol (plan), acceptable to the STATE, for enrolling all applicants from its wait list before opening enrollment to new applicants. The STATE shall approve such protocol in writing in a timely manner.

B. Terms

1. For purposes of this AGREEMENT, the CONTRACTOR’s service area shall consist of the following counties:

Kings, Queens and Richmond.

The CONTRACTOR may request approval to expand and
enhance its existing provider network to provide services under Child Health Plus to areas of New York State for which the CONTRACTOR is certified as a Corporation or Health Maintenance Organization licensed under Article 43 of the Insurance Law and/or a Health Maintenance Organization or Comprehensive Health Service Organization certified under Article 44 of the Public Health Law; however, in no event may the CONTRACTOR provide services to an expanded service area beyond that currently authorized under contract without prior written approval from the Child Health Plus Contract Manager. -

2. The CONTRACTOR and its participating providers shall comply with the codes, rules and regulations of the New York State Department of Health and the New York State Insurance Department, with appropriate articles of Public Health Law and New York State Insurance Law and with all other pertinent federal, STATE and local laws and regulation, guidelines, policy, and/or Advisory Memoranda issued by the STATE.

3. Any modifications to existing or new subcontract arrangements to perform activities relative to service provided under this AGREEMENT must be submitted in writing and approved by the STATE before they may be implemented.

The CONTRACTOR agrees not to enter into any agreements with third party organizations for the performance of its obligations, in whole or in part, under this AGREEMENT without the STATE’s prior written approval of such third parties and the scope of the work to be performed by them. The STATE’s approval of the scope of work and the subcontractor does not relieve the CONTRACTOR of its obligation to perform fully under this contract. The responsibilities of the CONTRACTOR and any subcontractors will be limited to those specified in the subcontracts.

All subcontracts entered into by the CONTRACTOR to provide program services for Child Health Plus under this AGREEMENT shall contain provisions specifying:

1. that the work performed by the subcontractor must be in accordance with the terms of this AGREEMENT;
2. that nothing contained in such AGREEMENT shall impair the rights of the STATE; and
3. that the subcontractor specifically agrees to be bound by the confidentiality provisions set forth in the AGREEMENT between the STATE and the CONTRACTOR.

4. The prior review of the STATE is required before the CONTRACTOR or any of its employees, agents or independent contractors at any time, either during or after termination of, or cessation of the services required by this AGREEMENT, issue any written statement to the media or issues any material for publication through any medium of communication bearing on the work performed relating to financial results, enrollment, outcomes, utilization patterns, and/or health status under this AGREEMENT. Any data related to the implementation or outcome of the programs funded pursuant to this AGREEMENT used for publication in trade or scientific medium shall require prior review by the STATE. Subsidies received pursuant to Chapter 639 of the Laws of 1996 shall be acknowledged.

5. No report, document or other data produced in whole or in part with the funds provided under this AGREEMENT may be copyrighted by the CONTRACTOR without consent by the STATE, nor shall any notice of copyright be registered by the CONTRACTOR in connection with any report, document or other data developed pursuant to this AGREEMENT. All information and data developed under this AGREEMENT shall be the property of the STATE.

6. The CONTRACTOR shall provide the STATE with reports of progress or other deliverables pursuant to this AGREEMENT. All required reports or other work products developed under this AGREEMENT shall be completed as provided and agreed upon in the proposal (Appendix C), schedule of deliverables (Appendix D) and the payment and reporting schedule (Appendix F) in a manner satisfactory and acceptable to the STATE in order for the CONTRACTOR to receive payment.

7. All data relating to the design, implementation and outcome of the Child Health Plus program, as specified in this AGREEMENT, shall be made available to the STATE for a period of twenty-four (24) months following termination of coverage provided under this AGREEMENT. The data shall include data collected under this AGREEMENT including marketing and enrollment outcomes, demographic characteristics of the enrollees, utilization data of enrollees and data directly related to the reporting requirements contained in Appendix F. The data collected are considered to. be patient and provider specific and shall be held to all confidentiality controls pursuant to STATE regulatory and statutory requirements.

8. The STATE reserves the right to require the CONTRACTOR to immediately cease enrollment if the STATE determines that such action is necessary for the good of the program.

III. CONTRACTOR’S RESPONSIBILITIES

The CONTRACTOR shall be responsible for the administration and implementation of the Child Health Plus program for those children deemed eligible to participate. The project shall be implemented in conjunction with any subcontract designated in the program proposal/workplan, Appendix C, attached hereto and made a part hereof. As set forth in the CONTRACTOR’s proposal (Appendix. C), the responsibilities of the CONTRACTOR shall include, but not be limited to, the following:

A. Marketing

1. The CONTRACTOR shall implement a marketing plan that is consistent with the RFP. The marketing plan must be submitted to the State’s Contract Manager for approval prior to implementation. Any subsequent change to the marketing plan must be submitted to the DOH at least thirty (30) days prior to implementation and must be approved by the State’s Contract Manager prior to implementation of such plan or change.

2. The CONTRACTOR shall use the STATE designated logo of Child Health Plus in marketing and outreach activities including any printed materials. The logo must also be included on Child Health Plus applications and on all correspondence with enrollees. In no instance shall the acronym “CHP” be used to identify the Child Health Plus program. The full name of “Child Health Plus” must be used in all promotional activities, and an acknowledgment stating that the program is administered through the New . York State Department of Health shall be used in all published promotional activities and materials.

3. The CONTRACTOR shall use its own Child Health Plus enrollment application form to collect information on each applicant during the enrollment and application process which contains all information necessary to make an eligibility determination subject to approval by the New York Sate Insurance Department. The enrollment application may contain an insert agreed to, and/or provided by the STATE to collect supplemental data if the STATE determines collection of such supplemental data is necessary.

4. The CONTRACTOR shall refer the parent, guardian or legally responsible adult of children whose household gross income and family size meet criteria which indicate a strong potential for Medicaid eligibility to the appropriate agency for application to the Medicaid program. The CONTRACTOR shall use the State Issued “Child Health Plus Medicaid Referral Form” to determine which children to refer for application to the Medicaid Program. The CONTRACTOR shall provide such families with a brochure provided by the STATE describing the Medicaid application process. Documentation of these referrals must be maintained in enrollment files and shall be made available for review by the STATE during site visits.

B. Issuance of Health Insurance

1. The CONTRACTOR shall issue a benefit contract for each enrollee consistent with the benefit structure and premiums detailed in its Proposal, as modified and approved by the New York State Department of Health (DOH) and the State Insurance Department (SID). Such contract and premiums shall be subject to the approval of the New York State Department of Health and the State Insurance Department and shall meet all appropriate statutory and regulatory requirements imposed by the New York State Department of Health and the State Insurance Department.

2. The CONTRACTOR shall issue an identification card to each enrollee which identifies the Child Health Plus program.

3. Any subcontractor that is responsible for providing health insurance coverage to Child Health Plus enrollees shall do so by utilizing the CONTRACTOR’s existing benefit package or may issue an individual benefit package, subject to written approval by the STATE, to each eligible Child Health Plus enrollee consistent with the benefit package and premiums currently in effect as approved by the STATE for the CONTRACTOR.

4. Any such individual benefit contract issued by a., subcontractor shall be subject to approval of the New York State Department of Insurance and shall meet all appropriate statutory and regulatory requirements imposed by the New York State Departments of Health and Insurance.

C. Benefit Package.

The CONTRACTOR shall be responsible for the provision of health services to each enrollee consistent with the benefit package identified in the RFP, the CONTRACTOR’s proposal and the Benefit Contract as approved by the New York State Insurance Department and consistent with subsequent STATE issued regulations, guidelines, policy and/or Advisory Memoranda.

D. Payment to Health Care Providers

1.	The CONTRACTOR shall be responsible for the processing of all claims from providers rendering care to program enrollees.

E. Premium Determination and Payment

1. The STATE’s subsidy shall be limited to the amount indicated in Appendix E.

2.	The STATE’s subsidy shall constitute the total monetary obligation of the STATE under this AGREEMENT.

3.	Premiums set forth in Appendix E shall be-in effect at least through December 31, 1998. Subscribers shall be responsible for payment of the family premium contribution to the CONTRACTOR and shall be responsible for copayments as set forth in the Benefit contract.

4.	Premiums approved with the proposal will be valid at least through December 31, 1998. Premiums may be modified periodically under the Child Health Plus program subject to approval of a request from the CONTRACTOR through the New York State Department of Health and the State Insurance Department. Applications for adjustments must be submitted at least 90 days prior to the requested effective date of the change and will be subject to approval by the New York State Department of Health and the State Insurance Department. Payment shall be adjusted to cover any premium modifications approved by the New York State Department of Health and the State Insurance Department. In the absence of an approved premium modification by the Department of Health and the State Insurance Department., the premium contained herein or any subsequent premium (whichever is in effect), shall continue as the premium for the STATE’s subsidy through December 31, 1999. The New York State Department of Health maintains the right to eliminate an insurer from the Child Health Plus program if agreement on the premium cannot be reached.

5.	The CONTRACTOR shall be responsible for collecting premiums and family premium contributions to be paid for by subscribers on behalf of an enrolled child or children in advance of the period of coverage.

6.	The CONTRACTOR shall prepare and submit to the STATE, in accordance with Appendix F of this AGREEMENT and on a monthly basis, voucher bills and adjustments on such forms and in such detail as the STATE shall require. Monthly voucher bills shall be based on the actual number of children eligible for a subsidy enrolled in the program during the month for which payment is being claimed.

7.	Monthly voucher bills shall include the period for which reimbursement is being claimed, the plan identifier (name), contract number, application number, last name, first name, middle initial, social security number (if available), date of birth, sex, house number or post office box number, street, city, county, zip code, original effective date of coverage, termination date of coverage, STATE share of the monthly premium, current enrollment/recertification date, telephone number, household/family identifier, whether or not the child entered the program though the presumptive eligibility process and the payment category. Proof of income as well as other eligibility criteria should be maintained by the contractors for purposes of site visit and reconciliation of premium payments by the STATE.

8.	All adjustments shall include a listing by enrollee of any, change in enrollment occurring in that period. The report shall include the period for which adjustment is being billed, the plan identifier (name), contract number, social security number (if available), the last name, first name, middle initial, from and to date and the adjustment to the STATE share of the monthly premium. All adjustments shall be submitted in accordance with timeframes provided herein and procedures provided by the STATE.

9.	The CONTRACTOR shall monitor enrollment levels such that the amount of STATE subsidy authorized for a given year is not exceeded.

F. Utilization Review and Ouality of Care Program

1. Utilization review programs shall be made consistent with the provisions of the RFP and the CONTRACTOR’s Proposal, subject to existing STATE or federal requirements, as may be amended by STATE law and/or regulations.

2. Quality of care review provisions shall be consistent with the provisions of the CONTRACTOR’s Proposal and the RFP subject to STATE requirements.

3. The STATE reserves the right to monitor and conduct a separate quality of care review audit of services provided to enrollees participating in the Child Health Plus program.

4. The CONTRACTOR will be required to address deficiencies relating to results of Quality Assurance and utilization reviews in cooperation with the STATE and Quality Assurance CONTRACTORS if applicable to ensure appropriate compliance in provision of benefits to enrollees under the Child Health Plus program.

5. The providers are responsible for complying with all quality of care assurances as stipulated in FEDERAL and STATE regulations and statute.

G. Evaluation and Data Submittal
The CONTRACTOR shall:

1. Prepare and submit to the STATE, progress reports detailing marketing and enrollment outcomes, demographic characteristics of enrollees and utilization data, on such forms and in such detail as the STATE shall require. The progress reports shall include, in aggregate, the data elements specified in Appendix F.

2. Make the requested data available pursuant to the provisions of Appendix F.

3. Have access to, and establish an account with the STATE electronic mail network and obtain STATE approved electronic mail software and hardware for electronic submission of monthly voucher bills, adjustments and data reports via the STATE electronic mail network.

4. Furnish or make available accounts, records, or other information pertaining solely to this AGREEMENT as required to substantiate any estimate, expenditures or reports as requested by the STATE or the Office of the State Comptroller, as may be necessary for auditing purposes regarding this AGREEMENT, or to verify that expenditures were made only for the purposes authorized by this AGREEMENT. Audits performed of the CONTRACTOR’s records shall be conducted in accordance with regulations set forth in the federal “Office of Management and Budget Circular A-110.” Reports, disclosures, comments and opinions required under this attachment shall be so noted in the audit report.

5. The CONTRACTOR shall assure the STATE and its authorized representatives ready access to all project sites and all enrollment, financial, clinical or other records and reports relating to the project. The STATE shall have full access upon five days notice and at reasonable times. during normal business hours to all patient medical records consistent with all legal requirements regarding patient privacy and confidentiality and consistent with the STATE’s regulatory authority to gain access to such information.

6. The CONTRACTOR shall make available to the STATE upon request any technical data, information or materials developed for and related to the activities required under this AGREEMENT. This includes, but is not limited to, enrollment forms, copies of studies, reports, surveys, proposals, plans, maps, charts, schedules and exhibits as may be required and appropriate to the monitoring and evaluation of activities and services required under this AGREEMENT.

7. The CONTRACTOR shall maintain program reports, as described in Appendix F, including financial, administrative, utilization and patient care data in such a manner as to allow the identification of expenditures, revenue and utilization associated with health care provided to program participants. Records containing the information as described in this paragraph, including patient-specific records, shall be available at reasonable times to the STATE upon request, and shall be subject to audit. Patient and provider records shall be held by the STATE in compliance with relevant STATE and federal statutes and regulations including the Personal Privacy Protection Act (Public Officer’s Law Article 6-A).

8. The CONTRACTOR shall provide the STATE with reports of progress or other specific work products pursuant to this AGREEMENT in a timely manner subject to a schedule agreed upon by the parties herein or required by the STATE. All required reports or other work products developed under this AGREEMENT must be completed as provided by the agreed upon or required work schedule in order for the CONTRACTOR to be eligible for payment.

9. The CONTRACTOR shall accept responsibility for compensating the STATE for financial errors which are found to be the responsibility of the CONTRACTOR which are revealed in an audit and sustained after completion of the New York State Comptroller’s normal audit procedure.

10. The CONTRACTOR shall accept responsibility for compensating the STATE for any premiums paid on behalf of an enrollee who the CONTRACTOR inappropriately determined eligible for and enrolled in the Child Health Plus program as revealed during a site visit, desk audit, or other method performed by the STATE.

11. The CONTRACTOR shall maintain all necessary and appropriate insurance coverage to protect itself under this AGREEMENT.

12. The relationship of the CONTRACTOR to the STATE is that of an independent contractor. The CONTRACTOR shall conduct itself in a manner consistent with its status as an independent contractor, shall neither hold itself out as nor claim to be an officer or employee of the STATE, and shall not make any claim, demand, or application to or for any right of the STATE, including but not limited to worker’s compensation coverage, unemployment insurance benefits, social security-coverage or retirement membership or credit.

13. In the event an enrollee moves outside of the CONTRACTOR’s catchment area to a different area within the STATE, the CONTRACTOR shall refer the enrollee to the Child Health Plus CONTRACTOR(S) which (is/are) responsible for providing services for the Child Health Plus Program in the area to which the enrollee moves.

H. Presumptive Eligibility

1. The CONTRACTOR shall use the presumptive eligibility process established for the Child Health Plus program. Presumptive eligibility provides coverage for a child who appears eligible based upon a completed and signed application but is lacking documentation necessary to support the application pending a full eligibility determination. An enrollee is presumptively eligible for a maximum of 60 days after the initial date of enrollment. Only one period of presumptive eligibility per enrollee per plan is permitted. At the end of the presumptive eligibility period, all required documentation must have been provided to maintain and support the enrollee’s continued coverage. Presumptive. eligibility shall not be available during the recertification process. The continuous 12 month period of enrollment is inclusive of the 60 day presumptive eligibility period and shall not be extended to reflect an enrollee’s coverage under the presumptive eligibility period. Failure to meet presumptive eligibility requirements shall be cause for termination of Child Health Plus benefits at midnight the last day of the month of the presumptive eligibility period.

IV. STATE RESPONSIBILITIES

It shall be the obligation of the STATE to:

A. Monitor and evaluate the CONTRACTOR’s performance and compliance with this AGREEMENT.

B. Review in a timely manner policies and procedures related to the enrollment, marketing, provider network, payment process and change in premiums, which are submitted by the CONTRACTOR, and certify that they are consistent with STATE policy.

C. Review and evaluate all reports, to ensure that all deliverables required by this AGREEMENT are fulfilled.

D. Approve, in advance of project implementation, all subcontractor arrangements (identified in the. Proposal as participating in Child Health Plus) entered into by the CONTRACTOR for the sole purpose of carrying out the responsibilities of this AGREEMENT.

E. Approve any additional subcontractor arrangements to be entered into by the CONTRACTOR for the sole purpose of carrying out the responsibilities of this AGREEMENT prior to the CONTRACTOR entering into such an arrangement.

F. Pay the CONTRACTOR at premium rates set ‘forth in Appendix E or any subsequent premium rate approved by the New York State Department of Health and the State Insurance Department.

G. Conduct annual site visits of enrollment files and enrollment/disenrollment procedures and program reviews and desk audits as it deems necessary to determine compliance with this AGREEMENT.

H.	Provide the CONTRACTOR with brochures describing the Medicaid program and the application process.

I. Provide the CONTRACTOR with all reporting forms and reports necessary for compliance with the requirements set forth in this AGREEMENT.

J. Provide the CONTRACTOR with all required forms and software necessary to transmit monthly voucher bills, adjustments and other data reports using the STATE electronic mail network.

K. Review and approve requests made by the CONTRACTOR to expand and enhance the existing provider network of the CONTRACTOR to provide services under Child Health Plus to areas of New York State for which the CONTRACTOR is certified as a Corporation or Health Maintenance Organization licensed under Article 43 of the Insurance Law and/or a Health Maintenance Organization or Comprehensive Health Service Organization certified under Article 44 of the Public Health Law.

L. Modify (increase or decrease) maximum annual funding of CONTRACTOR based on written request by the CONTRACTOR or on need as determined by the STATE.

M. Recoupment from Medicaid by the Child Health Plus` program, any premiums paid by the Child Health Plus program on behalf of children who subsequently become enrolled in Medicaid.

V. Patient Confidentiality

A. The provisions of this AGREEMENT shall in no way violate. or compromise existing STATE and federal statutes and/or regulations designed to protect patient confidentiality. The CONTRACTOR shall adopt policies and procedures which fully guard patient confidentiality and which are acceptable to the STATE.

VI. Termination of AGREEMENT

A. This AGREEMENT may be canceled at any time by the STATE giving the CONTRACTOR not less than sixty (60) days written notice that on or after a date therein specified, this AGREEMENT shall be deemed terminated and canceled.

B. The STATE may cancel this AGREEMENT at any time without prior notice for the following reasons: if the STATE determines the CONTRACTOR is adhering to enrollment procedures, which result in a pattern and practice of inappropriate enrollment; deficiencies in Quality Assurance; termination of participation in the STATE’s Medicaid Managed Care initiative; or if it is determined that the CONTRACTOR does not meet the financial requirements as specified in statute.

C. Any delay by, or failure or inability of the CONTRACTOR to complete this AGREEMENT, either in whole or in part, in accordance with provisions, specifications, and/or schedules contained herein shall be excused and a reasonable time for performance pursuant to this AGREEMENT shall be extended to include the period of such delay or nonperformance, if caused by or resulting from fire, explosion, accident, labor dispute, flood, war, riot, acts of God, legal action including injunction, present or future law, governmental order, rule or regulation, or any other reasonable cause beyond the CONTRACTOR’S immediate and direct control. It is agreed, however, that a cause itemized or referred to above shall not excuse a delay, failure or inability to the CONTRACTOR to perform if such cause arose as a result of the negligence or willful act or omission of the CONTRACTOR which in the exercise of reasonable judgment, could. have been avoided by the CONTRACTOR. Pending the restoration, settlement or resolution of the cause for delay, failure or. inability of the CONTRACTOR to perform, the CONTRACTOR shall continue to perform those obligations of this AGREEMENT which are not related or subject to such cause.

D. The CONTRACTOR shall notify the STATE of circumstances resulting in the inability of the CONTRACTOR to perform activities and services required under this AGREEMENT. If circumstances result in the CONTRACTOR’S inability to perform services, sixty (60) days notice of termination should be provided by the CONTRACTOR to the STATE with notice to insured persons of conclusion of coverage under this AGREEMENT and the availability of conversion rights pursuant to the Benefit Contract.

E. If the AGREEMENT between the STATE and CONTRACTOR is terminated for any reason, the CONTRACTOR must work in conjunction with the STATE to develop a plan to transition enrollees to another CONTRACTOR in their catchment area. This plan must include notifying each enrollee of the names and telephone numbers of other CONTRACTORS in the catchment area.

VII. Third Party Insurance

The CONTRACTOR will make diligent efforts to determine whether enrollees have third party health insurance (TPHI) and must attempt to coordinate benefits with, and collect TPHI recoveries from, other insurers. The CONTRACTOR may use the Prepaid Capitation Plan roster as one method to determine TPHI information. The CONTRACTOR will be permitted to retain 100 percent of any reimbursement for benefit package services obtained from TPHI. Capitation rates will reflect a deduction for anticipated TPHI recoveries. In no instance may enrollees be held responsible for disputes over these recoveries.

STATE OF NEW YORK
DEPARTMENT OF HEALTH

Corning Tower The Governor Nelson A. Rockefeller Empire State Plaza Albany, New York 12237
Antonia C. Novello, M.D., M.P.H., Dr.P.H. Commissioner

Dennis P. Whalen
Executive Deputy Commissioner

Date: Jan. 15	, 2002

Contract:	C105473

Contractor:	CarePlus Health Plan

Contract Period: Jan. 1, 1998 – Dec. 31, 2002

Attached is your copy of the approved contract. The Contract number must appear on all vouchers and correspondence.

Reports of the Expenditures and Budget Statements should be submitted as outlined in the Contract.

In accordance with the contract, properly completed vouchers and/or programmatic questions should be addressed to the State’s designated payment office. as stated in the Contract.

Failure of the contracting Agency to comply with payment provisions as set forth in the approved Contract may result in non-payment.

An additional supply of vouchers to be used in submitting claims maybe obtained by written request from the Office of the State Comptroller, Supply Room, Alfred E. Smith State Office Building, Albany, New York 12236.

New York State Department of Health Contract Unit

CONTRACT AMENDMENT 2002
APPENDIX X

Agency Code 12000	Contract No. C-015473
Period 7/1/98 - 12/31/02	Funding Amount for Period $111,356,633

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the Department of Health, having its principal office at Corning Tower, Empire State Plaza, Albany, NY, (hereinafter referred to as the STATE), and CarePlus Health Plan (hereinafter referred to as the CONTRACTOR), for modification of Contract Number C015473 as provided in attached revisions to Section I.B. of the Agreement, and Appendices A-2, E and H and to extend the period of the contract through December 31, 2002 subject to the enactment of legislation by the New York State Legislature extending certain provisions of Chapter 2 of the Laws of 1998.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR ISIGNATURE	STATE AGENCY SIGNATURE

By: /s/ K Ajmani	By: /s/ Judith Arnold

Karin Ajmani	Judith Arnold

Printed Name	Printed Name

Title: Executive Director	Title: Deputy Commissioner

Division of Planning, Policy, and Resource Development

Date: 11/30/2001	Date:	12/3/01

State Agency Certification:

“In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.”

STATE OF NEW YORK	)
) SS.:
County of New York ) {r}

On the 30th day of November 2001 before me personally appeared Karin Ajmani ,to me known, who being by me duly sworn, did depose and say that he/she resides at New York, NY , that he/she is the Executive Director of Care Plus Health Plan , the corporation described herein which executed the foregoing instrument, and that he/she signed his/her name thereto by order of the board of directors of said corporation.

Evelyn Huang
Notary Public State of New York
No. 31-6001118
Qualified in New York County
Commission Expires 3-6-2002

Title:

Date:

STATE OF NEW YORK

AGREEMENT

Section I.B.1. is revised to read as follows: I. Conditions of Agreement

B.1. This AGREEMENT is extended through December 31, 2002, subject to the enactment of legislation by the New York State Legislature extending certain provisions of Chapter 2 of the Laws of 1998 governing the Child Health Plus Program.

APPENDIX A-2

Program Specific Clauses

Section III.E.3 is revised to read as follows:

Section III. CONTRACTOR’S RESPONSIBILITIES E. Premium Determination and Payment

3.	Premiums set forth in Appendix E shall be in effect at least through December 31, 2002. Subscribers shall be responsible for payment of the family premium contribution to the CONTRACTOR and shall be responsible for copayments as set forth in the Benefit contract and consistent with subsequent STATE and FEDERAL legislation, regulations, guidelines, policy and/or Advisory Memoranda. Effective January 1, 1999, all copayments are eliminated and any provisions regarding copayments will no longer have any force and effect.

APPENDIX E

Financial Information

Sections A is revised to read as follows:

A. CarePlus Health Plan shall receive, for the period January 1, 2002 through December 31, 2002, an amount up to, but not to exceed, $ 39,800,000 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II.B.1 of this AGREEMENT or as modified by the STATE. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

Additional Premium Information: For Periods on or after July 1, 2000:

The total monthly premium shall be: $ 110.22

The State share of the total monthly premium shall be $ 110.22 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AUAN).

The State share of the total monthly premium shall be $ 101.22 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

The State share of the total monthly premium shall be $ 95.22 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

In the absence of an approved premium modification by the Department of Health and State Insurance Department, the premium above or subsequent premium approved (whichever is in effect) shall continue as the State’s subsidy through December 31, 2002.

APPENDIX H

Additional Program Specific Clauses

The following section is revised as follows: H. Audit Procedures

•	Initial Audit — The initial audit will be a sampling of randomly selected files by category (such as new enrollees, re-enrollments, presumptive enrollments or other category identified to be necessary) reviewed to ensure the propriety of enrollment and eligibility in the Child Health Plus program, and, as determined by the STATE to be necessary, ensure compliance with the requirements of Title 1-A of Article 25 of the Public Health Law, contractual provisions, advisory memoranda issued by the Commissioner, Title XXI of the federal Social Security Act and implementing regulations, and requirements set forth in the State Child Health Plan established pursuant to Title XXI of the federal Social Security Act.

•	Verbal Review of the Findings by the Auditor — Verbal review of the findings by the auditor will be done to provide immediate feedback of audit findings during the initial audit; to identify the need, if any, for a second audit (based upon a fatal error rate of 10% or greater of the files reviewed) and to identify the need for a plan of correction and the areas to be addressed (a plan of correction is required if any errors are detected). For purposes of these audits, a fatal error is one in which an enrollee was found to be ineligible or enrolled inappropriately for any period.

•	Initial Audit Report — The initial audit report will finalize the findings of the initial audit which shall be transmitted to the audited CONTRACTOR within 30 days of the audit by certified mail. Such report will request a plan of correction, which is acceptable to the STATE, to be submitted within 30 days of receipt of the initial audit report, and advise of the need of a second audit if the fatal error rate is 10% or greater of the files reviewed, or if the plan or correction is not acceptable or submitted within the thirty day period.

•	Second Stage Audit — The second stage audit shall be performed if the fatal error rate of the initial audit is 10% or greater of the files reviewed and shall be done no earlier than three (3) months after submission of the plan of correction. The second audit will be done on a statistically valid sample and will include an extrapolation of the results to the population in accordance with generally accepted auditing standards and accepted statistical sampling methodology. DOH

STATE of NEW YORK DEPARTMENT OF HEALTH Corning Tower The Governor Nelson A. Rockefeller Empire State PlazaAlbany, New York 12237

Ionia C. Novello, M.D., M.P.H. Dennis P. Whalen Commissioner Executive Deputy Commissioner DATE: Feb. 11, 2000

CONTRACT #: C015473

CONTRACTOR: CAREPLUS HEALTH PLAN CONTRACT PERIOD: Jul. 01, 1998 — Dec. 31, 2000

Attached is your copy of the approved contract. The Contract number must appear on all vouchers and correspondence.

Reports of the Expenditures and Budget Statements should be submitted as outlined in the Contract.

In accordance with the contract, properly completed vouchers and/or programmatic questions should be addressed to the State’s designated payment office as stated in the Contract.

Failure of the contracting Agency to comply with payment provisions as set forth in the approved Contract may result in non-payment.

An additional supply of vouchers to be used in submitting claims may be obtained by written request from the Office of the State Comptroller, Supply Room, Alfred E. Smith State Office Building, Albany, New York 12236.

New York State Department of Health Contract Unit

Agency Code 12000		Contract No. C-015473
Period	I / I /99-12/31 /00	Funding Amount for Period $30,456,633

This is an AGREEMENT between THE STATE OF NEW YORK, acting by. and through the Department of Health, having its principal office at Coming Tower, Empire State Plaza. Albany. NY, (hereinafter referred to as the STATE), and Care Plus Health Plan (hereinafter referred to as the CONTRACTOR), for modification of Contract Number C-015473 as provided in attached revisions to Section I.C. of the Agreement, and Appendices A-2,D, E, H and J and to extend the period of the contract to December 31, 2000.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR ISIGNATURE	STATE AGENCY SIGNATURE

By: /s/ K Ajmani	By: /s/ Judith Arnold

Karin Ajmani	Judith Arnold

Printed Name	Printed Name

Title: Executive Director	Title: Deputy Commissioner

Division of Planning, Policy, and Resource Development

Date: 12/20/99	Date:	1/4/2000

State Agency Certification:

“In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.”

STATE OF NEW YORK	)
) SS.:
County of New York ) {r}

On the 20th day of December 2002 before me personally appeared Karin Ajmani ,to me known, who being by me duly sworn, did depose and say that he/she resides at New York, NY , that he/she is the Executive Director of Care Plus Health Plan , the corporation described herein which executed the foregoing instrument, and that he/she signed his/her name thereto by order of the board of directors of said corporation.

Title:

STATE OF NEW YORK
AGREEMENT

Section I.B. is revised to read as follows: I. Conditions of Agreement

B.1. This AGREEMENT is subject to enactment of authorizing and extending legislation by the New York State Legislature effective January 1, 2000. The enactment of such authorizing legislation will hereby extend all provisions of the AGREEMENT from December 31, 1999 to December 31, 2000.

2. The maximum compensation for the contract term of this AGREEMENT shall not exceed the amount specified on the face page hereof, subject to available funding as enacted by the New York State Legislature effective January 1, 2000 and continued appropriations through the contract term.

MODIFICATIONS TO APPENDIX A-2
Program Specific Clauses

Section II.A.2 is revised to read as follows:

II. PAYMENT TO CONTRACTOR A. Amount

2. The STATE agrees to review said deliverables in a timely fashion and specifically to notify the CONTRACTOR in writing through the Child Health Plus Contract Manager, within sixty (60) business days of receipt of the deliverables, if the STATE finds cause for rejection. The rejection notice shall specify those exact portions of the deliverables that are deemed unsatisfactory and the manner in which they deviate from the CONTRACTOR’s responsibilities as set forth in this AGREEMENT.

The CONTRACTOR must submit corrected, acceptable deliverables within 30 days of the date of the STATE’s written notification. If the CONTRACTOR fails to submit acceptable deliverables within 30 days, the DEPARTMENT may reduce the CONTRACTOR’s subsidy payment by up to a total of two percent each month for a period beginning on the first day of the calendar month following the expiration of the 30 days noted above and continuing until the last day of the calendar month in which the acceptable deliverable is submitted.

Sections III.E.4, H.1 and H.2 are revised to read as follows: Section III. CONTRACTOR’S RESPONSIBILITIES E. Premium Determination and Payment,

4. Premiums may be modified periodically under the Child Health Plus program subject to approval of a request from the CONTRACTOR through the New York State Department of Health and the State Insurance Department. Applications for adjustments must be submitted at least 90 days prior to the requested effective date of the change and will be subject to approval by the New York State Department of Health and the State Insurance Department. Payment shall be adjusted to cover any premium modifications approved by the New York State Department of Health and the State Insurance Department. In the absence of an approved premium modification by the Department of Health and the State Insurance Department, the premium contained herein or any subsequent premium (whichever is in effect), shall continue as the premium for the STATE’s subsidy through December 31, 2000. The New York ‘State Department of Health maintains the right to eliminate an insurer from the Child Health Plus program if agreement on the premium cannot be reached.

H. Presumptive Eligibility

1. The CONTRACTOR shall use the presumptive eligibility process established for the Child Health Plus program. Presumptive eligibility provides coverage for a child who appears eligible based upon a completed and signed application but is lacking documentation necessary to support the application pending a full eligibility determination. An enrollee is presumptively eligible for a maximum of two (2) calendar months after the initial date of enrollment. Necessary documentation shall be accepted by the CONTRACTOR through the last day of the second month of the presumptive eligibility period. Presumptive eligibility shall not be available during the recertification process. The continuous 12 month period of enrollment is inclusive of the two month presumptive eligibility period. Failure to meet presumptive eligibility requirements shall be cause for termination of Child Health Plus benefits at midnight the last day of the month of the presumptive eligibility period.

2. Effective January 1, 1999 and subject to the availability of federal financial participation (FFP) under Title XIX of the Social Security Act, any child under age 19 whose family’s net household income does not exceed 192% or, effective July 1, 2000, 208% of the non-farm federal poverty level or the gross equivalent of such net income shall be presumed eligible for Child Health Plus coverage.

The presumptive eligibility period shall continue until the earlier of the date a Medicaid or Child Health Plus eligibility determination is made or sixty (60) days after the presumptive eligibility period begins. If a child is determined to not be eligible for Medicaid prior to the last day of the sixty (60) day presumptive eligibility, such child may continue to be presumed eligible for Child Health Plus until the earlier of the date a Child Health . Plus eligibility determination is made or the last day of the sixty (60) days presumptive eligibility period. A presumptive eligibility period may be extended in the event a Medicaid eligibility determination is not made , within the sixty (60) day period through no fault of the applicant, as long as all the required documentation has been submitted within the sixty (60) day period. The CONTRACTOR or facilitated enroller will be required by the STATE to collect documentation of a pending Medicaid application. Subsequent to the sixty (60) day period, it is the responsibility of the enroller (CONTRACTOR or facilitated enroller, depending on with whom the family applied) to follow-up on the status of the applicant’s Medicaid application with the appropriate local district of social services (LDSS) office on a monthly basis, commencing on or about the 120th day following the completion of the Child Health Plus application. If the child is determined to be ineligible for Medicaid, the CONTRACTOR will be required by the STATE to collect documentation of such denial. In no case will the presumptive eligibility period be extended beyond a twelve month period.

A child enrolled in Child Health Plus who screens as Medicaid eligible upon recertification in Child Health Plus may continue to be eligible for Child Health Plus under this subparagraph 2, until a Medicaid determination is made, provided all required documentation has been submitted.

This subparagraph 2 shall have no force and effect and presumptive eligibility under this subparagraph 2 shall not be available on and after the date presumptive eligibility in Medicaid becomes effective and is available pursuant to the Social Services Law. Once presumptive eligibility in Medicaid is effective, a child who screens as Medicaid eligible at initial enrollment and/or recertification in Child Health Plus may not be presumptively enrolled in Child Health Plus and the CONTRACTOR will be required by the STATE to collect documentation of a Medicaid denial or disenrollment in order to presumptively enroll a child in Child Health Plus.

APPENDIX D
SCHEDULE OF DELIVERABLES
(Revised and Restated)

Relevant Dates Ongoing	Marketing Plans

a. Design and develop marketing materials as approved by DOH.

b. Implement marketing strategies specified in the proposal/workplan and consistent with subsequently issued STATE guidelines.

c. Coordinate marketing and outreach activities consistent with the designated STATE Outreach CONTRACTOR and the STATE Mass Media Marketing Campaign.

Ongoing Enrollment Activities

a. Design and finalize revised enrollment process and forms.
b. Hire enrollment staff as necessary.
c. Develop and finalize eligibility determination mechanisms.

d. Implement enrollment process. The CONTRACTOR may process new enrollment applications in accordance with its own internal processing schedule. However, the cut off date for processing new applications effective the first day of the following month can be no earlier than the 20th day of the previous month and for recertification, any application received through the last day of the twelve (12) month enrollment period must be processed as a recertification effective the first day of the following month

e. Participate in the development and implementation of the Medicaid linkage and referral process with State and local agencies in order to maximize the use of Medicaid for eligible children. The referral process shall include use of the Medicaid screening and referral form provided by the STATE, a copy of which must be maintained in the enrollment file, use of the joint Medicaid, WIC and Child Health Plus enrollment form when implemented, electronic submission of the Medicaid Referral Data File which documents the referrals made to Medicaid, and cooperation in the implementation of the facilitated enrollment process for Medicaid and Child Health Plus.

f. Participate in the monthly match process to eliminate duplicate enrollment in Child Health Plus and Medicaid. The STATE may recoup premiums from the CONTRACTOR when a Medicaid/Child Health Plus duplicate is identified and not disenrolled from Child Health Plus within the specified timeframe.

g. Capture data on marketing and enrollment outcomes.

h. Capture data on demographic characteristics of enrollees.

Ongoing Quality Assurance

a. Adapt and finalize quality assurance and utilization review mechanisms.

b. Maintain quality assurance and utilization review mechanisms in accordance with STATE issued guidelines and/or advisory memoranda in cooperation with STATE designated CONTRACTORS and provide requested data to STATE and any designated CONTRACTORS.

Ongoing Billing/Electronic Mail

a. Implement billing processing systems such that:
The CONTRACTOR shall prepare and submit to the STATE monthly voucher bills and adjustments pursuant to this AGREEMENT through the electronic mail system.

Ongoing Insurance Coverage/Miscellaneous

a. Provide insurance coverage for enrollees.

b. Implement project such that health services are provided to enrollees. Continue enrollment and marketing programs as needed in cooperation with other STATE CONTRACTORS and the DOH Mass Media Marketing Campaign as directed by the STATE.

c. Initiate the collection of utilization data on enrollees.

d. Monitor program enrollment to ensure that enrollment does not reach a number that would result in exceeding the annual funding allocation as specified in Appendix G.

e. Meet data requirements of an independent evaluator as needed.

f. Capture data on prior insurance status of applicants.

Ongoing Reporting Requirements

a. Initiate subsidy process with STATE. Thereafter, the submittal of monthly voucher bills and supporting documentation shall be on a monthly basis, pursuant to this AGREEMENT.

b. Cost and utilization data reports shall be submitted at least on a semi-annual and annual basis, based on a calendar year, due seventy five (75) days after the close of the second quarter and one hundred and twenty(120) days after the close of the calendar year, respectively, using the forms and format supplied by the STATE.

c. Submit other reports as required by Appendix I.

d. Conform with additional reporting requirements imposed by the STATE which are based on need or as legislatively mandated.

12/31/2000 Conclusion of insurance coverage for enrollees unless continuation of the Child Health Plus program is approved by the New York State Legislature.

1/1/01 Initiate conversion cove rage as stipulated in the request for applications, application/workplan and benefit contract

3/31/01 Final report due from the CONTRACTOR.

12/31/02 Data relating to the Child Health Plus program shall be maintained and retained by the CONTRACTOR until this date. Enrollee specific data for disenrolled children shall be retained for six years from the date of disenrollment or two years following termination of the program, whichever is shorter.

MODIFICATIONS TO APPENDIX E
Financial Information

The following new paragraphs are being added to this Appendix, as follows:

A. Care Plus Health Plan shall receive, for the period January 1, 2000 through December 31, 2000, an amount up to, but not to exceed, $17,300,000 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II.B.1 of this AGREEMENT or as modified by the STATE. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

B. The maximum compensation for the contract term of this AGREEMENT shall. not exceed the amount specified on the fact page hereof, subject to available funding as enacted by the New York State Legislature effective January 1, 2000 and continued appropriations through the contract term.

Additional Premium Information: For Periods on or after July 1, 2000:

•	The total monthly premium shall be: $108.89.

•	The State share of the total monthly premium shall be $108.89 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level.

The State share of the total monthly premium shall be $99.89 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

•	The State share of the total monthly premium shall be $93.89 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

•

MODIFICATIONS TO APPENDIX H Additional Program Specific Clauses

Section B is revised to read as follows:
B. Premium Contributions

•	Effective July 1, 2000, the family premium contribution for children whose gross household income is between 223%-250% of the non-farm federal poverty level is $15 per child, with a family maximum of $45 per month.

A new Section K is added to read as follows:
K. Annual Recertification

1. The CONTRACTOR shall, via the recertification letter, advise the family that the application and all documentation must be received by the CONTRACTOR three (3) weeks prior to the CONTRACTOR’s cut-off date to avoid the risk of a lapse in coverage.

2. The CONTRACTOR shall review and act upon the recertification application and documentation within 7 to 10 days to allow time for any requests for further information to be made and time for response by the family prior to the cut-off date.

3. The CONTRACTOR shall reinstate a child in the Child’Health Plus program without a new application if their recertification application and/or required documentation is submitted after the recertification cut-off date, but before the plan’s cut-off date for the following month. The enrollee will have a one-month lapse in coverage but will not be required to reapply to the program.

1.APPENDIX •4

CHILD HEALTH PLUS BENEFITS PACKAGE

(No Pre-Existing Condition Limitations Permitted)

General Coverage	Scope of Coverage	Level of Coverage	Copayments/Deducbbles
Pediatric Health	Well child care visits in accordance	Includes all services related to visits. Includes immunizations, well child	No copayments or

Promotion Visits	with visitation schedule established by American Academy of Pediatrics, and/or the New York State	care, health education, tuberculin testing (mantoux), hearing testing, dental and developmental screening, clinical laboratory and radiological
		tests, eye screening, lead screening, and reproducjive health services,	deductibles.

	Department of Health recommended	with direct access to such reproductive health services.

immunization schedule.

General Coverage Scope of Coverage	Level of Coverage	Copayments/Deductibles
No benefits will be provided for any out-of-hospital days, or if inpatient care was not necessary; no benefits are provided after discharge;
benefits are paid in full for accommodations in a semi-private room. A private room will be covered if medically warranted, Includes 365 days per year coverage for inpatient hospital services and services provided by physicians and other professional personnel for covered inpatient services: bed and board, including special diet and nutritional therapy:
Inpatient Hospital Medical or Surgical No copayments or Care	As a registered bed patient for
treatment of an illness, injury or
condition which cannot be treated on
an outpatient basis. The hospital must
be a short-term, acute care facility
and New York State licensed.

.	general, special and critical care nursing services, supplies and equipment related to surgical operations, recovery facilities,, anesthesia, and facilities for intensive or special care; oxygen and other inhalation therapeutic services and supplies; drugs and medications that are not experimental; sera, biologicals, vaccines, intravenous preparations, dressings, casts, and materials for diagnostic studies; blood products, except when participation in a volunteer blood replacement program is available to the insured or covered person, and services and equipment related to their administration; facilities, services, supplies and equipment related to physical medicine and occupational therapy and rehabilitation;
facilities, services; supplies and equipment related to diagnostic studies and the monitoring of physiologic functions, including but not limited to laboratory, pathology, cardiographic, endoscopic, radiologic and electro-
encephalographic studies and examinations; facilities, services, supplies and equipment related to radiation and nuclear therapy; facilities, services, supplies and equipment related to emergency medical care;
chemotherapy; any additional medical, surgical, or related services,

	supplies and equipment that customarily furnished by the hospital.	deductibles.

Inpatient Mental Health and Alcohol and Substance Abuse Services	Services to be provided in a facility
operated by OMH under Sec. 7.17 of
the Mental Hygiene Law, or a facility
issued an operating certificate
pursuant to Article 23 or Article 31 of
the Mental Hygiene Law or a general
hospital as defined in Article 28 of the
Public Health Law.	A combined 30 days per calendar year for inpatient mental health services, inpatient detoxification and inpatient rehabilitation. I	No co-payments or deductibles

General Coverage Scope o	f Coverage '' Leve	l of Coverage Copayme	nts/Deductibles

Professional Services for Diagnosis and Treatment of Illness and Injury .	Provides services on ambulatory basis
by a covered provider for medically
necessary diagnosis and treatment of
sickness and injury and other
conditions. Includes all services
related to visits. Professional services
are provided on outpatient basis and
inpatient basis.

No limitations. Includes wound dressing and casts to immobilize fractures for the immediate treatment of the medical condition. Injections and medications provided at the time of the office visit or therapy will be covered. Includes audiometric testing where deemed medically
		necessary.	No copayments or deductibles.

Outpatient Surgery	Procedure performed within the
provider’s office will be covered as
well as "ambulatory surgery
procedures” which may. be performed
in a hospital-based ambulatory surgery
service or a freestanding ambulatory
	surgery center.	The utilization review process must ensure that the ambulatory surgery is appropriately provided.	No copayments or deductibles.

Diagnostic and Laboratory Tests	Prescribed ambulatory clinical laboratory tests and diagnostic x-rays.	No limitations.	No copayments or deductibles.

General Coverage Scope of Coverage	Level of Coverage	Copayments/Deductibles
Durable Medical Equipment, Prosthetic Appliances and Orthotic Devices	Durable Medical Equi[p]ment means
devices and equipment ordered by a
practitioner for the treatment of a
specific medical condition which
a) can withstand repeated
use for a protracted
period of. time;
b) are primarily and customarily used for
medical purposes;
c) are generally not useful
in the absence of illness or injury;
and
d) are usually not fitted,
designed or fashioned
for a particular person’s use.
DME intended for use by one person
may be custom-made or customized.
Prosthetic Appliances are those appliances and
devices ordered by a qualified practitioner which
replace any missing part of the body.
Orthotic Devices are those devices
which are used to support a weak or
deformed body member or to restrict
or eliminate motion in a diseased or
injured part of the body.

Includes hospital beds and accessories, oxygen and oxygen supplies, pressure pads, volume ventilators, therapeutic ventilators, nebulizers and other equipment for respiratory care, traction equipment, walkers, wheelchairs and accessories, commode chairs, toilet rails, apnea monitors, patient lifts, nutrition infusion pumps, ambulatory infusion pumps and other miscellaneous DME.
DME coverage includes equipment servicing (labor and parts).
	Examples include. but are not limited to:	No Copayments or deductibles.

Fitted/Customized Not Fitted/Customized
Leg brace Cane
Prosthetic arm Wheelchair
Footplate Crutches
Covered without limitation except that there is no coverage for cranial prostheses (i.e. wigs) and dental prostheses, except those made necessary due to accidental injury to sound, natural teeth and provided within twelve months of the accident, and except for dental prostheses needed in treatment of a congenital abnormality or as part of reconstructive surgery.
No limitations on orthotic devices except that devices prescribed solely for use during sports are not covered.

General Coverage Scope of Coverage		Level of Coverage	Copaymentt/Deductibles
	Ambulatory radiation therapy,	No limitations. These therapies must be medically necessary and under
	chemotherapy, injections and	the supervision of referral of a licensed physician. Short term physical
	medications provided at time of	and occupational therapies will be covered when ordered by a physician.
	therapy (i.e. chemotherapy) will also	No procedure or services considered experimental will be reimbursed.
	be covered.	Determination of the need for services and whether home based or facility	No copayments or
Therapeutic Services.	Hemodialysis	based treatment is appropriate.	deductibles.
Speech and Hearing Services including hearing aids.	Hearing examinations to determine the need for corrective action and speech therapy performed by an audiologist, language pathologist, a speech therapist and/or otolaryngologist.	One hearing examination per calendar year is covered. If an auditory deficiency requires additional hearing exams and follow up exams, these exams will be covered. Hearing aids, including batteries and repairs, are covered. If medically necessary, more than one hearing aid will be covered
Covered speech therapy services are those required for a condition amenable to significant clinical improvement within a two month period,
		beginning with the first day of therapy.	No copayments or deductibles.

Pre-surgical Testing. .	All tests (laboratory, x-ray, etc.) necessary prior to inpatient or outpatient surgery.	Benefits are available if a physician orders the tests: proper diagnosis and treatment require the tests; and the surgery takes place within seven days after the testing. If surgery is canceled because of pre-surgical test findings or as a result of a Second Opinion on Surgery, the cost of the
		tests will be covered.	No copayments or deductibles.

Second Surgical Opinion	Provided by a qualified physician.	No limitations.	No copayments or deductibles.

Second Medical Opinion.	Provided by an appropriate specialist, including one affiliated with a specialty care center.	A second medical opinion is available in the event of a positive or negative diagnosis of cancer, a recurrence of cancer, or a recommendation of a course of treatment of cancer.	No copayments or deductibles.

Outpatient visits for mental health and for the diagnosis and treatment of alcoholism and substance abuse.	Services must be provided by certified and/or licensed professionals.	A combined 60 outpatient visits per calendar year. Visits may be for family therapy related to the alcohol or substance abuse.	No copayments or deductibles.

General Coverage Scope o	f Coverage “’ Leve	l of Coverage. Copayme	nts/Deductibles

Home Health Care Services	The care and treatment of a covered
person who is under the. care of a
physician but only if hospitalization or
confinement in a skilled nursing facility
would otherwise have been required if
home care was not provided and the
plan covering the home health service
is established and provided in writing
by such physician.	Home care shall be provided by a certified home health agency possessing a valid certificate of approval issued pursuant to article thirty-
six of the public health law. Home care shall consist of one. or more of the following: part-time or intermittent home health aide services which consist primarily of caring for the patient, physical, occupational, or speech therapy if provided by the home health agency and medical supplies, drugs and medications prescribed by a physician, and laboratory services by or on behalf of a certified home health agency to the extent such items would have been covered or provided under the contract if the covered person had been hospitalized or confined in a skilled nursing facility. The contact must provide forty such visits in any calendar year, if
		such visits are medically necessary.	No copayments or deductibles.

Prescription and Non- prescription Drugs.	Prescription and non-prescription medications must be authorized by a professional licensed to write prescriptions.	Prescriptions must be medically necessary. May be limited to generic medications where medically acceptable. Includes family planning or contraceptive medications or devices. All medications used for preventive and therapeutic purposes will be covered. Vitamins are not covered except when necessary to treat a diagnosed illness or condition.
Coverage includes enteral formulas for home use for which a physician or other provider authorized to prescribe has issued a written order. Enteral formulas for the treatment of specific diseases shall be distinguished from nutritional supplements taken electively. Coverage for certain inherited diseases of amino acid and organic acid metabolism shall include modified solid food products that are low-protein or which contain modified protein. Coverage for such modified solid food products shall
		not exceed $2500 per calendar year.	No copayments or deductibles.

General Coverage Scope o	f Coverage Level o	f Coverage Copayme	nts/Deductibles

For services to treat an emergency
condition in hospital facilities. For the
purpose of this provision, “emergency
condition” means a medical or
behavioral condition, the onset of
which is sudden, that manifests itself
by symptoms of sufficient severity,
including severe pain, that a prudent
layperson, possessing an average
knowledge of medicine and health,
could reasonably expect the absence
of immediate medical attention to
result in :
Emergency Medical Services	(A) placing the health of the person
afflicted with such condition in
serious jeopardy, or in the case of
a behavioral condition placing the
health of such person or others in
serious jeopardy, or
(B) serious impairment to such
person’s bodily functions;
(C) serious dysfunction of any bodily
organ or part of such person; or
(D) serious disfigurement of such
	person.	No limitations.	No copayment or deductibles.

General Coverage Scope o	f Coverage Level o	f Coverage Copayme	nts/Deductibles

Maternity Care	Inpatient hospital coverage for at least
48 hours after childbirth for any
delivery other than a C-Section and in
at least 96 hours following a C-
Section. Also coverage of parent
education, assistance and training in
breast and bottle feeding and any
necessary maternal and newborn
clinical assessments. The mother
shall have the option to be discharged
earlier than the 48/96 hours, provided
that at least one home care visit is
covered post-discharge. Prenatal,
	labor and delivery care is covered.	No limitations; (however subsidized children requiring maternity care services will be referred to Medicaid): .	No copayments or deductibles.

Diabetic Supplies and Equipment.	Coverage includes insulin, blood
glucose monitors, blood glucose
monitors for legally blind, data
management systems, test strips for
monitors and visual reading, urine test
strips, insulin, injection aids,
cartridges for legally blind, syringes,
insulin pumps and appurtenances
thereto, insulin infusion devices, oral
	agents.	As prescribed by a physician or other licensed health care provider legally authorized to prescribe under title eight of the education law.	No copayments or deductibles.

Diabetic Education and Home Visits.	Diabetes self-management education (including diet); reeducation or refresher. Home visits for diabetic monitoring and/or education.	Limited to visits medically necessary where a physician diagnoses a significant change in the patient’s symptoms or conditions which necessitate changes in a patient’s self-management or where reeducation is necessary. May be provided by a physician or other licensed health care provider legally authorized to prescribe under title eight of thei education law, or their staff, as part of an office visit for diabetes diagnosis or treatment, or by a certified diabetes nurse educator, certified diagnosis nutritionist, certified dietician or registered dietician upon the referral of a physician or other licensed health care provider legally authorized to prescribe under title eight of the education law and may be
		limited to group settings wherever practicable.	No copayments or deductibles.

General Coverage Scope of Coverage	- ''• Level of Coverage	Copayments/Deductibles
The vision examination may include, but is not limited to:
Emergency, Preventive and Routine Vision Care.	Vision examinations performed by a physician, or optometrist for the purpose of determining the need for corrective lenses, and if needed, to provide a prescription.	- case history
• external examination of the eye and external or internal
- examination of the eye
- ophthalmoscopic exam
- determination of refractive status
• binocular balance
tonometry tests for glaucoma
• gross visual fields and color vision testing
	• summary findings and recommendations for corrective lenses	No copayments or deductibles.

Prescribed Lenses Frames Contact Lenses	At a minimum, quality, standard prescription lenses provided by a physician, optometrist or optician are to be covered once in any twelve month period, unless required more frequently with appropriate documentation. The lenses may be glass or plastic lenses.
At a minimum, standard frames adequate to hold lenses will be covered once in any twelve month period, unless required more frequently with appropriate documentation.
If medically warranted more than one pair of glasses will be covered.
Covered when medically necessary

Level of Coverage

Includes emergency treatment required to alleviate pain and suffering caused by dental disease or trauma.

Includes procedures which help prevent oral disease from occurring, including but IQt limited’to:

- prophylaxis: scaling and polishing the teeth at 6 month intervals.

- Topical fluoride application at 6 month intervals where local water supply is not fluoridated.

• Sealants on unrestored permanent molar teeth.

- Space Maintenance: unilateral. or bilateral space maintainers will be covered for placement in a restored deciduous and/or mixed dentition to maintain space for normally developing permanent teeth.

- dental examinations, visits and consultations covered once within 6 consecutive period (when primary teeth erupt).

•	x-ray, full mouth x-rays at 36 month intervals, if necessary, bitewing x-rays at 6-12 month intervals, or panoramic x-rays at 36 month intervals if necessary; and other x-rays as required (once primary teeth erupt).

- All necessary procedures for simple extractions and other routine dental surgery not requiring hospitalization including:

- preoperative care
— postoperative care

• In office conscious sedation
- Amalgam, composite restorations and stainless steel crowns — Other restorative materials appropriate for children

Includes all necessary procedures for treatment of diseased pulp chamber and pulp canals, where hospitalization is not required.

Removable: complete or partial dentures including six months follow-up care. Additional services include insertion of identification slips, repairs, relines and rebases and treatment of cleft palate.

Fixed: fixed bridges are not covered unless

1)	required for replacement of a single upper anterior (central/lateral incisor or cuspid) in a patient with an otherwise

General Coverage Scope of Coverage	Level of Coverage	Copayments/Deductibles
Emergency, Preventive and Routine Dental Care (continued)	Prosthodontics (continued)	full complement of natural, functional and/or restored teeth;
2) required for cleft-palate treatment or stabilization;
3) required, as demonstrated by medical documentation, due to the presence of any neurologic or physiologic condition that would preclude the placement of a removable prosthesis.
NOTE: Refer to the Medicaid Management Information System (MMIS)
	Dental Provider Manual for a more detailed description of services.	No copayments or deductibles.

CHILD HEALTH-PLUS EXCLUSIONS . The following services will not be covered:

•	Experimental medical or surgical procedures.

•	Experimental drugs.

•	Drugs which can be bought without prescription, except as defined.

•	Private duty nursing.

•	Hospice services.

Home health care, except as defined.
Care in connection with the detection and correction by manual or mechanical means of structural imbalance, distortion or subluxation in the human body for the purpose of removing nerve interference and the effects thereof, where such interference is the result of or related to distortion, misalignment or subluxation of or in the vertebral column.

•	Services in a skilled nursing facility or rehabilitation facility.

•	Cosmetic, plastic, or reconstructive surgery, except as defined.

•	In vitro fertilization, artificial insemination or other means of conception and infertility services.

•	Services covered by another payment source.

•	Durable Medical Equipment and Medical Supplies, except as defined.

•	Transportation.

•	Personal or comfort items.

•	Orthodontia Services.

• Services which are not medically necessary.

DEPARTMENT OF HEALTH

Corning Tower

Antonia C. Novello, M.D., M.P.H. Commissioner

The Governor Nelson A. Rockefeller Empire State Plaza Albany, New York 12237

Dennis P. Whalen

Executive Deputy Commissioner

August 22, 2000

Ms. Karen Ajmani Executive Director CarePlus Health Plan 3 W. 35th Street
New York, NY 10001

Dear Ms. Ajmani:

Enclosed you will find a contract amendment that increases your maximum funding allocation for the period ending December 31, 2000. This is necessary as the funding level in your current contract is soon to be exhausted. The maximum funding allocation, as described in Appendix E of your contract for the period January 1, 2000 through December 31, 2000 has been increased to $27,700,000.

In order to modify the total 7/1/98 — 12/31/00 contract amount, a Contract Amendment (Appendix X) is required. Therefore, we have enclosed two copies of an Appendix X with the increased 7/1/98 through 12/31/00 amount.

Please sign, notarize and return both copies of the enclosed Contract Amendment (Appendix X) as soon as possible. Please return both amendments to:

Peter C. Endryck
NYS Child Health Plus Program NYS Department of Health Room 1119, Corning Tower Empire State Plaza
Albany, New York 12237-0004

Please return these documents as soon as possible to avoid any lapse in payment. If you have any questions regarding this matter, please contact Peter Endryck or Debbie Carriero (518) 473-7883. Thank you for your continued support of the Child Health Plus Program.

S.CONT

Linda Stackman
Associate Director
Division of Planning, Policy and Resource Development

APPENDIX X

Agency Code 12000 Period- 7/1/98 — I2/31/00	Contract No. C-015473 Funding Amount for Period $40,856,633

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the Department of Health, having its principal office at Corning Tower, Empire State Plaza. Albany, NY, (hereinafter referred to as the STATE), and New York Care Plus Insurance, (hereinafter referred to as the CONTRACTOR), for modification of Contract Number C-015473 as amended in the attached Appendix E.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR ISIGNATURE	STATE AGENCY SIGNATURE

By: /s/ K Ajmani	By:

Karin Ajmani	Judith Arnold

Printed Name	Printed Name

Title: Executive Director	Title: Deputy Commissioner

Division of Planning, Policy, and Resource Development

Date: 8/23/00	Date:

State Agency Certification:

“In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.”

STATE OF NEW YORK	)
) SS.:
County of New York ) {r}

On the 23rd day of August 2000 before me personally appeared Karin Ajmani ,to me known, who being by me duly sworn, did depose and say that he/she resides at New York, NY , that he/she is the Executive Director of Care Plus Health Plan , the corporation described herein which executed the foregoing instrument, and that he/she signed his/her name thereto by order of the board of directors of said corporation.

Evelyn Huang
Notary Public State of New York
No. 31-6001118
Qualified in New York County
Commission Expires 3-6-2002
Title:APPENDIX E

Financial Information

Paragraph A is revised to read as follows:

A. New York Care Plus Insurance shall receive, for the period January 1, 2000 through December 31, 2000, an amount up to, but not to exceed, $27,700,000 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II.B.l of this AGREEMENT or as modified by the STATE. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

APPENDIX X

Agency Code 12000 Period 7/1/98 — 12/31/00	Contract No. C-015473 Funding Amount for Period $40,856,633

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the Department of Health, having its principal office at Corning Tower, Empire State Plaza, Albany. NY, (hereinafter referred to as the STATE), and New York Care Plus Insurance, (hereinafter referred to as the CONTRACTOR), for modification of Contract Number C-015473 as amended in the attached Appendix E.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR ISIGNATURE	STATE AGENCY SIGNATURE

By: /s/ K Ajmani	By:

Karin Ajmani	Judith Arnold

Printed Name	Printed Name

Title: Executive Director	Title: Deputy Commissioner

Division of Planning, Policy, and Resource Development

Date: 8/23/00	Date:

State Agency Certification:

“In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.”

STATE OF NEW YORK		)
) SS.:
County of	New York )

On the 23rd day of August 2000 before me personally appeared Karin Ajmani ,to me known, who being by me duly sworn, did depose and say that he/she resides at New York, NY , that he/she is the Executive Director of Care Plus Health Plan , the corporation described herein which executed the foregoing instrument, and that he/she signed his/her name thereto by order of the board of directors of said corporation.

Evelyn Huang
Notary Public State of New York
No. 31-6001118
Qualified in New York County
Commission Expires February 1,

Title:

Date:

APPENDIX E

Financial Information

Paragraph A is revised to read as follows:

A. New York Care Plus Insurance shall receive, for the period January 1, 2000 through December 31, 2000, an amount up to, but not to exceed, $27,700,000 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II.B.1 of this AGREEMENT or as modified by the STATE. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

DEPARTMENT OF HEALTH

Corning TowerThe Governor Nelson A. Rockefeller Empire State PlazaAlbany, New York 12237

Antonia C. Novello, M.D., M.P.H. Commissioner DATE:	Aug. 09, 2000	Dennis P. Whalen Executive Deputy Commissioner

CONTRACT #:	C015473

CONTRACTOR:	CAREPLUS HEALTH PLAN

CONTRACT PERIOD: Jul. 01, 1998-Dec. 31, 2000

Attached is your copy of the approved contract. The Contract number must appear on all vouchers and correspondence.

Reports of the Expenditures and Budget Statements should be submitted as outlined in the Contract.

In accordance with the contract, properly completed vouchers and/or programmatic questions should be addressed to the State’s designated payment office as stated in the Contract.

Failure of the contracting Agency to comply with payment provisions as set forth in the approved Contract may result in non-payment.

An additional supply of vouchers to be used in submitting claims may be obtained by written request from the Office of the State Comptroller, Supply Room, Alfred E. Smith State Office Building, Albany, New York 12236.

New York State Department of Health Contract Unit

Agency Code 12000 Period 7/1/98-12/31/00	APPENDIX X Contract No. C-015473 Funding for the Period: NO CHANGE

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the Department of Health, having its principal office at Corning Tower, Empire State Plaza, Albany, NY, (hereinafter referred to as the STATE), Care Plus Health Plan, (hereinafter referred to as the CONTRACTOR), for modification of Contract Number C.015473 as amended in attached Appendices A-2, D, and F.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE	STATE AGENCY SIGNATURE

By: /s/ K Ajmani	By: /s/ Judith Arnold

Karin Ajmani	Judith Arnold

Printed Name	Printed Name

Title: Executive Director	Title: Deputy Commissioner

Division of Planning, Policy, and Resource Development

Date: 6/9/00	Date:	6/15/00

State Agency Certification:

“In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.”

STATE OF NEW YORK )	) SS.:
County of	New York )

On the 6th day of June 2000 before me personally appeared Karin Ajmani ,to me known, who being by me duly sworn, did depose and say that he/she resides at New York, NY , that he/she is the Executive Director of Care Plus Health Plan , the corporation described herein which executed the foregoing instrument, and that he/she signed his/her name thereto by order of the board of directors of said corporation.

Title:

Date:

N.	“Facilitated Enrollment” shall mean the simplified, user friendly enrollment infrastructure established by the STATE to assist families in applying for the Medicaid or Child Health Plus programs or the Special Supplemental Food Program for Women, Infants and Children (WIC) using the “Growing Up Healthy” joint application.

O.	“Facilitator" shall mean an individual who assists families in completing the Growing Up Healthy application, screens children for Medicaid, Child Health Plus and WIC eligibility, conducts the Medicaid face-to-face interview, assists in collecting required documentation, assists in the health plan selection process, and refers individuals to WIC sites.

P.	“Community-Based Facilitated Enrollment Lead Organization” shall mean an entity other than a health plan that contracts with the STATE to provide the facilitated enrollment infrastructure to community-based facilitators (which may include subcontracts with numerous community-based organizations) and provides support and technical assistance to community-based facilitators, reviews applications for completeness and quality, forwards applications and documentation to the appropriate eligibility determining entity, and serves as the interface between the community-based organizations and the health plans and the community-based organizations and the local districts of social services (LDSS).

Section III. CONTRACTOR’S RESPONSIBILITIES I. Health Plan Facilitated Enrollment

A CONTRACTOR which performs facilitated enrollment for the Child Health Plus and Medicaid programs must:

1. Provide facilitated enrollment in each county of the CONTRACTOR’S Child Health Plus service area in a manner approved by the State. The CONTRACTOR is not required to dedicate facilitators in each county of their service area but must have the service” available in every county of their service area.

2. Place facilitators at sites that are accessible and convenient to the population being served. Sites must include a range of locations and types of sites that will attract as many families as possible (e.g. community centers) and facilitators must be designated to target vulnerable and hard-to-reach populations (e.g. non-English speaking). The CONTRACTOR shall provide the STATE with a list of the fixed enrollment sites at which it intends to offer facilitated enrollment, including the days and hours during which facilitators will be available at the sites. The CONTRACTOR shall update the list on a monthly basis. Nothing herein shall prevent the CONTRACTOR from offering facilitated enrollment at additional sites not provided on the above referenced list, or if circumstances warrant, from modifying the previously scheduled fixed enrollment activities.

3. Provide facilitators during evenings and weekends. Hours of operation shall demonstrate an understanding of what is convenient to working families in the community.

4. Hire or designate existing staff as facilitators who are culturally and linguistically reflective of the population being served.

5. Comply with procedures that have been established by the LDSS in accordance with Medicaid ADM-2 and approved by the STATE to assure that facilitators are authorized to perform the Medicaid face-to-face interview.

6. Ensure that facilitators perform the following functions:

a) assist families in completing the Growing Up Healthy

application;

b) appropriately screen children for Child Health Plus or Medicaid program eligibility;
c) explain documentation requirements for Child: Health PIus and Medicaid and assist families in obtaining such documentation;
d) complete the Medicaid face-to-face interview in accordance with Medicaid requirements, policies and procedures;
e) follow-up with families to complete the application process;
f) assist families in selecting either a Child Health Plus or
Medicaid managed care health plan. As part of this function, facilitators are required to inquire about existing provider relationships, identify the health plans in which such providers participate to the extent such information is available to the CONTRACTOR, and describe the full choice of health plans available to the family;
g) refer potentially eligible children to the WIC program;
h) educate families about managed care and how to access benefits in a managed care environment; and
i) distribute Child Health Plus, Medicaid and WIC information materials developed by the STATE.

7. Develop procedures to review applications completed with the assistance of the CONTRACTOR’S facilitators for quality and completeness. All applications completed with the assistance of the CONTRACTOR’S facilitators must be reviewed for quality and completeness prior to being submitted to the appropriate, eligibility determining entity. These procedures shall include mechanisms for identifying and rectifying deficiencies with application quality and completeness. The CONTRACTOR shall submit such procedures to the STATE for review and approval within 30 days of the effective date of the contract amendment.

8. Comply with LDSS established procedures for transmitting Medicaid applicant‘s managed health care plan choice to enrollment brokers or LDSS offices.

9. Submit completed applications to the appropriate LDSS or to Child Health Plus insurer. The CONTRACTOR is required to comply with LDSS established procedures developed in accordance with ADM-2 and approved by the STATE regarding the delivery and processing of completed applications.

10. Follow up if necessary [on each application] with the appropriate LDSS or Child Health Plus insurer to ensure that the applications are being processed.

11. Assist families of children enrolled. in a Child Health Plus plan who approach a facilitator of the CONTRACTOR in recertifying for programs prior to expiration of their 12-month enrollment period. This includes providing families with the location and hours of facilitators available in the community to assist in the recertification process.

12.	Provide specific information on the progress of each facilitated enrollment application that the CONTRACTOR’S facilitators provided assistance on using an Internet-based system developed by the STATE for that purpose. The required information shall be continually updated by the CONTRACTOR to ensure timely and accurate tracking of applications, including the dates and dispositions of applications as they are processed. Specifically, the requirement to continually update the information shall ensure that the endof-month status of all applications is reflected in the Internet-based system no later than the tenth day following the end of the month.

13.	Assure that all facilitators participate in the STATE-sponsored training program or other training approved by the STATE, including use of the “trainthe-trainer” approach.

14.	Assure that the ratio of children enrolled in Medicaid who received application assistance from the CONTRACTOR to children enrolled in Child Health Plus who received application assistance from the CONTRACTOR is not less than the historical ratio for the CONTRACTOR‘S service area. The historical ratio will be based on the most recently available administrative data for a one-year period prior to the start of facilitated enrollment, as determined by the STATE.

15. Maintain confidentiality of applicant and enrollee information in accordance with protocols developed by the CONTRACTOR and approved by the STATE. Information obtained on the Growing Up Healthy Application and information concerning the determination of eligibility for Medicaid may be shared by the CONTRACTOR, its subcontractors conducting facilitated enrollment and the programs and agencies identified in Section H of the Application, provided that the applicant has given appropriate written authorization on the Application and provided that the release is for the purposes of determining eligibility or evaluating the success of the program.

The CONTRACTOR agrees that there will be no further disclosure of Medicaid Confidential Data (MCD) without prior, written approval of the New York State Department of Health, Medicaid Confidentiality Data Review Committee (MCDRC). The CONTRACTOR will require and ensure that any approved agreement, contract or document contains a statement that the subcontractor or other party may not further disclose the MCD without the prior written approval of the New York State Department of Health, MCDRC.

The CONTRACTOR must assure that all persons performing activities under this contract receive appropriate training in confidentiality and that procedures are in place to sanction any such person for violations of confidentiality.

Upon termination of this AGREEMENT for any reason, the CONTRACTOR shall ensure that program data reporting is complete and shall certify that any electronic or paper copies of MCD collected or maintained in connection with this AGREEMENT have been removed and destroyed.

16. Upon notice by the STATE, comply with any federal or state law, regulation and administrative guidance which may supplement or supersede the provisions set forth in this AGREEMENT.

17. The CON’1’RACTOR may terminate its facilitated enrollment responsibilities which will result in removal of the premium add-on associated with those functions by providing at least 60 days written notice to the STATE.

15.

Monitor and evaluate the CONTRACTOR’S performance of facilitated enrollment in accordance with the terms and conditions specified in the CONTRACT. If the CONTRACTOR is found to be out of compliance with the terms and conditions required under facilitated enrollment, the STATE may terminate the CONTRACTOR‘S responsibilities relating to facilitated enrollment and remove the premium add-on associated with those functions. The STATE will give the CONTRACTOR at least 60 days notice if the facilitated enrollment responsibilities are terminated.

MODIFICATIONS TO APPENDIX D
Additions to Schedule of Deliverables
Facilitated Enrollment

1. Hire or designate staff who will act as facilitators in accordance with State guidelines.

2. Select sites, days and hours of operation for facilitated enrollment activities in accordance with STATE requirements.

3. Comply with procedures that have been established by the LDSS in accordance with Medicaid ADM-2 and approved by the State to assure that facilitators are authorized to perform the Medicaid face-to-face interview.

4. Establish protocols for reviewing applications completed with the assistance of facilitators for quality and completeness.

5. Comply with procedures that have been established by the LDSS in accordance with Medicaid ADM-2 and approved by the State for the exchange of applications, documentation and follow-up information between facilitators and LDSS and Child Health Plus insurers.

6. Comply with established procedures for transmitting Medicaid managed care plan choices to an enrollment broker or LDSS.

7. Collect data related to the facilitated enrollment program in. accordance with STATE requirements and transmit such data to the STATE over the Internet.

8. Establish protocols to maintain confidentiality of applicant and enrollee information.

9. Update facilitated enrollment data on a monthly basis by the tenth day following the end of the month.

1.

Facilitated Enrollment Report - Provide specific information on the progress of each facilitated enrollment application using. an Internet-based system developed by the STATE for that purpose. The required information shall be continually updated by the CONTRACTOR to ensure timely and accurate tracking of applications, including the dates and dispositions of applications as they are processed. In particular, the CONTRACTOR must ensure that the Internet-based system accurately reflects the end-of-month status of all applications by the tenth day following the end of the month. CONTRACTOR shall also submit quarterly reports that contain narrative information regarding facilitated enrollment within thirty (30) days of the end of the reporting period.

DOH STATE OF NEW YORK DEPARTMENT OF HEALTH

Corning Tower The Governor Nelson A. Rockefeller Empire State Plaza Albany, New York 12237

Antonia C. Novello, M.D., M.P.H., Dr.P.H. Commissioner	Dennis P. Whalen Executive Deputy Commissioner

January 28, 2002

Ms. Evelyn Huang, General Counsel CarePlus Health Plan
21 Penn Plaza
360 West 31st Street, 5`h Floor
New York, New York 10001

Dear Ms. Huang:

Enclosed is a contract amendment that adds to the Child Health Plus benefit package non-airborne, pre-hospital emergency medical services provided by an ambulance service.

In order to revise the benefit package, a Contract Amendment (Appendix X) is required. Therefore, we have enclosed two copies of Appendix X along with the applicable appendices to modify the benefit package. Please sign, notarize and return both copies of the enclosed Contract Amendment (Appendix X) as soon as possible. Please return both amendments to:

Gabrielle L. Armenia, Plan Program Manager NYS Child Health Plus Program
ESP, Corning Tower, Room 1656
Albany, NY 12237-0004

If you have any questions regarding this matter, please contact Ms. Armenia at (518) 473-0566. Thank you for your continued support of the Child Health Plus Program.

Sincerely

/s/ Linda Stackman

Linda Stackman
Associate Director
Division of Planning, Policy and Resource Development

Enclosure

APPENDIX X

Agency Code 12000	Contract No. C-015473
Period 7/ 1 /98 - 12/31/02	Funding Amount for Period No Change

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the Department of Health, having its principal office at Corning Tower, Empire State Plaza, Albany, NY, (hereinafter referred to as the STATE), and CarePlus Health Plan (hereinafter referred to as the CONTRACTOR), for modification of Contract Number C015473 by adding the attached provisions to the existing appendices A-2 and I.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR ISIGNATURE	STATE AGENCY SIGNATURE

By: /s/ K Ajmani	By:

Karin Ajmani	Judith Arnold

Printed Name	Printed Name

Title: Executive Director	Title: Deputy Commissioner

Division of Planning, Policy, and Resource Development

Date: 1/31/2002	Date:

State Agency Certification:

“In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.”

STATE OF NEW YORK	)
) SS.:
County of New York ) {r}

On the 31st day of January 2002 before me personally appeared Karin Ajmani ,to me known, who being by me duly sworn, did depose and say that he/she resides at New York, NY , that he/she is the Executive Director of Care Plus Health Plan , the corporation described herein which executed the foregoing instrument, and that he/she signed his/her name thereto by order of the board of directors of said corporation.

Evelyn Huang
Notary Public State of New York
No. 31-6001118
Qualified in New York County
Commission Expires 3-6-2002

Title:

APPENDIX A-2
PROGRAM SPECIFIC CLAUSES

The following provision is hereby added: I. DEFINITIONS

1. Effective February 1, 1999, “Health Care Services” shall mean the services of physicians, optometrists, nurses, nurse practitioners, midwives and other related professional personnel which are provided on an inpatient or outpatient basis, including routine well-child visits; diagnosis and treatment of illness and injury; inpatient hospital medical or surgical care; laboratory tests; diagnostic x-rays; prescription drugs and nonprescription drugs; diabetic supplies and equipment; diabetic education and home visits; maternity care; radiation therapy; chemotherapy; hemodialysis; ambulatory surgery; durable medical equipment; physical therapy; emergency room services; home health care services; outpatient and inpatient mental health, alcohol and substance abuse services; preventive and routine vision care (including eyeglasses); speech and hearing services; routine and preventive dental services; and effective March 1, 2002, non-air-borne, pre-hospital emergency medical services when such services are provided by an ambulance service.

APPENDIX J
CHILD HEALTH PLUS BENEFITS PACKAGE

The following provision is hereby added:

General Coverage	Scope of Coverage	Level of Coverage	Copayments/ Deductibles

Ambulance services	Prehospital emergency medical services, including prompt evaluation and treatment of an emergency condition and/or non-airborne transportati on to a hospital.	-Services must be provided by an ambulance service issued a
certificate to operate pursuant to section 3005 of the Public
Health Law.
-Evaluation and treatment services must be for an emergency
condition defined as a medical or behavioral condition, the
onset of which is sudden, that manifests itself by symptoms
of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and
health, could reasonably expect the absence of immediate
medical attention to result in (i) placing the health of the person afflicted with such condition in serious jeopardy; (ii)
serious impairment to such person’s bodily functions; (iii)
serious dysfunction of any bodily organ or part of such
person; or (iv) serious disfigurement of such person.
-Coverage for non-airborne emergency transportation is
based on whether a prudent layperson, possessing an average
knowledge of medicine and health, could reasonably expect
the absence of such transportation to result in (i) placing the health of the person afflicted with such condition in serious jeopardy; (ii) serious impairment to such person’s bodily
functions; (iii) serious dysfunction of any bodily organ or part
		of such person; or (iv) serious disfigurement of such person.	No copayment or deductible.

APPENDIX X
Agency Code 12000	Contract No. C-015473
Period 7/ 1 /98 - 12/31/02	Funding Amount for Period No Change

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the Department of Health, having its principal office at Corning Tower, Empire State Plaza, Albany. NY, (hereinafter referred to as the STATE), and CarePlus Health Plan (hereinafter referred to as the CONTRACTOR), for modification of Contract Number C015473 by adding the attached provisions to the existing appendices A-2 and J.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR ISIGNATURE	STATE AGENCY SIGNATURE

By: /s/ K Ajmani	By:

Karin Ajmani	Judith Arnold

Printed Name	Printed Name

Title: Executive Director	Title: Deputy Commissioner

Division of Planning, Policy, and Resource Development

Date: 1/31/2002	Date:

State Agency Certification:

“In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.”

STATE OF NEW YORK	)
) SS.:
County of New York ) {r}

On the 31st day of January 2002 before me personally appeared Karin Ajmani ,to me known, who being by me duly sworn, did depose and say that he/she resides at New York, NY , that he/she is the Executive Director of Care Plus Health Plan , the corporation described herein which executed the foregoing instrument, and that he/she signed his/her name thereto by order of the board of directors of said corporation.

Evelyn Huang
Notary Public State of New York
No. 31-6001118
Qualified in New York County
Commission Expires 3-6-2002

Title:

APPENDIX A-2
PROGRAM SPECIFIC CLAUSES

The following provision is hereby added: 1. DEFINITIONS

1. Effective February 1, 1999, “Health Care Services” shall mean the services of physicians, optometrists, nurses, nurse practitioners, midwives and other related professional personnel which are provided on an inpatient or outpatient basis, including routine well-child visits; diagnosis and treatment of illness and injury; inpatient hospital medical or surgical care; laboratory tests; diagnostic x-rays; prescription drugs and nonprescription drugs; diabetic supplies and equipment; diabetic education and home visits; maternity care; radiation therapy; chemotherapy; hemodialysis; ambulatory surgery; durable medical equipment; physical therapy; emergency room services; home health care services; outpatient and inpatient mental health, alcohol and substance abuse services; preventive and routine vision care (including eyeglasses); speech and hearing services; routine and preventive dental services; and effective March 1, 2002, non-air-borne, pre-hospital emergency medical services when such services are provided by an ambulance service.

APPENDIX J
CHILD HEALTH PLUS BENEFITS PACKAGE

The following provision is hereby added:

General Coverage	Scope of Coverage	Level of Coverage	Copayments/ Deductibles

Ambulance services	Prehospital emergency medical services, including prompt evaluation and treatment of an emergency condition and/or non-airborne transportation to a hospital.	-Services must be provided by an ambulance service issued a
certificate to operate pursuant to section 3005 of the Public
Health Law.
-Evaluation and treatment services must be for an emergency
condition defined as a medical or behavioral condition, the
onset of which is sudden, that manifests itself by symptoms
of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and
health, could reasonably expect the absence of immediate
medical attention to result in (i) placing the health of the person afflicted with such condition in serious jeopardy; (ii)
serious impairment to such person’s bodily functions; (iii)
serious dysfunction of any bodily organ or part of such
person; or (iv) serious disfigurement of such person.
-Coverage for non-airborne emergency transportation is
based on whether a prudent layperson, possessing an average
knowledge of medicine and health, could reasonably expect
the absence of such transportation to result in (i) placing the health of the person afflicted with such condition in serious jeopardy; (ii) serious impairment to such person’s bodily
functions; (iii) serious dysfunction of any bodily organ or part
		of such person; or (iv) serious disfigurement of such person.	No copayment or deductible.

STATE OF NEW’YORK AGREEMENT

Section I.B.1. is revised to read as follows: I. Conditions of Agreement

B.1. This AGREEMENT is extended through December 31, 2003 subject to the enactment of legislation by the New York State Legislature extending certain provisions of Chapter 2 of the Laws of 1998, as amended by section 55. of Chapter 1 of the Laws of 2002, governing the Child Health Plus Program.

APPENDIX E
Financial Information

Sections A is revised to read as follows:

A. CarePlus Health Plan shall receive, for the period April 1, 2003 through December 31, 2003, an amount up to, but not to exceed, $26,500,000, to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II.B.1 of this AGREEMENT or as modified by the STATE. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

Additional Premium Information:

The total monthly premium shall be: $ 110.70

The State share of the total monthly premium shall be $ 110.70 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AI/AN)

The State share of the total monthly premium shall be $ 101.70 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

The State share of the total monthly premium shall be $ 95.70 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

In the absence of an approved premium modification by the Department of Health and State. Insurance Department, the premium above or subsequent premium approved (whichever is in effect) shall continue as the State’s subsidy through December 31, 2003.

APPENDIX A-2 Program Specific Clauses

Sections I.R and I.S are added to read as follows: I. DEFINITIONS

R. “Knowledge, Information and Data System (KIDS)” shall mean the database health plans use to report information regarding individual children enrolled in the Child Health Plus program.

S. “Meta Data Repository” shall mean the listing of each data item in the KIDS file layout which includes a description, field length, range, source, type and acceptable value of each item.. The Meta Data Repository also includes the event type code, edit type, location and requirement for each data item.

R.

II. PAYMENT TO CONTRACTOR

6. The CONTRACTOR shall update the KIDS database to reflect the actual number of children enrolled in the program during the month for which payment is claimed by the CONTRACTOR to the STATE. The KIDS database shall include information on each enrolled child as required by the Meta Data Repository. Changes in a child’s enrollment status must be reported no later than the seventh (71) business day of the month for which payment is being claimed in order for the CONTRACTOR to receive the appropriate subsidy payment that month. The KIDS system will generate a standard voucher to be downloaded by the CONTRACTOR through the Health Provider Network (HPN) which reflects the information contained in the KIDS system. Such standard voucher shall be used by the CONTRACTOR for all children eligible for a subsidy payment and shall be submitted to the STATE no later, than the 1 Oda business day of the month for which payment is being claimed. Vouchers must be signed by an authorized representative of the CONTRACTOR and accompanied by a brief cover letter that identifies a name and phone number of a person authorized to speak on behalf of the CONTRACTOR if questions arise.

The following Section ll.B.1 is revised as follows: B. Terms

1.	For purposes of this AGREEMENT, the CONTRACTOR’S service area shall consist of the following counties: Kings, New York, Queens and Richmond

The CONTRACTOR may request approval to expand and enhance its existing provider network to provide services under Child Health Plus to areas of New York State for which the ‘CONTRACTOR is certified as a Corporation or Health Maintenance Organization licensed under Article 43 of the Insurance Law and/or a Health Maintenance Organization or Comprehensive Health Service Organization certified under Article 44 of the Public Health Law; however, in no event may the CONTRACTOR provide services. to an expanded service area beyond the currently authorized under contract without prior written approval from the Child Health Plus Contract Manager.

The following Sections II.B:9, 10 and 11 are added to read as follows:

9. The CONTRACTOR shall make available any necessary data or program information; as requested by the STATE, such that the STATE may, in a timely manner, investigate and resolve suspected and apparent instances of fraud and abuse in accordance with federal regulations.

10. Certification for Contracts and Proposals

By signing this AGREEMENT, the CONTRACTOR certifies the accuracy, completeness, and truthfulness of information in contracts and proposals, inclining information on subcontractors, and all other related documents.

11. Contract and Payment Requirements Including Certification of Payment Related Information

A. By signing this AGREEMENT, the CONTRACTOR certifies that it will provide to the STATE:

1. Enrollment information and other information required by the STATE; and
2. Access for the State, Centers for Medicare and Medicaid Services (CMS) or the Office of

the Inspector General (OIG) to enrollee health claims data and payment data, in conformance with appropriate privacy protections in the STATE.

B. By signing this AGREEMENT, the CONTRACTOR

1. Attests to the accuracy, completeness and truthfulness of claims and payment data, under penalty of perjury; and

2. Guarantees that it will not avoid costs for services by referring enrollees to publicly supported health care resources.

Section III.C is revised to read as follows: III. CONTRACTOR’S RESPONSIBILITIES C. Benefit Package

The CONTRACTOR shall be responsible for the provision of health care services to each enrollee consistent with the benefit package identified in theRFP, the CONTRACTOR’S proposal and the Benefit Contract as approved by the New York State Insurance Department and consistent with subsequent STATE legislation, regulations, guidelines, policy and/or Advisory Memoranda.

The CONTRACTOR must provide immunizations according to the “Childhood Immunization Schedule of the United States” as recommended by the Advisory Committee on Immunization Practices (ACIP). The CONTRACTOR must furnish newly recommended vaccines to enrollees within 90 days of publication in the Morbidity and Mortality Weekly Report, available on the Centers for Disease Control and Prevention website at www.cdc.gov/mmwr.

Section III.D.2 is added to read as follows:

D. Payment to Health Care Providers

2.	The CONTRACTOR will not charge enrollees any cost-sharing amounts for emergency room services provided at a non participating facility beyond applicable copayments.

Section III.E.3 and 5 are revised to read as follows:

E. Premium Determination and Payment

3.	Premiums set forth in Appendix E shall be in effect at least through December 31, 2003.. Subscribers shall be responsible for payment of the family premium contribution to the CONTRACTOR and shall be responsible for copayments as set forth in the Benefit contract and consistent with subsequent STATE and FEDERAL legislation, regulations, guidelines; policy and/or Advisory Memoranda Effective January 1, 1999, all copayments are eliminated and any provisions regarding copayments will no longer have any force and effect.

5.	The CONTRACTOR shall be responsible for collecting premiums and family contributions to be paid for by subscribers on behalf of an enrolled child or children in advance of the period of coverage. The CONTRACTOR must give enrollees reasonable notice of and an opportunity to pay past due family contributions prior to. disenrollment. CONTRACTOR must provide enrollees with an opportunity to show that family income has declined prior to disenrollment and must provide enrollees with an opportunity for impartial review to address disenrollment in accordance with administrative guidance . provided by the STATE.

The following Sections III.E.6 and 7 are revised upon implementation of the Knowledge, Information and Data Systems (KIDS):

6.	The CONTRACTOR shall submit to the STATE on a monthly basis, vouchers and adjustments on forms developed by the STATE and available through the KIDS system. The monthly voucher shall reflect the information contained in the KIDS system and must be used by the CONTRACTOR for all children eligible for a subsidy payment who are enrolled in the program during the month for which payment is being claimed.

7	. The CONTRACTOR shall submit to the STATE. standard vouchers signed by an authorized representative of the CONTRACTOR no later than the tenth (10th) business day of the month for which payment is being claimed. Each voucher must be — accompanied by a brief cover letter that identifies a name and phone number of a person authorized to speak on behalf of the CONTRACTOR if questions arise.

Sections III. I, J, K, L and M are added to read as follows: I. Application and Enrollment

1. The CONTRACTOR shall distribute information to potential enrollees, applicants and enrollees, regarding:

a. The types of benefits and amount, duration and scope of benefits available;
b. Cost-sharing requirements;
c. The names and locations of current participating providers;

d.	A description of the procedures relating to an enrollment cap or waiting list including the process for deciding which children will be given priority for enrollment, how children will be informed of their status on a waiting list and the circumstances under which enrollment will reopen, if an enrollment cap or waiting list is in effect;

e. Information on physician incentive plans; and
f. Review processes available to applicants and enrollees.

This information shall be provided to the CONTRACTOR by the STATE and the CONTRACTOR shall distribute it to potential enrollees, applicants and enrollees to assist families in making informed decisions about their health plans, professionals and facilities.

2. The CONTRACTOR shall distribute a public schedule to be provided by the STATE which contains information on:

a. Current cost-sharing charges;
b. Enrollee groups subject to the charges;
c. Cumulative cost-sharing maximums;
d. Mechanisms for making payments for required charges; and
e. The consequences for an applicant or enrollee who does not pay a charge, including disenrollment protections.

a.

3. At the time of application, the CONTRACTOR must inform applicants, in writing and orally if appropriate, about the application. and eligibility requirements, the time frame for determining eligibility and the right to review eligibility determinations in a form and manner to be developed by the State.

4. At the time of application, the CONTRACTOR must inform each applicant about their right to a full Medicaid eligibility determination and the medically needy spend down program, in a form and manner to be developed by the STATE.

5. The CONTRACTOR shall process applications received by the 20’ of the month for an enrollment effective date of the first day of the following month. In no instance shall the CONTRACTOR determine eligibility any later than 45 days after receipt of a complete application.

6. The CONTRACTOR must provide each applicant and/or enrollee with a written notice of any eligibility determination, in a form and manner to be developed by the CONTRACTOR and approved by the STATE. Such notice must comply with the provisions of 42 C.F.R. §457.340(e) (1) and (2).

7. The CONTRACTOR must inform applicants and enrollees of the opportunity to have an impartial review of a denial of eligibility, the CONTRACTOR’s failure to make a timely eligibility determination and suspension or termination of enrollment, including disenrollment for failure to pay a family contribution. The CONTRACTOR shall inform the applicant or enrollee of their right to an impartial review and the process to be followed to request such review in accordance with administrative guidance provided by the STATE.

J. Civil Rights Assurance

The CONTRACTOR must comply with all applicable civil rights requirements, including:

a. Title VI of the Civil Rights Act of 1964;
b. Title II of the Americans with Disabilities Act of 1990;
c. Section 504 of the Rehabilitation Act of 1973;
d. Age Discrimination Act of 1975;
e. 45 CFR parts 80, 84 and 91; and
f. 28 CFR part 35.

a.

1.	The CONTRACTOR shall not make payments for any item or service furnished, ordered, or prescribed to any provider excluded from participating in the Medicare and Medicaid programs.

2. The CONTRACTOR must comply with and may be subject to the following:

a. 42 CFR Part 455, Subpart B (Disclosure of information by providers and fiscal agents).

b. Social Security Act (SSA) *1124 (42 USC §1320a-3) (Disclosure of ownership and related information).

c. SSA §1126(42 USC §1320a-5) (Disclosure by institutions, organizations, and agencies of owners and certain other individuals who have been convicted of certain offenses).

d. SSA §1128 (42 USC §1320a-7 (Exclusion of certain individuals and entities from participationin Medicare and State health care programs).

e. SSA §1128A (42 USC § 1320a-7a) (Civil monetary penalties).

f. SSA §1128B (42 USC §1320a-7b) (Criminal penalties for acts involving federal health care programs). .

g. SSA §1128E (42 USC §1320a-7e) (Health care fraud and abuse data collection program).

L. Fraud and Abuse Protections

The CONTRACTOR must have procedures designed to safeguard against fraud and abuse. . Such procedures must:

1. Comply with all applicable Federal and State standards;

2. Prohibit conducting unsolicited personal contact with potential enrollees by the CONTRACTOR’s employees to influence enrollment with the CONTRACTOR; and

1.

M. Integrity of Professional Advice to Enrollees,

The CONTRACTOR must comply with the following:

1.	42 CFR section 422.206 (a) which prohibits interference with health care professionals’ advice to enrollees and requires that professionals provide information about treatment in an appropriate manner; and

2..	42 CFR sections 422.208 and 422.210 which place limitations on physician incentive plans and require the disclosure of information related to those physician incentive plans, respectively.

The following Sections N.P and Q are added to read as follows: IV. STATE RESPONSIBILITIES

P. Provide the CONTRACTOR with information, for distribution to potential enrollees, applicants and enrollees, regarding the types of benefits and amount, duration and scope of. benefits available, cost-sharing requirements, a description of the procedures relating to an enrollment cap or waiting list including the process for decicli g which children will be given priority for enrollment, how children will be informed of their status on a waiting list and the circumstances under which enrollment will reopen, if an enrollment cap or waiting list is in effect, physician incentive plans and review processes available to applicants and enrollees.

Q. Provide the CONTRACTOR with a public schedule that includes information on current cost-sharing charges, enrollee groups subject to the charges, cumulative cost-sharing maximums, mechanisms for making payments for required charges and the consequences for an applicant or enrollee who’ does not, pay a charge, including disenrollment protections.

The following Section IV.J is revised and Section N.R is added upon implementation of the Knowledge, Information and Data Systems (KIDS):

J. Provide the CONTRACTOR with all required forms and software necessary to transmit adjustments and enrollment transactions using the KIDS system.

R. Through the KIDS system, provide the CONTRACTOR with a standard monthly voucher to be downloaded through the HPN, which reflects the information contained in the KIDS system and which shall be used by the CONTRACTOR for all children eligible for subsidy who are enrolled in the program during the month for which payment is being claimed.

P.

Schedule of Deliverables Letters (i) and (j) are added to read as follows: Ongoing	Enrollment Activities

i. The CONTRACTOR shall inform each applicant about their right to a full Medicaid eligibility determination and the medically needy spend down program at the time of application.

j. The CONTRACTOR shall give enrollees reasonable notice of and an opportunity to pay past due family contribution prior to disenrollment. CONTRACTOR must provide enrollees with an opportunity to show that family income has declined prior to disenrollment and must provide enrollees with an opportunity for impartial review to address disenrollment in accordance with administrative guidance provided by the STATE.

i.

The following Section I.F is revised upon implementation of the Knowledge, Information and Data Systems (KIDS):

I. Payment and Reporting Terms and Conditions

F.	By no later than the seventh (7[6]”) business day of the month for which payment is being claimed, the CONTRACTOR shall update the KIDS database to reflect accurate information on the actual number of children enrolled in the program during the month for which payment is claimed by the CONTRACTOR to the STATE. The KIDS database shall include information on each enrolled child as required by the Meta Data Repository. The KIDS system will generate a standard voucher to be downloaded by the CONTRACTOR through the HPN which reflects the information contained in the KIDS system. Such standard voucher shall be used by the CONTRACTOR to receive payment for all children eligible for a subsidy payment and shall be submitted to the STATE no later than the tenth (loth) business day of the month for which payment is being claimed. Vouchers must be signed by an authorized representative of the CONTRACTOR and accompanied by a brief cover letter that identifies a name and phone number of a person authorized to speak on behalf of the CONTRACTOR if questions arise. The CONTRACTOR shall submit vouchers to the State’s designated payment office located in the New York State Department of Health.

The following paragraph replaces the existing paragraph on the Annual Marketing Plan:

II. Reporting Requirements

Annual Marketing Plan - An addendum to the currently approved Medicaid managed care/Family Health Plus Marketing plan which includes specific marketing activities and strategies aimed at reaching eligible children. The content of the marketing plan must be consistent with that required by the Office of Managed Care (OMC) as defined in ADM 38. This plan is due 60 days prior to the beginning of the calendar year and must be submitted simultaneously to the OMC and Child Health Plus contract managers.

The following report is added:

Screen and Enroll Report — A report that includes the number and percent of children applying for Child Health Plus who are screened potentially eligible for Medicaid, the number of those screened potentially eligible for Medicaid who are determined to be eligible versus the number not eligible and the number of children ultimately determined not to be eligible for Medicaid whose applications for Child Health Plus are processed. This report is due on a monthly basis by the tenth (10`h) business day of the month.

Effective with the implementation of the Knowledge, Information and Data System (KIDS), the following replaces Section II of Appendix F:

II. Reporting Requirements

The CONTRACTOR is responsible for submitting reports to the STATE as defined in Appendix G of the RFP (Appendix B) ‘contained herein. Additional reporting requirements may be imposed based on need or state or federal legislative requirements. The following are the reports currently required:

Six Month Operations Report — Enrollment summary by income and age group, disenrollment information, Statement of Revenue and Expenses, and Utilization/Visit data. This report is due 75 days after the close of the second quarter.

Annual Operations Report — The same data requirements as the Six Month Operations Report. This report is due 120 days after the close of the calendar year.

Annual Certified Financial Statements — Certified financial statements shall be prepared in accordance with the requirements of the Federal Office of Management and Budget (OMB) circular number A-133. This report is due within. one month of completion of but not later than nine months after the close of the plan’s fiscal year or the date specified in OMB circular A-133.

Monthly Voucher — Monthly voucher, including adjustments, if necessary. This report is due by the tenth business day of the month.

Annual Marketing Plan — An addendum to the currently approved Medicaid managed care/Family Health Plus Marketing plan which includes specific marketing activities and strategies aimed at reaching eligible: children. The content of the marketing plan must be consistent with that required by the Office of Managed Care (OMC) as defined in ADM 38. This plan is due 60 days prior to the beginning of the calendar year and must be submitted simultaneously to the OMC and Child Health Plus contract managers.

Quality Assurance Report — A report of quality performance data which is consistent with the New York State Department of Health Quality Assurance Reporting Requirements (QARR) data specifications as required by Section IlI.G.14 of Appendix A-2. This report is due on an annual basis in the month of June. The STATE, through the Office of Managed Care, will notify plans regarding the exact due date for this report.

Facilitated Enrollment Report — Provide specific information on the progress of each facilitated enrollment application using an Internet-based system developed by the STATE for that purpose. The required information shall be continually updated by the CONTRACTOR to ensure timely and accurate tracking of applications, including the dates and dispositions of applications as they are processed. In particular, the CONTRACTOR must ensure that the Internet. based system accurately reflects the end-

of-month status of all applications by the tenth business day following the end. of the month when the application was taken. CONTRACTOR shall also submit quarterly reports that contain narrative information regarding facilitated enrollment within thirty (30) days of the end of the reporting period.

Screen and Enroll Report A report that includes the number and percent of children applying for Child Health Plus who are screened potentially eligible for Medicaid, the number of those screened potentially eligible for Medicaid who are determined to be eligible versus the number not eligible and the number of children ultimately determined not to be eligible for Medicaid whose applications for Child Health Plus are processed. This report is due on a monthly basis by the tenth (10th) business day of the month.

Final Report - The following is required if a plan ceases to do business under the contract. The final report must detail all aspects of the program including the CONTRACTOR‘S experience in the marketing and enrollment process, the provision of health insurance benefits and how program funds were utilized. This report is due 90 days after the close of the contract period.

Appendix H
Additional Program Specific Clauses

The following Sections D and K.4 , 5 and 6 are added as follows: D. Co-payments/Cost Sharing

•	The CONTRACTOR will not charge enrollees any cost sharing beyond applicable family contributions.

K. Annual Recertification

4. Effective April 1, 2003, at recertification, the CONTRACTOR will give each parent and/or legally responsible adult who is a member of the child(ren)’s household and whose income is available to the child(ren), the option to provide their social security number in lieu of income documentation in accordance with administrative guidance issued by the STATE. If the parent/ responsible adult chooses not to provide their social security number(s), the CONTRACTOR will collect appropriate income documentation in accordance with administrative guidance issued by the STATE. The CONTRACTOR shall not require the provision of social security numbers as a condition of a child’s enrollment or eligibility for the program.

5. Effective April 1, 2003, the CONTRACTOR shall provide a two-month presumptive period at recertification in accordance with administrative guidance issued by the STATE.

STATE OF NEW YORK
DEPARTMENT OF HEALTH

Corning Tower The Governor Nelson A. Rockefeller Empire State Plaza Albany, New York 12237

Antonia C. Novello, M.D., M.P.H., Dr.P.H. Commissioner

Dennis P. Whalen

Executive Deputy Commissioner

DATE: Jan. 28 CONTRACT #:	, 2004 C015473

CONTRACTOR: CAREPLUS HEALTH PLAN CONTRACT PERIOD: Jul. 01, 1998 -Jun. 30, 2004

Attached is your copy of the approved contract. The Contract number must appear on all vouchers and correspondence.

Reports of the Expenditures and Budget Statements should be submitted as outlined in the Contract.

In accordance with the contract, properly completed vouchers and/or programmatic questions should be addressed to the State’s designated payment office as stated in the Contract.

Failure of the contracting. Agency to comply with payment provisions as set forth in the approved Contract may result in non-payment.

An additional supply. of vouchers to be used in submitting claims may be obtained by written request from the Office of the State Comptroller, Supply Room, 110 State Street, 2nd Floor, Albany, New York 12236. .

New York State Department of Health Contract Unit

Please note the following new information regarding payments:

OSC now offers Electronic Payments. Payments formerly made by check can be made by electronic funds transfer through the Automated Clearinghouse (ACH) network, and with OSC optional e-mail notification service, you will receive advance notice of your electronic payments. Additional information is available on-line at http://www.osc.state.nv.us/epav/how.htm or by calling 518-474-4032.

H

STATE OF NEW YORK DEPARTMENT OF HEALTH

Corning Tower The Governor Nelson A. Rockefeller Empire State Plaza Albany, New York 12237

Antonia C. Novello, M.D., M.P.H., Dr.P.H. Commissioner

Dennis P. Whalen

Executive Deputy Commissioner

S.CONTDecember 4, 2003

Karin Ajmani
President
CarePlus Health Plan 21 Penn Plaza
360 West 31st 5th Fl. New York, NY 10001

Dear Ms. Ajmani:

Enclosed is your Child Health Plus contract amendment for CarePlus Health Plan for the period January 1, 2004 to June 30, 2004.

Please sign and notarize both copies of the enclosed contract amendment (Appendix X) as soon as possible. Please return both amendments to me at:

NYS Child Health Plus Program ESP, Coming Tower, Room 1621 Albany, NY 12237-0004

Please return these documents as soon as possible to avoid any lapse in payment. If you have any questions regarding this matter, please contact me at (518) 473-0566. Thank you for your continued support of the Child Health Plus Program.

Sincerely,

Gabrielle L. Armenia Program Manager
NYS Child Health Plus Program

Enclosures

APPENDIX X
Agency Code 12000	Contract No. C-015473
Period 7/1/98 - 6/30/04	Funding Amount for Period $166,856,633

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the Department of Health, having its principal office at Corning Tower. Empire State Plaza, Albany, NY, (hereinafter referred to as the STATE), and CarePlus Health Plan (hereinafter referred to as the CONTRACTOR), for modification of Contract Number C015473 as reflected in attached revisions to the existing Section I.B.1 of the Agreement and Appendices E, F, I and J to extend the period of the contract through June 30, 2004.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR ISIGNATURE	STATE AGENCY SIGNATURE

By: /s/ K Ajmani	By:

Karin Ajmani	Judith Arnold

Printed Name	Printed Name

Title: President	Title: Deputy Commissioner

Division of Planning, Policy, and Resource Development

Date: 12/22/03	Date:

State Agency Certification:

“In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.”

STATE OF NEW YORK	)
) SS.:
County of New York ) {r}

On the 22nd day of December 2003 before me personally appeared Karin Ajmani ,to me known, who being by me duly sworn, did depose and say that he/she resides at New York, NY ,that he/she is the President of CarePlus LLC , the corporation described herein which executed the foregoing instrument, and that he/she signed his/her name thereto by order of the board of directors of said corporation.

Evelyn Huang
Notary Public State of New York
No. 31-6001118
Qualified in New York County

Commission Expires March 13, 2006

STATE OF NEW YORK AGREEMENT

Section I.B.1. is revised to read as follows: I. Conditions of Agreement

BA. This AGREEMENT is extended through June 30, 2004.

APPENDIX E
Financial Information

Sections A is revised to read as follows:

A. CarePlus Health Plan shall receive, for the period January 1, 2004 through June 30, 2004, an amount up to, but not to exceed, $ 15,700,000 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section lI.B.1 of this AGREEMENT or as modified by the STATE. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

Additional Premium Information:

The total monthly premium shall be: $ 110.70

The State share of the total monthly premium shall be $ 110.70 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AUAN).

The State share of the total monthly premium shall be $ 101.70 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

The State share of the total monthly premium shall be $ 95.70 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

In the absence of an approved premium modification by the Department of Health and State Insurance Department, the premium above or subsequent premium approved (whichever is in effect) shall continue as the State’s subsidy through June 30, 2004.

APPENDIX F

Payment and Reporting Schedule

Section I[.F is revised to read as follows: Annual Certified Financial Statements

Not -for- profit Health Plan: Certified financial statements shall be prepared in accordance with the requirements of the Federal Office of Management and Budget (OMB) circular number A-133 and submitted to the Department no later than nine months after the close of the plan’s fiscal year.

For — profit Health Plan: Certified financial statements shall be prepared in accordance with accounting principles generally accepted in the United States of America and must include a supplementary report of Child Health Plus B revenue and expenses. This report must be submitted to the Department no later than nine months after the close of the plan’s fiscal year.

The Department will impose penalties if the required fmancial statements are not submitted on time, including withholding payments on any or all Department contracts, recovering payments made under any or all DOH contracts, or terminating this AGREEMENT.

APPENDIX I

FEDERAL REQUIREMENTS

The following replaces the existing Appendix I: 1. Administrative Rules and Audits:

a.	If this contract is funded in whole or in part from federal funds, the CONTRACTOR shall comply with the following federal grant requirements regarding administration and allowable costs.

i.	For a local or Indian tribal government, use the principles in the common rule, “Uniform Administrative Requirements for Grants and Cooperative Agreements to State and Local Governments,” and Office of Management and Budget (OMB) Circular A-87, “Cost Principles for State, Local and Indian Tribal Governments”.

ii.	For a nonprofit organization other than

	♦ ♦	an institution of higher education, a hospital, or

♦ an organization named in OMB Circular A-122, “Cost Principles for Non-profit Organizations”, as not subject to that circular,

use the principles in OMB Circular A-110, “Uniform Administrative Requirements for Grants and Agreements with Institutions of Higher Education, Hospitals and Other Non-profit Organizations,” and OMB Circular A-122.

.	For an Educational Institution, use the principles in OMB Circular A-110 and OMB Circular A-21, “Cost Principles for Educational Institutions”.

i.	For a hospital, use the principles in OMB Circular A-110, Department of Health and Human Services, 45 CFR 74, Appendix E, “Principles for Determining Costs Applicable to Research and Development Under Grants and Contracts with Hospitals” and, if not covered for audit purposes by OMB Circular A-133, “Audits of States Local Governments and Non-profit Organizations”, then subject to program specific audit requirements following Government Auditing Standards for financial audits.

b.	If this contract is funded entirely from STATE funds, and if there are no specific administration and allowable costs requirements applicable, CONTRACTOR shall adhere to the applicable principles in “a” above.

c.	The CONTRACTOR shall comply with the following grant requirements regarding audits.

i.	If the contract is funded from federal funds, and the CONTRACTOR spends more than $300,000 in federal funds in their fiscal year, an audit report must be submitted in accordance with OMB Circular A-133.

ii.	If this contract is funded from other than federal funds or if the contract is funded from a combination of STATE and federal funds but federal funds are less,than $300,000, and if the CONTRACTOR receives $300,000 or more in total annual payments from the STATE, the CONTRACTOR shall submit to the STATE after the end of the CONTRACTOR’s fiscal year an audit report. The audit report shall be submitted to the STATE within thirty days after its completion but no later than nine months after the end of the audit period. The audit report shall summarize the business and financial transactions of the CONTRACTOR. The report shall be prepared and certified by an independent accounting firm or other accounting entity, which is demonstrably independent of the administration of the program being audited. Audits performed of the CONTRACTOR’s records shall be conducted in accordance with Government Auditing Standards issued by the Comptroller General of the United States covering fmancial audits. This audit requirement may be met through entity-wide audits, coincident with the CONTRACTOR’s fiscal year, as described in OMB Circular A-133. Reports, disclosures, comments and opinions required under these publications should be so noted in the audit report.

d.	For audit reports due on or after April 1, 2003, that are not received by the dates due, the following steps shall be taken:

i. If the audit report is one or more days late, voucher payments shall be held until a compliant audit report is received.

ii. If the audit report is 91 or more days late, the STATE shall recover payments for all STATE funded contracts for periods for which compliant audit reports are not received.

iii. If the audit report is 180 days or more late, the STATE shall terminate all active contracts, prohibit renewal of those contracts and prohibit the execution of future contracts until all outstanding compliant audit reports have been submitted.

i.

2. The CONTRACTOR shall accept responsibility for compensating the STATE for any exceptions which are revealed on an audit and sustained after completion of the normal audit procedure.

3.	FEDERAL CERTIFICATIONS: This section shall be applicable to this AGREEMENT only if any of the funds made available to the CONTRACTOR under this AGREEMENT are federal funds.

a. LOBBYING CERTIFICATION

1)	The CONTRACTOR acknowledges that as a recipient of federal appropriated funds, it is subject to the limitations on the use of such funds to influence certain Federal contracting and financial transactions, as specified in Public Law 101-121, section 319, and codified in section 1352 of Title 31 of the United States Code. In accordance with P.L. 101-121, section 319, 31 U.S.C. 1352 and implementing regulations, the CONTRACTOR affirmatively acknowledges and represents that it is prohibited and shall refrain from using Federal funds received under this AGREEMENT for the purposes of lobbying; provided, however, that such prohibition does not apply in the case of a payment of reasonable compensation made to an officer or employee of the CONTRACTOR to the extent that the payment is for agency and legislative liaison activities not directly related to the awarding of any Federal contract, the making of any Federal grant or loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment or modification of any Federal contract, grant, loan or cooperative agreement. Nor does such prohibition prohibit any reasonable payment to a person in connection with, or any payment of reasonable compensation to an officer or employee of the CONTRACTOR if the payment is for professional or technical services rendered directly in the preparation, submission or negotiation of any bid, proposal, or application for a Federal contract, grant, loan, or cooperative agreement, or an extension, continuation, renewal, amendment, or modification thereof, or for meeting requirements imposed by or pursuant to law as a condition for receiving that Federal contract, grant, loan or cooperative agreement.

2)	This section shall be applicable to this AGREEMENT only if federal funds allotted exceed $100,000.

1)

♦ No federal appropriated funds have been paid or will be paid, by or on behalf of the CONTRACTOR, to any person for influencing or attempting to influence an officer or employee of an agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the awarding of any federal contract, the making of any federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal amendment or modification of any federal contract, grant, loan, or cooperative agreement.

♦ If any funds other than federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with this federal contract, grant, loan, or cooperative agreement, the CONTRACTOR shall complete and submit Standard Form-LLL, “Disclosure Form to Report Lobbying” in accordance with its instructions.

b)	The CONTRACTOR shall require that the language of this certification be included in the award documents for all sub-awards at all tiers (including subcontracts, sub-grants, and contracts under grants, loans, and cooperative agreements) and that all sub-recipients shall certify and disclose accordingly. This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by section 1352, title 31, U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

c)	The CONTRACTOR shall disclose specified information on any agreement with lobbyists whom the CONTRACTOR will pay with other Federal appropriated funds by completion and submission to the STATE of the Federal Standard Form-LLL, “Disclosure Form to Report Lobbying”, in accordance with its instructions. This form may be obtained by contacting either the Office of Management and Budget Fax Information Line at

b)

d)	The CONTRACTOR shall file quarterly updates on the use of lobbyists if material changes occur, using the same standard disclosure form identified in (c) above to report such updated information.

3) The reporting requirements enumerated in subsection (3) of this paragraph shall not apply to the CONTRACTOR with respect to:

a)	Payments of reasonable compensation made to its regularly employed officers or employees;

b)	A request for or receipt of a contract (other than a contract referred to in clause (c) below), grant, cooperative agreement, subcontract (other than a subcontract referred to in clause (c) below), or subgrant that does not exceed $100,000; and

c)	A request for or receipt of a loan, or a commitment providing for the United States to insure or guarantee a loan, that does not exceed $150,000, including a contract or subcontract to carry out any purpose for which such a loan is made.

b. CERTIFICATION REGARDING ENVIRONMENTAL TOBACCO SMOKE:

Public Law 103-227, also known as the Pro-Children Act of 1994 (Act), requires that smoking not be permitted in any portion of any indoor facility owned or leased or contracted for by an entity and used routinely or regularly for the provision of health, day care, early childhood development services, education or library services to children under the age of 18, if the services are funded by federal programs either directly or through State or local governments, by federal grant, contract, loan, or loan guarantee. The law also applies to children’s services that are provided in indoor facilities that are constructed, operated, or maintained with such federal funds. The law does not apply to children’s services provided in private residences; portions of facilities used for inpatient drug or alcohol treatment; service providers whose sole source of applicable federal funds is Medicare or Medicaid; or facilities where WIC coupons are redeemed. Failure to comply with the provisions of the law may result in the imposition of a monetary penalty of up to $1000 for each violation and/or the imposition of an administrative compliance order on the responsible entity.

By signing this AGREEMENT, the CONTRACTOR certifies that it will comply with the requirements of the Act and will not allow smoking within any portion of any indoor facility used for the provision of services for children as defined by the Act. The CONTRACTOR agrees that it will require that the language of this certification be included in any subawards which contain provisions for children’s services and that all subrecipients shall certify accordingly.

c. CERTIFICATION REGARDING DEBARMENT AND SUSPENSION

Regulations of the Department of Health and Human Services, located at Part 76 of Title 45 of the Code of Federal Regulations (CFR), implement Executive Orders 12549 and 12689 concerning debarment and suspension of participants in federal programs and activities. Executive Order 12549 provides that, to the extent permitted by law, Executive departments and agencies shall participate in a government-wide system for non-procurement debarment and suspension. Executive Order 12689 extends the debarment and suspension policy to procurement activities of the federal government. A person who is debarred or suspended by a federal agency is excluded from federal financial and non-financial assistance and benefits under federal programs and activities, both directly (primary covered transaction) and indirectly (lower tier covered transactions). Debarment or suspension by one federal agency has government-wide effect.

Pursuant to the above-cited regulations, the New York State Department of Health (as a participant in a primary covered transaction) may not knowingly do business with a person who is debarred, suspended, proposed for debarment, or subject to other government-wide exclusion (including any exclusion from Medicare and State health care program participation on or after August 25, 1995), and the Department of Health must require its prospective contractors, as prospective lower tier participants, to provide the certification in Appendix B to Part 76 of Title 45 CFR, as set forth below:

1) APPENDIX B TO 45 CFR PART 76-CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION-LOWER TIER COVERED TRANSACTIONS

Instructions for Certification

a)	By signing and submitting this proposal, the prospective lower tier participant is providing the certification set out below.

b)	The certification in this clause is a material representation of fact upon which reliance was placed when this transaction was entered into. If it is later determined that the prospective lower tier participant knowingly rendered and erroneous certification, in addition to other remedies available to the Federal Government the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

c)	The prospective lower tier participant shall provide immediate written notice to the person to which this proposal is submitted if at any time the prospective lower tier participant learns that its certification was erroneous when submitted or had become erroneous by reason of changed circumstances.

d)	The terms covered transaction, debarred, suspended, ineligible, lower tier covered transaction, participant, person, primary covered transaction, principal, proposal, and voluntarily excluded, as used in this clause, have the meaning set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. You may contact the person to which this proposal is submitted for assistance in obtaining a copy of those regulations.

e)	The prospective lower tier participant agrees by submitting this proposal that, should the proposed covered transaction be entered into, it shall not knowingly enter into any lower tier covered transaction with a person who is proposed for debarment under 48 (:FR part 9, subpart 9.4, debarred, suspended, declared ineligible, or voluntarily excluded from participation in this covered transaction, unless authorized by the department or agency with which this transaction originated.

f)	The prospective lower tier participant further agrees by submitting this proposal that it will include this clause titled “Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion-Lower Tier Covered Transaction,” without modification, in all lower tier covered transactions.

g)	A participant in a covered transaction may rely upon a certification of a prospective participant in a lower tier covered transaction that it is not proposed for debarment under 48 CFR part 9, subpart 9.4, debarred,suspended, ineligible, or voluntarily excluded from covered transactions, unless it knows that the certification is erroneous. A participant may decide the method and frequency by which it determines the eligibility of its principals. Each participant may, but is not required to, check the List of Parties Excluded from Federal Procurement and Non-procurement Programs.

h)	Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render in good faith the certification required by this clause. The knowledge and information of a participant is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

i)	Except for transactions authorized under paragraph “e” of these instructions, if a participant in a covered transaction knowingly enters into a lower tier covered transaction with a person who is proposed for debarment under 48 CFR part 9, subpart 9.4, suspended, debarred, ineligible, or voluntarily excluded from participation in this transaction, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

2)	Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion — Lower Tier Covered Transactions

a)	The prospective lower tier participant certifies, by submission of this proposal, that neither it nor its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department agency.

b)	Where the prospective lower tier participant is unable to certify to any of the statements in this certification, such prospective participant shall attach an explanation to this proposal.

4. The STATE, its employees, representatives and designees, shall have the right at any time during normal business hours to inspect the sites where services are performed and observe the services being performed by the CONTRACTOR. The CONTRACTOR shall render all assistance and cooperation to the STATE in making such inspections.
The surveyors shall have the responsibility for determining contract compliance as well as the quality of service being rendered.

5. The CONTRACTOR will not discriminate in the terms, conditions and privileges of employment, against any employee, or against any applicant for employment because of race, creed, color, sex, national origin, age, disability, sexual orientation or marital status. The CONTRACTOR has an affirmative duty to take prompt, effective, investigative and remedial action where it has actual or constructive notice of discrimination in the terms, conditions or privileges of employment against (including harassment of) any of its employees by any of its other employees, including managerial personnel, based on any of the factors listed above.

6. The CONTRACTOR shall not discriminate on the basis of race, creed, color, sex, national origin, age, disability, sexual orientation or marital status against any person seeking services for which the CONTRACTOR may receive reimbursement or payment under this AGREEMENT.

7. The CONTRACTOR shall comply with all applicable federal, State and local civil rights and human rights laws with reference to equal employment opportunities and the provision of services.

8. The STATE may cancel this AGREEMENT at any time by giving the CONTRACTOR not less than thirty (30) days written notice that on or after a date therein specified, this AGREEMENT shall be deemed terminated and cancelled.

9. Other Modifications

a.	Modifications of this AGREEMENT as specified below may be made within an existing PERIOD by mutual written agreement of both parties:

♦ ♦ ♦	Appendix B — Budget line interchanges; Appendix C — Section 11, Progress and Final Reports; Appendix D — Program Workplan.

b.	To make any other modification of this AGREEMENT within an existing PERIOD, the parties shall revise or complete the appropriate appendix form(s), and a Modification Agreement (Appendix X is the blank form to be used), which shall be effective only upon approval by the Office of the State Comptroller.

10. Unless the CONTRACTOR is a political sub-division of New York State, the CONTRACTOR shall provide proof, completed by the CONTRACTOR’s insurance carrier and/or the Workers’ Compensation Board, of coverage for

♦ Workers’ Compensation, for which one of the following is incorporated into this contract as Appendix E-l:

♦

♦ Certificate of Workers’ Compensation Insurance, on the Workers’ Compensation Board form C-105.2 or the State Insurance Fund Form U- 26.3 (naming the Dept. of Health, Corning Tower Rm. 1315, Albany 12237- 0016), or

♦ Affidavit Certifying That Compensation Has Been Secured, form SI-12 or form GSI 105.2, or

♦ Statement That Applicant Does Not Require Workers’ Compensation or Disability Benefits Coverage, form 105.21, completed for workers’ compensation; and

♦ Disability Benefits coverage, for which one of the following is incorporated into this contract as Appendix E-2:

♦ Certificate of Disability Benefits Insurance, form DB-120.1, or

♦ Notice of Qualification as Self Insurer Under Disability Benefits Law, form DB-155, or

♦ Statement That Applicant Does Not Require Workers’ Compensation or Disability Benefits Coverage, form 105.21, completed for disability benefits insurance.

11. Additional clauses as may be required under this AGREEMENT are annexed hereto as appendices and are made a part hereof if so indicated on the face page of this AGREEMENT.

Appendix J

Child Health Plus B

Benefits Package

No Pre-Existing Condition Limitations Permitted

No Co-payments or Deductibles

January 1, 2004

General Coverage	Scope of Coverage	Level of Coverage
Pediatric Health Promotion Visits	Well child care visits in accordance with visitation schedule established by American Academy of Pediatrics, and the Advisory Committee on Immunization Practices recommended immunization schedule.	Includes all services related to visits. Includes immunizations which must be provided within
90 days from publication in the Morbidity and Mortality Weekly Report, well child care, health
education, tuberculin testing (mantoux), hearing testing, dental and developmental screening,
clinical laboratory and radiological tests, eye screening, lead screening, and reproductive
health services, with direct access to such reproductive health services.

No benefits will be provided for any out-of-hospital days, or if inpatient care was not necessary; no benefits are provided after discharge; benefits are paid in full for accommodations in a semi-private room. A private room will be covered if medically warranted. Includes 365 days per year coverage for inpatient hospital services and services
provided by physicians and other professional personnel for covered inpatient services: bed
and board, including special diet and nutritional therapy: general, special and critical care
nursing services, supplies and equipment related to surgical operations, recovery facilities,
anesthesia, and facilities for intensive or special care; oxygen and other inhalation therapeutic
services and supplies; drugs and medications that are not experimental; sera, biologicals,
vaccines, intravenous preparations, dressings, casts, and materials for diagnostic studies;
blood products, except when participation in a volunteer blood replacement program is available to the insured or covered person, and services and equipment related to their administration; facilities, services, supplies and equipment related to physical medicine and
occupational therapy and rehabilitation; facilities, services, supplies and equipment related to
diagnostic studies and the monitoring of physiologic functions, including but not limited to
laboratory, pathology, cardiographic, endoscopic, radiologic and

Inpatient Hospital or Medical or Surgical Care	electro-encephalographic
As a registered bed patient for treatment of
an illness,
injury or condition which cannot be treated on an
outpatient basis. The hospital must be a
short-term, acute
care facility and New York State licensed.
studies and examinations; facilities, services, supplies and equipment related to radiation and
nuclear therapy; facilities, services, supplies and equipment related to emergency medical
care; chemotherapy; any additional medical, surgical, or related services, supplies and equipment that are customarily furnished by the hospital.

General Coverage Scope of Coverage		Level of Coverage
Inpatient Mental Health and Alcohol and Substance Abuse Services	Services to be provided in a facility operated by OMH
under sec. 7.17 of the Mental Hygiene Law, or a
facility
issued an operating certificate pursuant to Article
23 or
Article 31 of the Mental Hygiene Law or a general
hospital
	as defined in Article 28 of the Public Health Law.	A combined 30 days per calendar year for inpatient mental health services, inpatient detoxification and inpatient rehabilitation.

Professional Services for Diagnosis and Treatment of Illness and Injury	Provides services on ambulatory basis by a covered
provider for medically necessary diagnosis and
treatment
of sickness and injury and other conditions. Includes
all
services related to visits. Professional services are
provided on outpatient basis and inpatient basis.	No limitations. Includes wound dressing and casts to immobilize fractures for the immediate
treatment of the medical condition. Injections and medications provided at the time of the
office visit or therapy will be covered. Includes audiometric testing where deemed medically
necessary.

Hospice Services and Expenses	Coordinated hospice program of home and inpatient
services which provide non-curative medical and
support
services for persons certified by a physician to be
terminally ill with a life expectancy of six months
or less.	Hospice services include palliative and supportive care provided to a patient to meet the
special needs arising out of physical, psychological, spiritual, social and economic stress
which are experienced during the final stages of illness and during dying and bereavement.
Hospice organizations must be certified under Article 40 of the NYS Public Health
Law. All
services must be provided by qualified employees and volunteers of the hospice or by qualified staff through contractual arrangements to the extent permitted by federal and state
requirements. All services must be provided according to a written plan of care which reflects
the changing needs of the patient/family. Family members are eligible for up to five visits for
bereavement counseling.

Outpatient Surgery	Procedure performed within the provider’s office will
be
covered as well as “ambulatory surgery procedures”
which
may be performed in a hospital-based ambulatory
surgery
	service or a freestanding ambulatory surgery center.	The utilization review process must ensure that the ambulatory surgery is appropriately provided.

Diagnostic and Laboratory Tests	Prescribed ambulatory clinical laboratory tests and diagnostic x-rays.	No limitations.

General
Coverage	Scope of Coverage	Level of Coverage
Includes hospital beds and accessories, oxygen and oxygen
	Durable Medical Equipment means devices and	supplies, pressure pads, volume
	equipment ordered by a practitioner for the	ventilators, therapeutic ventilators, nebulizers and other
	treatment of a	equipment for respiratory care,
	specific medical condition which:	traction equipment, walkers, wheelchairs and accessories, commode
	Can withstand repeated use for a protracted	chairs, toilet rails,
	period of time;	apnea monitors, patient lifts, nutrition infusion pumps,
	Are primarily and customarily used for medical	ambulatory infusion pumps and other
	purposes;	miscellaneous DME.
	Are generally not useful in the absence of	DME coverage includes equipment servicing (labor and parts).
Durable Medical	illness	Examples include, but are not
Equipment (DME),	or injury; and	limited to:
Prosthetic	© Are usually not fitted, designed or fashioned	Fitted/Customized leg brace Not fitted/Customized cane
Appliances	for	Prosthetic arm Wheelchair
and Orthotic Devices	a particular person's use.	Footplate Crutches
DME intended for use by one person may be
custom-
made or customized.

	Prosthetic Appliances are those appliances and	Covered without limitation except that there is no coverage for
	devices	cranial prosthesis (Le. wigs)
	ordered by a qualified practitioner which	and dental prosthesis, except those made necessary due to
	replace any	accidental injury to sound,
	missing part of the body.	natural teeth and provided within twelve months of the accident,
	—	and except for dental
prosthesis needed in treatment of congenital abnormality or as part of reconstructive surgery.
	Orthotic Devises are those devices which are	No limitations on orthotic devices except that devices prescribed
	used to	solely for use during sports
	support a weak or deformed body member or to	are not covered.
	restrict or,	—
eliminate motion in a diseased or injured part
of the body.
Therapeutic Services	Ambulatory radiation therapy, chemotherapy,	No limitations. These therapies must be medically necessary and
	injections	under the supervision or
	and medications provided at time of therapy (Le.	referral of a licensed physician. Short term physical and
	chemotherapy) will also be covered.	occupational therapies will be
	—	covered when ordered by a physician. No procedure or services considered experimental will
be reimbursed.

	Hemodialysis	Determination of the need for services and whether home-based or
	—	facility-based treatment is
appropriate.

One hearing examination per calendar year is covered. If an
auditory deficiency requires
additional hearing exams and follow-up exams, these exams will be covered. Hearing aids,
including batteries and repairs, are covered. If medically
	Hearing examinations to determine the need for	necessary, more than one hearing
	corrective	aid will be covered.
	action and speech therapy performed by an	Covered speech therapy services are those required for a condition
Speech and Hearing	audiologist,	amenable to significant
Services Including	language pathologist, a speech therapist and/or	clinical improvement within a two-month period, beginning with the
Hearing Aids	otolaryngologist.	first day of therapy.

Benefits are available if a physician orders the tests: proper diagnosis and treatment require
the tests; and the surgery takes place within seven days after the testing. If surgery is
	All tests (laboratory, x-ray, etc.) necessary	canceled because of pre-surgical test findings or as a result of a
	prior to	Second Opinion on Surgery,
Pre-Surgical Testing	inpatient or outpatient surgery.	the cost of the tests will be covered.

General Coverage Scope of Coverage		Level of Coverage
Second Surgical
Opinion	Provided by a qualified physician.	No limitations.

Second Medical Opinion	Provided by an appropriate. specialist, including one affiliated with a specialty care center.	A second medical opinion is available in the event of a positive or negative diagnosis of cancer, a recurrence of cancer, or a recommendation of a course of treatment of cancer.

Outpatient Visits for Mental Health and for the Diagnosis and Treatment of Alcoholism and Substance Abuse	Services must be provided by certified and/or licensed professionals.
A combined 60 outpatient visits per calendar year. Visits may include family therapy for
alcohol, drug and/or mental health as long as such therapy is directly related to the enrolled
child’s alcohol, drug and/or mental health treatment.

Home Health Care Services	The care and treatment of a covered person who
is under
the care of a physician but only if
hospital[i]zation or
confinement in a skilled nursing facility
would otherwise
have been required if home care was not
provided and the
plan covering the home health service is
established and
provided in writing by such physician.	Home care shall be provided by a certified home health agency possessing a valid certificate
of approval issued pursuant to Article 36 of the Public Health Law.
Home care shall consist of
one or more of the following: part-time or intermittent home health aide services which consist
primarily of caring for the patient, physical, occupational, or speech therapy if provided by the
home health agency and medical supplies, drugs and medications prescribed by a physician,
and laboratory services by or on behalf of a certified home health agency to the extent such
items would have been covered or provided under the contract if the covered person had
been hospitalized or confined in a skilled nursing facility. The contract must provide 40 such
visits in any calendar year, if such visits are medically necessary.

Prescription and Non- Prescription Drugs	Prescription and non-prescription medications must be authorized by a professional licensed to write prescriptions.	Prescriptions must be medically necessary. May be limited to generic medications where
medically acceptable. Includes family planning or contraceptive medications or devices. All
medications used for preventive and therapeutic purposes will be covered. Vitamins are not
covered except when necessary to treat a diagnosed illness or condition. Coverage includes
enteral formulas for home use for which a physician or other provider authorized to prescribe
has issued a written order. Enteral formulas for the treatment of specific diseases shall be
distinguished from nutritional supplements taken electively.
Coverage for certain inherited
diseases of amino acid and organic acid metabolism shall include modified solid food
products that are low-protein or which contain modified protein.
Coverage for such modified
solid food products shall not exceed $2500 per calendar year.

General Coverage Scope of Coverage	Level of Coverage
For services to treat an emergency condition in
hospital
facilities. For the purpose of this provision,
“emergency
condition” means a medical or behavioral
condition, the
onset of which is sudden, that manifests itself
by
symptoms of sufficient severity, including
severe pain, that
a prudent layperson, possessing an average
knowledge of
medicine and health, could reasonably expect the
absence
of immediate medical attention to result in:
Emergency Medical Services	o Placing the health of the person
afflicted with
such condition in serious jeopardy, or in the
case
of a behavioral condition placing the health of
such person br others in serious jeopardy;
© Serious impairment to such person’s bodily
functions;
Serious dysfunction of any bodily organ or part
of such person; or
Serious disfigurement of such person.	No limitations.

General
Coverage	Scope of Coverage	Level of Coverage
Services must be provided by an ambulance service issued a certificate to operate pursuant
to Section 3005 of the Public Health Law.
Evaluation and treatment services must be for an emergency condition defined as a medical
or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of
sufficient severity, including severe pain, that a prudent layperson, possessing an average
knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in:
o Placing the health of the person afflicted with such condition in serious jeopardy, or
in the case of a behavioral condition placing the health of such person or others in serious jeopardy;
Serious impairment to such person's bodily functions;
Serious dysfunction of any bodily organ or part of such person; or
o Serious disfigurement of such person.
Coverage for non-airborne emergency transportation is based on whether a prudent layperson, possessing an average knowledge of medicine and health, could reasonable expect the absence of such transportation to result in:
	Pre-hospital emergency medical services,	o Placing the health of the person afflicted with such condition in
	including	serious jeopardy;
	prompt evaluation and treatment of an emergency	Serious impairment to such person's bodily functions;
Ambulance	condition and/or non-airborne transportation	o Serious dysfunction of any bodily organ or part of such person; or
Services	to a hospital.
Serious disfigurement of such person.
Inpatient hospital coverage for at least 48
hours after
childbirth for any delivery other than a
C-Section and in at
least 96 hours following a C-section. Also
coverage of
parent education, assistance and training in
breast and
bottle feeding and any necessary maternal and
newborn
clinical assessments. The mother shall have
the option to
be discharged earlier than the 48/96 hours,
provided that
	at least one home care visit is covered	No limitations; (however subsidized children requiring maternity care services will
	post-discharge.	be referred
Maternity Care	Prenatal, labor and delivery is covered.	to Medicaid).
Diabetic Supplies and	Coverage includes insulin, blood glucose monitors, blood	As prescribed by a physician or other licensed health care provider legally authorized to

Equipment	glucose monitors for visually impaired, data
management
systems, test strips for monitors and visual
reading, urine
test strips, insulin, injection aids,
cartridges for visually
impaired, syringes, insulin pumps and
appurtenances
	thereto, insulin infusion devices, oral agents.	prescribe under title eight of the education law.

Child Health Plus B
Benefit Package Exclusions

The following services will NOT be covered:

•	Experimental medical or surgical procedures.

•	Experimental drugs.

•	Drugs which can be bought without prescription, except as defined.

•	Prescription drugs and biologicals and the administration of these drugs and biologicals that are furnished for the purpose of causing or assisting in causing the death, suicide, euthanasia or mercy killing of a person.

•	Private duty nursing.

•	Home health care, except as defined.

•	Care in connection with the detection and correction by manual or mechanical means of structural imbalance, distortion or subluxation in the human body for the purpose of removing nerve interference and the effects thereof, where such interference is the result of or related to distortion, misalignment or subluxation of or in the vertebral column.

•	Services in a skilled nursing facility or rehabilitation facility.

•	Cosmetic, plastic, or reconstructive surgery, except as defined.

•	In vitro fertilization, artificial insemination or other means of conception and infertility services.

•	Services covered by another payment source.

•	Durable Medical Equipment and Medical Supplies, except as defined.

•	Transportation, except as defined.

•	Personal or comfort items.

•	Orthodontia Services.

•	Services which are not medically necessary.

STATE OF- NEW YORK
DEPARTMENT OF HEALTH

Corning Tower The Governor Nelson A. Rockefeller Empire State Plaza Albany, New York 12237
Antonia C. Novello, M.D., M.P.H., Dr.P.H. Commissioner

Dennis P. Whalen
Executive Deputy Commissioner

DATE: Sep. 08	, 2004

CONTRACT #:	C015473

CONTRACTOR:	CAREPLUS HEALTH PLAN

CONTRACT PERIOD: Jul. 01, 1998 — Dec. 31, 2004

Attached is your copy of the approved contract. The Contract number must appear on all vouchers and correspondence.

Reports of the Expenditures and Budget Statements should be submitted as outlined-in the Contract.

In accordance with the contract, properly completed vouchers and/or programmatic questions should be addressed to the State’s designated payment office as stated in the Contract.

Failure of the contracting Agency to, comply with payment provisions asset forth in the approved Contract may result in non-payment.

An additional supply of vouchers to be used in submitting claims may be obtained by written request from the Office of the State Comptroller, Supply Room, 110 State Street, 2nd Floor, Albany, New York 12236.

New York State Department of Health Contract Unit

Please note the following new information regarding payments:. .

OSC now offers Electronic Payments. Payments formerly made by check east be. made by electronic funds transfer. through the Automated Clearinghouse (A network, and with OSC optional e-mail notification service, you will receive advance notice: of your electronic payments:. Additional information is available on-line at Irttp://rvww.ose.state.nv.usfenar/how.htm or by calling 518-474-4032’.

Agency Code 12000 Period	7/1/1998 to 12/31/04	APPENDIX X Contract No. C-015473 Funding Amount for Period $183,356,633.00

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the Department of Health, having its principal office at Corning Tower, Empire State Plaza, Albany, NY, (hereinafter referred to as the STATE), and Care Plus, LLC (hereinafter referred to as the CONTRACTOR), for modification of Contract Number C-015473 as reflected in the attached provisions to Section I.B.I. of the Agreement and Appendices E and L, and to extend the period of the contract through December 31, 2004.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR ISIGNATURE	STATE AGENCY SIGNATURE

By: /s/ K Ajmani	By:	/s/ Judith Arnold

Karin Ajmani	Judith Arnold

Printed Name	Printed Name

Title: President	Title: Deputy Commissioner

Division of Planning, Policy, and Resource Development

Date: 6/2/04	Date:	6/21/04

State Agency Certification:

“In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.”

STATE OF NEW YORK	)
) SS.:
County of New York ) {r}

On the 2nd day of June 2004 before me personally appeared Karin Ajmani ,to me known, who being by me duly sworn, did depose and say that he/she resides at New York, NY , that he/she is the President of CarePlus LLC , the corporation described herein which executed the foregoing instrument, and that he/she signed his/her name thereto by order of the board of directors of said corporation.

Evelyn Huang
Notary Public State of New York
No. 31-6001118
Qualified in New York County

Commission Expires March 13, 2006

Section I.B.1. is revised to read as follows: I. Conditions of Agreement

B.1. This AGREEMENT is extended through December 31, 2004.

APPENDIX E

Financial Information

Sections A is revised to read as follows:

A. Care Plus, LLC shall receive, for the period July 1, 2004 through December 31, 2004, an amount up to, but not to exceed, $16,500,000.00 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II.B. l of this AGREEMENT or as modified by the STATE. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.
Additional Premium Information:

The total monthly premium shall be: $ 110.70

The State share of the total monthly premium shall be $ 110.70 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AI/AN)

The State share of the total monthly premium shall be $ 101.70 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

The State share of the total monthly premium shall be $ 95.70 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

In the absence of an approved premium modification by the Department of Health and State Insurance Department, the premium above or subsequent premium approved (whichever is in effect) shall continue as the State’s subsidy through December 31, 2004.

Appendix L
Privacy and Confidentiality

Section II is revised as follows:

II. Effective April 14, 2003, the CONTRACTOR shall comply with the following agreement:

Federal Health Insurance Portability and Accountability Act (HIPAA)
Business Associate Agreement (“Agreement”)

This Business Associate Agreement between the New York State Department of Health and Care Plus, LLC, hereinafter referred to as the Business Associate, is effective on April 14, 2003 to December 31, 2004.

STATE OF NEW YORK DEPARTMENT OF HEALTH Coming Tower The Governor Nelson A. Rockefeller Empire State Plaza Albany, New York 12237

Antonia C. Novello, M.D., M.P.H., Dr.P.H. Commissioner

Dennis P. Whalen

Executive Deputy Commissioner

May 27, 2004

Evelyn Huang Care Plus
21 Penn Plaza
360 W 31st St., 5th Floor
New York, NY 10001

Dear Ms. Huang:

Enclosed is your Child Health Plus contract amendment for Care Plus for the period July 1, 2004 to December 31, 2004.

Please sign and notarize both copies of the enclosed contract amendment (Appendix X) as soon as possible. Please return both amendments to me at:

NYS Child Health Plus Program ESP, Corning Tower, Room 1621 Albany, NY 12237-0004

Please return these documents as soon as possible to avoid any lapse in payment. If you have any questions regarding this matter, please contact me at (518) 473-0566. Thank you for your continued support of the Child Health Plus Program.

Sincerely,

Gabrielle L. Armenia Program Manager
NYS Child Health Plus Program

Enclosures

Agency Code 12000 Period	7/1/1998 to 12/31/04	APPENDIX X Contract No. C-015473 Funding Amount for Period $183,356,633.00

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the Department of Health, having its principal office at Corning Tower, Empire State Plaza, Albany, NY, (hereinafter referred to as the STATE), and Care Plus, LLC (hereinafter referred to as the CONTRACTOR), for modification of Contract Number C-015473 as reflected in the attached provisions to Section I.B.I. of the Agreement and Appendices E and L, and to extend the period of the contract through December 31, 2004.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures. CONTRACTOR ISIGNATURE STATE AGENCY SIGNATURE

By: /s/ K Ajmani	By:	/s/ Judith Arnold

Karin Ajmani	Judith Arnold

Printed Name	Printed Name

Title: President	Title: Deputy Commissioner

Division of Planning, Policy, and Resource Development

Date: 6/2/04	Date:	6/21/04

State Agency Certification:

“In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.”

STATE OF NEW YORK	)
) SS.:
County of New York ) {r}

On the 2nd day of June 2004 before me personally appeared Karin Ajmani ,to me known, who being by me duly sworn, did depose and say that he/she resides at New York, NY , that he/she is the President of CarePlus LLC , the corporation described herein which executed the foregoing instrument, and that he/she signed his/her name thereto by order of the board of directors of said corporation.

Evelyn Huang
Notary Public State of New York
No. 31-6001118
Qualified in New York County
Commission Expires March 13, 2016

STATE COMPTROLLER SIGNATURE

Section I.B.1. is revised to read as follows: I. Conditions of Agreement

B.1. This AGREEMENT is extended through December 31, 2004.

APPENDIX E

Financial Information

Sections A is revised to read as follows:

A. Care Plus, LLC shall receive, for the period July 1, 2004 through December 31, 2004, an amount up to, but not to exceed, $16,500,000.00 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II.B.1 of this AGREEMENT or as modified by the STATE. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

Additional Premium Information:

The total monthly premium shall be: $ 110.70

The State share of the total monthly premium shall be $ 110.70 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AI/AN)

The State share of the total monthly premium shall be $ 101.70 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family; The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

The State share of the total monthly premium shall be $ 95.70 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

In the absence of an approved premium modification by the Department of Health and State Insurance Department, the premium above or subsequent premium approved (whichever is in effect) shall continue as the State’s subsidy through December 31, 2004.

Appendix L
Privacy and Confidentiality

Section II is revised as follows:

II. Effective April 14, 2003, the CONTRACTOR shall comply with the following agreement:

Federal Health Insurance Portability and Accountability Act (HIPAA)

Business Associate Agreement (“Agreement”)

This Business Associate Agreement between the New York State Department of Health and Care Plus, LLC, hereinafter referred to as the Business Associate, is effective on April 14, 2003 to December 31, 2004.

DOH STATE OF NEW YORK

DEPARTMENT OF HEALTH

Coming Tower The Governor Nelson A. Rockefeller Empire State Plaza Albany, New York 12237

Antonia C. Novelle, M.D., M.P.H., M.P.H. Commissioner	Dennis P. Whalen Executive Deputy Commissioner

November 24, 2004

Evelyn Huang
General Counsel
Care Plus Health Plan
21 Penn Plaza, 360 W. 31st St, 5th Floor New York, NY .10001

Dear. Ms. Huang:

Enclosed is your Child Health Plus contract amendment for Care Plus Health Plan for the period January 1, 2005 through June 30, 2005.

Please sign and notarize both copies of the enclosed comma amendment (Appendix X) and sign the Waiver of Interest Payment form as soon as possible. Please return both amendments and the form to me at:

NYS Child Health Plus Program ESP, Corning Tower, Room 1621 Albany, NY 12237-0004

Please return these documents as soon as possible to avoid any lapse in payment If you have any questions regarding this matter, please contact me at (518) 473-0566. Thank you for your continued support of the Child Health Plus Program.

Sincerely,

Gabrielle L. Armenia Program Manager
NYS Child Health Plus Program

EnclosuresAPPENDIX X

Agency Code: 12000 Contract Number: 0-015473

Period: July 1, 1998 through June 30, 2005 Fending Amount for Period: 8198,606,633

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the Department of Health, having its principal office at Coming Tower. Empire State Plate. Albany, NY, (hereinafter referred to as the STATE), and Care Plus Health Plan thereinafter referred to as the CONTRACTOR), for modification of Contract Number C-015473 as reflected in the attached provisions to Section 1.8.1. of the Agreement and Appendices E and L. and to extend the period ‘litho contract through June 30, 2005.

CONTRACTOR acknowledges that the STATE Is currently developing a replacement contract document to govern services provided to Child Health Plus enrollees. If that replacement contract between the CONTRACTOR and the STATE Is in place prior to Juno 30, 2005, this CONTRACT will be cancelled upon approval of the replacement contract. Any extension to this CONTRACT beyond dune 30, 2005 must be done via written amendment approved by the Office of the State Comptroller.

All other provisions of said AGREEMENT shall remain in fall force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE	STATE AGENCY SIGNATURE

By:		By

Judith Arnold Printed Name Printed Name

Title: Deputy Commissioner
Division of Planning, Policy and Resource Development

Date: Data:

State Agency Certification:
In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract”

STATE OF NEW YORK )

) SS.: County of ._._)

On theday ofz0, before me personally appeared	, to me known,

who being by me duty sworn, did depose and say that he/she resides at	, that he/she is the

of the the corporation described herein which executed the foregoing instrument; and that ha/she signed his/her name thereto by order of the board of directors of said corporation.

(Notary)	STATE COMPTROLLER SIGNATURE ‘lids:

Date:

STATE OF NEW YORK
AGREEMENT

Section I.U. is revised to read as follows:

I. Conditions of Agreement

B1. This AGREEMENT is extended through June 30, 2005 or until the start data of it new contract between the STATE and the
CONTRACTOR governing services provided to Child Health Plus enrollees, whichever date occurs first.

APPENDIX E
Financial Information

Section A is revised to read as follows:

A. Can Plus Health Plan shall receive, for the period January 1, 2005 through June 30, 2005, an amount up to, but not to exceed, IS 250,000 to provide and administer it Child Health Plus program for uninsured children in the counties identified hi Appendix A-2, Section II,B.1 of this AGREEMENT or as modified by the STATE Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

Additional Premium Information:

The total monthly premium shall be: $110.70

The State share of the total monthly premium shall be $ 110.70 or the total monthly premium for children in families with gross household income loss than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AI/AN).

Tice State share of the total monthly premium shall be 5 101,70 or the total monthly premium minus $9 for children in families with gross household income between 160°rtr and 222% of the federal poverty level with, a maximum of $27 per month per family. The State share is the total monthly premium loss $9 for each of the first three children. For additional children, the State share is the total monthly premium.

The Store share of the total monthly premium shall be $ 95.70 or the total monthly premium minus $15 for children in families with gross household income between 223% and 25045 of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is this total monthly premium_

In the absence of an approved premium modification by the Department of Health and State Insurance Department, the premium above or subsequent premium approved (whichever is in ease) shall continue as the State’s subsidy through June 30, 2005.

Appendix L
Privacy and Confidentiality

Section fl b revised as follows:

II.	Effective April 14, 2003, the CONTRACTOR shall comply with the following agreement:

Federal Health Insurance Portability and Accountability Act (HIPAA)

Business Associate Agreement (`Agreement"}

This Business Associate Agreement between the New York Slate Department of Health and Care Pius Health Plan, hereinafter referred to as the business Associate, is effective an April 14.2OO3 to June 30. 2005,

S.NEXTAPPENDIX X
Agency Code: ’WOO	Contract Number: 0.015473

Period: July I,1998 through June 30, 200S Funding Amount for Period: S198,6O6,633

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the Anent of Health, having its principal office at Coming Tower Empire State Plaza. Albany,, NY (hereinafter referred to as the STATE), and Care Plus Health Plan (hereinafter referred to as the CONTRACTOR), for modification of Contract Number 0415473 as reflected in the attached provisions to Section L8.1. of the Agreement and Appendices E and L, and to extend the period of the contract through June 30, 2003.

CONTRACTOR acknowledges that the STATE is currently developing a replacement contract document to govern services provided to Child Health Plus enrollees. If that replacement contract between the CON’T’RACTOR and the STATE is in place prior to June 30, 2005, this CONTRACT will be. cancelled upon approval of the replacement contract. Any extension to this CONTRACT beyond June 30, 2005 must be done via written amendment approved by the Office of the State Comptroller.

All other provisions of said AGREEMENT shall remain in full force and effect.

TN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE By:	STATE AGENCY SIGNATURE By:

Printed Name

Judith Arnold Printed Name

Title: Title: Deputy Commissioner

Division of Planning, Policy and Resource Development

Date: Date: State Agency Certification:

“In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.”

STATE OF NEW YORK	)
) SS.:
County of New York ) {r}

On the day of 20 before me personally appeared , to me known, who being by me duly sworn, did depose and say that he/she resides at , that he/she is the of , the corporation described herein which executed the foregoing instrument, and that he/she signed his/her name thereto by order of the board of directors of said corporation.

Title:

STATE OF NEW YORK

AGREEMENT

Section I. B.1 .is revised to read as follows: I. Conditions of Agreement

B.1. This AGREEMENT is extended through June 30, 2005 or until the start date of a new contract between the STATE and the CONTRACTOR governing services provided to Child Health Plus enrollees, whichever date occurs fast.

APPENDIX E
Financial Information

Section A is revised to read as follows:

A. Care Plus Health Plan shall receive, for the period January 1, 2005 through June 30, 2005, an amount up to, but not to exceed, $15,250,000 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A•2, Section 11.13.1 of this AGREEMENT or as modified by the STATE. Payment of this amount is based an the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

Additional Premium Information

The total monthly premium shell be: $ 110.70

The State share of the total monthly premium shall be $ 11030 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AUAN).

The State share of the total monthly premium shall be $ 101.70 or the total monthly premium minus $9 for children in families with gross household Income, between i 60% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 Oar each of the first three children. For additional children, the State share is the total monthly premium.

The State share of the total monthly premium shall be $ 95.70 or the total monthly premium minus $15 for child= in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $4$    per month per family. Tice State share Is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

in the absence of an approved premium modification by the Department of Health and State Insurance Department, the premium above or subsequent premium approved (whichever is in effect) shall continue as the State’s subsidy through June 30, 2005.

S.NEXTAppendix L
Privacy and Confidentiality

Section I1 is revised as follows:

I1.	Effective April 14, 2003, the CONTRACTOR shall comply with the following agreement

Federal Health Insurance Portability and Accountability Act (HIPAA)

Business Associate Agreement (“Age amen°)

This Business Associate Agreement between the New York State Department of Health and Cara Plus Health Plan, hereinafter referred to as the Business Associate, is effective on April 14. 2043 to June 30, 2005,

S.CONT

STATE OF NEW YORK

DEPARTMENT OF HEALTH

Corning Tower

Antonia C. Novello, M.D., M.P.H. Commissioner

The Governor Nelson A. Rockefeller Empire State Plaza Albany, New York 12237

Dennis P. Whalen

Executive Deputy Commissioner

December 12, 2000

Ms. Karin Ajmani
Executive Director
CarePlus Health Plan
21 Penn Plaza

360 West 31st Street, 5th Floor New York, NY 10001

Dear Ms. Ajmani:

Enclosed is the Child Health Plus contract extension for the period January 1, 2001 to December 31, 2001 for CarePlus Health Plan.

In order to extend the contract, a Contract Amendment (Appendix X) is required. Therefore, we have enclosed two copies of an Appendix X along with the contract extension.

Please sign, notarize and return both copies of the enclosed Contract Amendment (Appendix X) as soon as possible. Please return both amendments to:

Gabrielle L. Armenia
NYS Child Health Plus Program NYS Department of Health
Room 1629, ESP, Corning Tower Albany, NY 12237-0004

Please return these documents as soon as possible to avoid any lapse in payment. If you have any questions regarding this matter, please contact Gabrielle Armenia at (518) 474-5449. Thank you for your continued support of the Child Health Plus Program.

S.CONT

Linda Stockman
Associate Director
Division of Planning, Policy and Resource Development

CONTRACT AMENDMENT EXTENSION 2001
APPENDIX X

Agency Code 12000 Period 7/1/98 — 12/31/01	Contract No. C-015473 Funding Amount for Period $71,556,633

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the Department of Health, having its principal office at Corning Tower, Empire State Plaza, Albany, NY, (hereinafter referred to as the STATE), and CarePlus Health Plan (hereinafter referred to as the CONTRACTOR), for modification of Contract Number C-015473 as provided in attached revisions to Section I.B. of the Agreement, and Appendi(x)(ces) A-2, D,E,F and K to extend the period of the contract through December 31, 2001 subject to the enactment of legislation by the New York State Legislature extending certain provisions of Chapter 2 of the Laws of 1998.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE	STATE AGENCY SIGNATURE

By: /s/ K Ajmani	By:

Karin Ajmani	Judith Arnold

Printed Name	Printed Name

Title: Executive Director	Title: Deputy Commissioner

Division of Planning, Policy, and Resource Development

Date: 12/13/2000	Date:

State Agency Certification:

“In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.”

STATE OF NEW YORK	)
) SS.:
County of New York ) {r}

On the 13th day of December 2000 before me personally appeared Karin Ajmani ,to me known, who being by me duly sworn, did depose and say that he/she resides at New York, NY , that he/she is the Executive Director of Care Plus Health Plan , the corporation described herein which executed the foregoing instrument, and that he/she signed his/her name thereto by order of the board of directors of said corporation.

Evelyn Huang
Notary Public State of New York
No. 31-6001118
Qualified in New York County
Commission Expires 3-6-2002

Title:

STATE OF NEW YORK

AGREEMENT

Section I.B.1. is revised to read as follows: I. Conditions of Agreement

B. 1. This AGREEMENT is extended through December 31, 2001, subject to the enactment of legislation by the New York State Legislature extending certain provisions of Chapter 2 of the Laws of 1998 governing the Child Health Plus Program.

APPENDIX A-2
Program Specific Clauses

Section I. Q is added to read as follows: Section I. DEFINITIONS

Q. “American Indian and Alaskan Native (AI/AN)” shall mean 1) a member of a Federally recognized Indian tribe, band, or group, or a descendant in the first or second degree of any such member; 2) an Eskimo or Aleut or other Alaskan Native enrolled by the Secretary of the Interior pursuant to the Alaska Native Claims Settlement Act (43 U.S.C. 1601 et seq); 3) a person who is considered by the Secretary of the Interior to be an Indian for any purpose; 4) a person who is determined to be an Indian under regulations promulgated by the Secretary of the Department of Health and Human Services.

Section II.B.3. is revised to read as follows: Section II. PAYMENT TO CONTRACTOR B. Terms

3. Any modifications to existing or new subcontract arrangements to perform activities relative to service provided under this AGREEMENT must be submitted in writing and approved by the STATE before they may implemented. The CONTRACTOR agrees not to enter into any agreements with third party organizations for the performance of its obligations, in whole or in part, under this AGREEMENT without the STATE’s prior written approval of such third parties and the scope of the work to be performed by them. The STATE’s approval of the scope of work and the subcontractor does not relieve the CONTRACTOR of its obligation to perform fully under this contract. The responsibilities of the CONTRACTOR and any subcontractors will be limited to those specified in the subcontracts.

All subcontracts entered into by the CONTRACTOR to provide program services for Child Health Plus under this AGREEMENT shall contain provisions specifying: that the work performed by the subcontractor must be in accordance with the terms of this AGREEMENT;

1. that nothing contained in such AGREEMENT shall impair the rights of the STATE; and

2. that the subcontractor specifically agrees to be bound by the confidentiality provisions set forth in the AGREEMENT between the STATE and the CONTRACTOR.

A current and final copy of each subcontract must be submitted to and approved by the CONTRACTOR’S Child Health Plus Contract Manager at the New York State Department of Health.

Section III.E.3 and 4 are revised to read as follows: Section III. CONTRACTOR’S RESPONSIBILITIES E. Premium Determination and Payment

3. Premiums set forth in Appendix E shall be in effect at least through December 31, 2001. Subscribers shall be responsible for payment of the family premium contribution to the CONTRACTOR and shall be responsible for copayments as set forth in the Benefit contract and consistent with subsequent STATE and FEDERAL legislation, regulations, guidelines, policy and/or Advisory Memoranda. Effective January 1, 1999, all copayments are eliminated and any provisions regarding copayments will no longer have any force and effect.

4. Premiums may be modified periodically under the Child Health Plus program subject to approval of a request from the CONTRACTOR through the New York State Department of Health and the State Insurance Department. Applications for adjustments must be submitted at least 90 days prior to the requested effective date of the change and will be subject to approval by the New York State Department of Health and the State Insurance Department. Payment shall be adjusted to cover any premium modifications approved by the New York State Department of Health and the State Insurance Department. In the absence of an approved premium modification by the Department of Health and the State Insurance Department, the premium contained herein or any subsequent premium (whichever is in effect) shall continue as the premium for the STATE’S subsidy through the duration of the contract. The New York State Department of Health maintains the right to eliminate an insurer from the Child Health Plus program if agreement on the premium cannot be reached.

Section III.E.10 is added to read as follows:

10. Pursuant to PHL section 2510(9)( c )(i), as amended by section 61 of Chapter 419 of the Laws of 2000, the CONTRACTOR is required to exempt eligible American Indian and Alaskan Native (AI/AN) children from the family contributions required in the Child Health Plus program. To determine eligibility for this cost sharing exemption, CONTRACTOR is required to collect at least one of the following documents:

•	Identification card from the Bureau of Indian Affairs, Tribal Health, Resolution, Long House or Canadian Department of Indian Affairs.

•	Documentation of roll or band number.

•	Documentation of parents’ or grandparents’ roll or band number together with the applicant’s birth certificate or baptismal record indicating descendance from the parent or grandparent.

•	Notarized letter from a federally or state recognized American Indian/Alaska Native Tribe or village office stating heritage.

•	A birth certificate indicating heritage.

Section III. G. 14 is added to read as follows: G. Evaluation and Data Submittal The CONTRACTOR SHALL:

14. Quality Assurance Report — Plans must provide quality performance data which is consistent with the New York State Department of Health Quality Assurance Reporting Requirements (QARR) data specifications, on an annual basis for the Child Health Plus population. Some of the general QARR data categories which are required to be collected include membership, utilization, quality, access, member satisfaction and general plan management.

Plans must provide audited quality performance data which is consistent with the New York State Department of Health Quality Assurance Reporting Requirements (QARR) data specifications, on an annual basis for the Child Health Plus population. Plans must contract with a National Committee on Quality Assurance (NCQA) certified auditor for a full audit of the QARR data. The audited data must be submitted to the Department of Health on the date established by the New York State Department of Health Office of Managed Care. Section III.H.2. is revised to read as follows:

H. Presumptive and Temporary Enrollment

2. Subject to the availability of federal financial participation (FFP) under Title XXI of the Social Security Act, any child under age 19 whose family’s net household income does not exceed 208% of the non-farm federal poverty level or the gross equivalent of such net income shall be presumed temporarily eligible for Child Health Plus coverage (hereinafter referred to as “temporary enrollment”).

The eligibility period for temporary enrollment shall continue until the earlier of the date a Medicaid or Child Health Plus eligibility determination is made or two (2) months after such eligibility period begins. If a child is determined to not be eligible for Medicaid prior to the last day of the two (2) month temporary enrollment period, such child may continue to be presumptively enrolled in Child Health Plus as described in subparagraph 1 above until the earlier of the date a Child Health Plus eligibility determination is made or the last day of the two (2) month presumptive eligibility period. Temporary enrollment shall be granted to an enrollee only once in a twelve-month period. A temporary enrollment period may be extended in the event a Medicaid eligibility determination is not made within the two (2) month period through no fault of the applicant, as long as all the required documentation has been submitted within the two (2) month period. The CONTRACTOR or facilitator will be required by the STATE to collect documentation of a pending Medicaid application. Subsequent to the two (2) month period, it is the responsibility of the CONTRACTOR or facilitator, depending on with whom the family applied, to follow up on the status of the applicant’s Medicaid application with the appropriate local district of social services (LDSS) office on a monthly basis, commencing on or about the 120th day following the completion of the Child Health Plus application. If the child is determined to be ineligible for Medicaid, the CONTRACTOR will be required by the STATE to collect documentation of such denial. In no case will the temporary enrollment period be extended beyond a twelve-month period.

A child enrolled in Child Health Plus who screens as Medicaid eligible upon recertification in Child Health Plus may continue to be eligible for Child Health Plus under this subparagraph 2 until a Medicaid determination is made, provided all required documentation is collected and the Medicaid application has been submitted to the appropriate LDSS.

This subparagraph 2 shall have no force and effect and temporary enrollment under this subparagraph 2 shall not be available on and after the date presumptive eligibility in Medicaid becomes effective and is available pursuant to the Social Services Law. Once presumptive eligibility in Medicaid is effective, a child who screens as Medicaid eligible at initial enrollment and/or recertification in Child Health Plus may not be temporarily enrolled in Child Health Plus and the CONTRACTOR will be required by the STATE to collect documentation of a Medicaid denial or disenrollment in order to presumptively enroll a child in Child Health Plus.

APPENDIX D

SCHEDULE OF DELIVERABLES

Expiration
of authorized funding

First day following end of authorized funding

Three months following
end of contract

Two years following the end of contract

Conclusion of insurance coverage for enrollees unless continuation of the Child Health Plus program is approved by the New York State Legislature.

Initiate conversion coverage as stipulated in the request for applications, application/workplan and benefit contract.

Final report due from the CONTRACTOR

Data relating to the Child Health Plus program shall be maintained and retained by the CONTRACTOR until this date. Enrollee specific data for disenrolled children shall be retained for six years from the date of disenrollment or two years following termination of the program, whichever is shorter.

APPENDIX F
PAYMENT AND REPORTING SCHEDULES

Section I.E. is revised to read as follows:

I. Payment and Reporting Terms and Conditions

E. The CONTRACTOR will provide the STATE with the reports of progress or other specific work products pursuant to this AGREEMENT as described in this Appendix F, below. In addition, a final report must be submitted by the CONTRACTOR no later than three months following end of contract. All required reports or other work products developed under this AGREEMENT must be completed as provided by the agreed upon work schedule in a manner satisfactory and acceptable to the STATE. in order for the CONTRACTOR to be eligible for payment.

Section II is amended to add a new reporting requirement to read as follows:

II. Reporting Requirements

Quality Assurance Report — A report of quality performance data which is consistent with the New York State Department of Health Quality Assurance Reporting Requirements (QARR) data specifications as required by section III. G. 14 of Appendix A-2. This report is due on an annual basis in the month of June with the exact date to be determined by the Office of Managed Care.

Appendix K
Additional Program Specific Clauses

Section B is revised to read as follows: B. Premium Contributions

•	Effective October 1, 1997, there is no family premium contribution for children whose gross household income is at or below 150% of the non-farm federal poverty level.

•	Effective January 1, 1999, there is no family premium contribution for children whose gross household income is less than 160% of the non-farm federal poverty level and, effective August 1, 2000, for children who are American Indians or Alaskan Natives (AI/AN).

•	Effective January 1, 1999, the family premium contribution for children whose gross household income is between 160% — 222% of the non-farm federal poverty level is $9 per child, with a family maximum of $27 per month.

•	Effective January 1, 1999, the family premium contribution for children whose gross household income is between 223% — 230% of the non-farm federal poverty level is $15 per child, with a family maximum of $45 per month.

•	Effective July 1, 2000, the family premium contribution for children whose gross household income is between 223% — 250% of the non-farm federal poverty level is $15 per child, with a family maximum of $45 per month.

APPENDIX E
Financial Information

Sections A and B are revised to read as follows:

A. CarePlus Health Plan shall receive, for the period January 1, 2001 through December 31, 2001, an amount up to, but not to exceed, $30,700,000 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II.B.1 of this AGREEMENT or as modified by the STATE. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

B. The maximum compensation for the contract term of this AGREEMENT shall not exceed the amount specified on the fact page hereof; contingent on the availability of funds as enacted by the New York State Legislature and continued appropriations through the contract term.
Additional Premium Information: For Periods on or after July 1, 2000:

•	The total monthly premium shall be: $110.22

•	The State share of the total monthly premium shall be $110.22 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AI/AN).

•	The State share of the total monthly premium shall be $101.22 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

•	The State share of the total monthly premium shall be $95.22 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

In the absence of an approved premium modification by the Department of Health and State Insurance Department, the premium above or subsequent premium approved (whichever is in effect) shall continue as the State’s subsidy through December 31, 2001. RE: CarePLus Health Plan LLC 1-IMO Reinsurance Page 5 of 5 — Binder

Until ;txch time as we deem, the above items to be acceptable, we reserve our right to modify the above renewal binder.
The Undersigned, an authorized representative of CarePlus Health Plan, LLC

1.	acknowledges that he/she has read this binder in its entirety and understand the terms and conditions set forth in this binder.

2. accepts and agrees to all of the terms and conditions set forth in this binder; and

3.	acknowledges that thin; binder, together with the Application and Policy, constitute the enti[r]e agreement between the Underwriter and CarePlus Health Plan, LLC concerning the tams and conditions under which coverage will be provided.

This binder is expressly conditioned on the Underwriter’s receipt of this binder, properly executed by an authorized representative of CarePlus Health Plan, LLC. In the event that the Underwriter does not receive this binder properly executed on behalf of CarePlus Health Plan, LLC, this binder will be void ab initio.

/s/ Tracy M. Gregg	/s/ K Ajmani

Senior — Underwriter	Executive Director

Title	Title

January 6, 2003 Refer to:

Deborah A. Kozemko, JD Supervising Insurance Attorney

Evelyn Huang
General Counsel
CarePlus Health Plan
360 West 31st Street, 5th Floor New York, NY 10001

Re: Child Health Plus

Amendment — Hospice Services File: 2003012501

Dear Ms. Huang:

The Amendment submitted under your letter dated December 31, 2002 is approved as of this date.

A stamped copy is attached for your records.

Very truly yours,

Thomas C. Zyra Co-Chief, Health Bureau

DAKlrcw

cc: Mr. Endryck (DOH) Enclosure

Amendment to the Child Health Plus subscriber contact Addition to page 15- Other Cover Services Add Section 8 — Hospice Services

Coordinated hospice program of home and inpatient services which provide non- healing Medical and support services for persons certified by a physician to be terminally ill with a life expectancy of six months or less.

Family members are eligible for up to five visits for bereavement counseling.

APPROVED
State of New York

JAN O 3 2002

Gregory V. Sevio
Superintended of Insurance
APPENDIX A

STANDARD CLAUSES FOR ALL

NEW YORK STATE CONTRACTS

The parties to the attached contract, license, lease, amendment or other agreement of any kind (hereinafter, “the contract” or “this contract”) agree to be bound by the following clauses which are hereby made a part of the contract (the word “Contractor” herein refers to any party other than the State, whether a contractor, licenser, licensee, lessor, lessee or any other party):

1. EXECUTORY CLAUSE. In accordance with Section 41 of the State Finance Law, the State shall have no liability under this contract to the Contractor or to anyone else beyond funds appropriated and available for this contract.

2. NON-ASSIGNMENT CLAUSE. In accordance with Section 138 of the State Finance Law, this contract may not be assigned by the Contractor or its right, title or interest therein assigned, transferred, conveyed, sublet or otherwise disposed of without the previous consent, in writing, of the State and any attempts to assign the contract without the State’s written consent are null and void. The Contractor may, however, assign its right to receive payment without the State’s prior written consent unless this contract concerns Certificates of Participation pursuant to Artlde 5-A of the State Finance Law.

3. COMPTROLLER’S APPROVAL. In accordance with Section 112 of the State Finance Law (or, if this contract is with the State University or City University of New York, Section 355 or Section 6218 of the Education Law), if this contract exceeds $10,000 (or the minimum thresholds agreed to by the Office of the State Comptroller for certain S.U.N.Y. and C.U.N.Y. contracts), or if this is an amendment for any amount to a contract which, as so amended, exceeds said statutory amount, or if, by this contract, the State agrees to give something other than money when the value or reasonably estimated value of such consideration exceeds $10,000, it shall not be valid, effective or binding upon the State until it has been approved by the State Comptroller and filed in his office.

4. WORKERS’ COMPENSATION BENEFITS. In accordance with Section 142 of the State Finance Law, this contract shall be void and of no force and effect unless the Contractor shall provide and maintain coverage during the life of this contract for the benefit of such employees as are required to be covered by the provisions of the Workers’ Compensation law.

5. NON-DISCRIMINATION REOUIREMENTS. In accordance with Article 15 of the Executive Law (also known as the Human Rights law) and all other State and Federal statutory and constitutional non-discrimination provisions, the Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, age, disability or marital status. Furthermore, in accordance with Section 220-e of the Labor Law, if this is a contract for the construction, alteration or repair of any public building or public, work or for the manufacture, sale or distribution of materials, equipment or supplies, and to the extent that this contract shall be performed within the State of New York, Contractor agrees that neither it nor its subcontractors shall, by reason of race, creed, color, disability, sex, or national origin: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. If this is a building service contract as defined in Section 230 of the Labor Law, then, in accordance with Section 239 thereof, Contractor agrees that neither it nor its subcontractors shall, by reason of race, creed, color, national origin, age, sex or disability: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. Contractor is subject to fines of $50.00 per person per day for any violation of Section 220-e or Section 239 as well as possible termination of this contract and forfeiture of all moneys due hereunder for a second or subsequent violation.

6. WAGE AND HOURS PROVISIONS. if this is a public work contract covered by Artide 8 of the Labor Law or a building service contract covered by Article 9 thereof, neither Contractor’s employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated in said statutes, except as otherwise provided in the Labor Law and as set forth In prevailing wage and supplement schedules issued by the State Labor Department. Furthermore, Contractor and its subcontractors must pay at least the prevailing wage rate and pay or provide the prevailing supplements, including the premium rates for overtime pay, as determined by the State Labor Department in accordance with the Labor Law.

7. NON-COLLUSIVE BIDDING REQUIREMENT. In accordance with Section 139-d of the State Finance Law, if this contract was awarded based upon the submission of bids, Contractor warrants, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition. Contractor further warrants that, at the
1.

8. INTERNATIONAL BOYCQTT PROHIBITION. In accordance with Section 220-f of the Labor Law and Section 139-h of the State Finance Law, if this contract exceeds $5,000, the Contractor agrees, as a material condition of the contract, that neither the Contractor nor any substantially owned or affiliated person, firm, partnership or corporation has participated, is participating, or shall participate in an international boycott in violation of the federal Export Administration Act of 1979 (50 USC App. Sections 2401 et seq.) or regulations thereunder. If such Contractor, or any of the aforesaid affiliates of Contractor, is convicted or is otherwise found to have violated said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency of the United States subsequent to the contract’s execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The Contractor shall so notify the. State Comptroller within fire (5) business days of such conviction, determination or disposition of appeal (2NYCRR 105.4).

9. SET-OFF RIGHTS. The State shall have all of its common law, equitable and statutory rights of set-off. These rights shall include, but not be limited to, the State’s option to withhold for the purposes of set-off any moneys due to the Contractor under this contract up to any amounts due and owing to the State with regard to this contract, any other contract with any State department or agency, including any contract for a term commencing prior to the term of this contract, plus any amounts due and owing to the State for any other reason including, without limitation, tax delinquencies, fee delinquendes or monetary penalties relative thereto. The State shall exercise its set-off rights in accordance with normal State practices including, in cases of set-off pursuant to an audit, the finalization of such audit by the State agency, its representatives, or the State Comptroller.

10. RECORDS. The Contractor shall establish and maintain complete and accurate books, records, documents, accounts and other evidence directly pertinent to performance under this contract (hereinafter, collectively, “the Records”). The Records must be kept for the balance of the calendar year in which they were made and for sbt (6) additional years thereafter. The State Comptroller, the Attorney General and any other person or entity authorized to conduct an examination, as well as the agency or agencies Involved in this contract, shall have access to the Records during normal business hours at an office of the Contractor within the State of New York or, If no such office is available, at a mutually agreeable and reasonable venue within the State, for the term specified above for the purposes of inspection, auditing and copying. The State shall take reasonable steps to protect from public disclosure any of the Records which are exempt from disclosure under Section 87 of the Public Officers Law (the “Statute”) provided that: (i) the Contractor shall timely inform an appropriate State official, in writing, that said records should not be disclosed; and (ii) said records shall be sufficiently identified; and (iii) designation of said records as exempt under the Statute is reasonable. Nothing contained herein shall diminish, or in any way adversely affect, the State’s right to discovery in any pending or future litigation.

11. IDENTIFYING INFORMATION AND PRIVACY NOTIFICATION. (a) FEDERAL EMPLOYER IDENTIFICATION NUMBER and/or FEDERAL SOCIAL SECURITY NUMBER. All invoices or New York State standard vouchers submitted for payment for the sale of goods or services or the lease of real or personal property to a New York State agency must include the payee’s identification number, I.e., the seller’s or lessor’s identification number. The number is either the payee’s Federal employer Identification number or Federal social security number, or both such numbers when the payee has both such numbers. Failure to indude this number or numbers may delay payment. Where the payee does not have such number or numbers, the payee, on Its Invoice or New York State standard voucher, must give the reason or reasons why the payee does not have such number or numbers.

(b) PRIVACY NOTIFICATION. (1) The authority to request the above personal information from a seller of goods or services or a lessor of real or personal property, and the authority to maintain such information, is found in Section 5 of the State Tax Law. Disclosure of this Information by the seller or lessor to the State is mandatory. The prindpal purpose for which the information is collected is to enable the State to identify individuals, businesses and others who have been delinquent in filing tax returns or may have understated their tax liabilities and to generally Identify persons affected by the taxes administered by the Commissioner of Taxation and Finance. The information will be used for tax administration purposes and for any other purpose authorized by law.

(2) The personal information is requested by the purchasing unit of the agency contracting to purchase the goods or services or lease the real or personal property covered by this contract or lease. The information is maintained in New York State’s Central Accounting System by the Director of State Accounts, Office of the State Comptroller, AESOB, Albany, New York 12236.

12. EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITIES AND WOMEN. In accordance with Section 312 of the Executive Law, if this contract is: (i) a written agreement or purchase order instrument, providing for a total expenditure in excess of $25,000.00, whereby a contracting agency is committed to expend or does expend funds in return for labor, services, supplies, equipment, materials or any combination of the foregoing, to be performed for, or rendered or furnished to the contracting agency; or (ii) a written agreement in excess of $100,000.00 whereby a contracting agency is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon; or (iii) a written agreement in excess of $ 100,000.00 whereby the owner of a State assisted housing project is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon for such project, then:

(a) The Contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and will undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination. Affirmative action shall mean recruitment, employment, job assignment, promotion, upgradings, demotion, transfer, layoff, or termination and rates of pay or other forms of compensation;

(b) at the request of the contracting agency, the Contractor shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex,,age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of the contractor’s obligations herein; and

(c) the Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of the State contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.

Contractor will indude the provisions of “a”, “b”, and “c” above, in every subcontract over $25,000.00 for the construction, demolition, replacement, major repair, renovation, planning or design of real property and improvements thereon (the “Work”) except where the Work is for the beneficial use of the Contractor. Section 312 does not apply to: (i) work, goods or services unrelated to this contract; or (ii) employment outside New York State; or Oil) banking services, insurance policies or the sale of securities. The State shall consider compliance by a contractor or subcontractor with the requirements of any federal law concerning equal employment opportunity which effectuates the purpose of this section. The contracting agency shall determine whether the imposition of the requirements of the provisions hereof duplicate or conflict with any such federal law and if such duplication or conflict exists, the contracting agency shall waive the applicability of Section 312 to the extent of such duplication or conflict. Contractor will comply with all duly promulgated and lawful rules and regulations of the Governor’s Office of Minority and Women’s Business Development pertaining hereto.

13. CONFLICTING TERMS. In the event of a conflict between the terms of the contract (including any and all attachments thereto and amendments thereof) and the terms of this Appendix A, the terms of this Appendix A shall control.

14. GOVERNING LAW. This contract shall be governed by the laws of the State of New York except where the Federal supremacy clause requires otherwise.

15. LATE PAYMENT. Timeliness of payment and any interest to be paid to Contractor for late payment shall be governed by Artide XI-A of the State Finance Law to the extent required by law.

16. NO ARBITRATION. Disputes involving this contract, including the breach or alleged breach thereof, may not be submitted to binding arbitration (except where statutorily authorized), but must, instead, be heard in a court of competent jurisdiction of the State of New York.

17. SERVICE OF PROCESS. In addition to the methods of service allowed by the State Civil Practice Law BE Rules (“CPLR”), Contractor hereby consents to service of process upon it by registered or certified mail, return receipt requested. Service hereunder shall be complete upon Contractor’s actual receipt of process or upon the State’s receipt of the return thereof by the United States Postal Service as refused or undeliverable. Contractor must promptly notify the State, in writing, of each and every change of address to which service of process can be made. Service by the State to the last known address shall be sufficient. Contractor will have thirty (30) calendar days after service hereunder is complete in which to respond.

18. PROHIBITION ON PURCHASE OF TROPICAL HARDWOODS. The Contractor certifies and warrants that all wood products to be used under this contract award will be in accordance with, but not limited to, the specifications and provisions of State Finance Law 5165. (Use of Tropical Hardwoods) which prohibits purchase and use of tropical hardwoods, unless specifically exempted, by the State or any governmental agency or political subdivision or public benefit corporation. Qualification for an exemption under this law will be the responsibility of the contractor to establish to meet with the approval of the State.

In addition, when any portion of this contract involving the use of woods, whether supply or installation, is to be performed by any subcontractor, the prime Contractor will indicate and certify In the submitted bid proposal that the subcontractor has been informed and is in compliance with specifications and provisions regarding use of tropical hardwoods as detailed in §165 State Finance Law. Any such use must meet with the approval of the State; otherwise, the bid may not be considered responsive. Under bidder certifications, proof of qualification for exemption will be the responsibility of the Contractor to meet with the approval of the State.

19. MACBRIDE FAIR EMPLOYMENT PRINCIPLES. In accordance with the MacBride Fair Employment Principles (Chapter 807 of the Laws of 1992), the Contractor hereby stipulates that the Contractor either (a) has no business operations in Northern Ireland, or (b) shall take lawful steps in good faith to conduct any business operations in Northern Ireland in accordance with the MacBride Fair Employment Principles (as described in Section 165 of the New York State Finance Law), and shall permit independent monitoring of compliance with such principles.

20. OMNIBUS PROCUREMENT ACT OF 1992. It is the policy of New York State to maximize opportunities for the participation of New York State business enterprises, including minority and women-owned business enterprises as bidders, subcontractors and suppliers on its procurement contracts.

Information on the availability of New York State subcontractors and suppliers is available from:

NYS Department of Economic Development

Division for Small Business

One Commerce Plaza

Albany, New York 12245

Phone: (518) 474-7756 Fax: (518) 486-7577

A directory of minority and women-owned business enterprises Is available from:

NYS Department of Economic Development

Minority and Women’s Business Development Div. One Commerce Plaza

Albany, New York 12245

Phone: (518) 473-0582 Fax: (518) 473-0665

certify that whenever the total bid amount is greater than $1 million:

(a) The Contractor has made reasonable efforts to encourage the participation of New York State Business Enterprises as suppliers and subcontractors, including certified minority and women-owned business enterprises, on this project, and has retained the documentation of these efforts to be provided upon request to the State;

(b) The Contractor has complied with the Federal Equal Opportunity Act of 1972 (P.1. 92-261), as amended;

(c) The Contractor agrees to make reasonable efforts to provide notification to New York State residents of employment opportunities on this project through listing any such positions with the job Service Division of the New York State Department of Labor, or providing such notification in such manner as is consistent with existing collective bargaining contracts or agreements. The Contractor agrees to document these efforts and to provide said documentation to the State upon request; and

(d) The Contractor acknowledges notice that the State may seek to obtain offset credits from foreign countries as a result of this contract and agrees to cooperate with the State in these efforts.

21. RECIPROCITY AND SANCTIONS PROVISIONS Bidders are hereby notified that if their principal place of business is located in a state that penalizes New York State vendors, and if the goods or services they offer will be substantially produced or performed outside New York State, the Omnibus Procurement Act 1994 amendments (Chapter 684, Laws of 1994) require that they be denied contracts which they would otherwise obtain. (Contact the NYS Division for Small Business at (518) 474-7756 for a current list of States subject to this provision.)

Revised December, 1996

APPENDIX E

FINANCIAL INFORMATION

CarePlus Health Plan shall receive, for the period effective the date of this contract through December 31, 1998, an amount up to, but not to exceed, the sum of $1,367,313 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II B 1 of this AGREEMENT or as modified by the STATE. Premiums may be modified periodically under the Child Health Plus program subject to approval of a request from the CONTRACTOR through the New York State Department of Health and the State Insurance Department. In the absence of an approved premium modification by the New York State Department of Health and the State Insurance Department, the premium contained herein or any subsequent premium (whichever is in effect), shall continue as the premium for the STATE’s subsidy through December 31, 1999:. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

CarePlus Health Plan shall receive, for the period of January 1, 1999 through December 31, 1999, an amount up to, but not to exceed, the sum of $11,789,320 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II B 1 of this AGREEMENT or as modified by the STATE. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

Premium Information:

•	The total monthly premium for Kings, Queens and Richmond counties shall be: $89.56.

• The State Share of the total monthly premium shall be $89.56 or the total monthly premium for children in families with gross household income equal to or less than 150% of the federal poverty level.
• The State Share of the total monthly premium shall be $80.46 or the total monthly premium minus $9 for children in families with gross household income between 151 and 159% of the federal poverty level.
• The State Share of the total monthly premium shall be $ 76.56 or the total monthly premium minus $13 for children in families      with gross household income between 160 and 222% of the federal poverty level.

•

The following Appendix L is added:

Appendix L

Privacy and Confidentiality

I. The CONTRACTOR shall comply with all applicable Federal and State laws, including the Health Insurance Portability and Accountability Act (HIPAA) regarding the confidentiality and disclosure of information about enrollees. This includes individual medical records and any other health and enrollment information that identifies a particular enrollee.

The Contractor must comply with the following:

1.	In accordance with 42 CFR Part 431, subpart F, the CONTRACTOR is prohibited from disclosing information concerning applicants and enrollees unless such disclosure is directly connected with the administration of the program, including (a) establishing eligibility, (b) determining the level of family contribution based on the household’s income and the applicable Federal Poverty Level (FPL); (c) providing services for enrollees; and (d) investigation or prosecution related to administration of the program;

2. The CONTRACTOR must maintain information in a timely and accurate manner;

3. The CONTRACTOR must specify and make available to any enrollee requesting it (a) the purpose for which information is maintained or used, and (b) to whom and for what purposes information will be disclosed outside the State; and

4. Except as provided in Federal and State law, the CONTRACTOR must ensure that each enrollee may request a copy of his or her records/information and receive such records/information in a timely manner and that an enrollee may request that his or her records/information be supplemented or corrected.

II. Effective April 14, 2003, the CONTRACTOR shall comply with the following agreement:

Federal Health Insurance Portability and Accountability Act (HIPAA)

Business Associate Agreement (“Agreement”)

This Business Associate Agreement between the New York State Department of Health and CarePlus Health Plan, hereinafter referred to as the Business Associate, is effective on April 14 2003 to December 31. 2003.

I. Definitions: The terms used, but not otherwise defined, in this agreement shall have the same meaning as those terms in the federal Health Insurance Portability and Accountability Act of 1996 ("HIPAA”) and its implementing regulations, including those at 45 CFR Parts 160 and 164.

II. Obligations and Activities of CarePlus Health Plan, the Business Associate:

(a)	The Business Associate agrees to not use or further disclose Protected Health Information other than as permitted or required by this Agreement or as required by law.

(b)	The Business Associate agrees to use the appropriate safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by this Agreement.

(c)	The Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to the Business Associate of a use or disclosure of Protected Health Information by the Business Associate in violation of the requirements of this Agreement.

(d)	The Business Associate agrees to report to the Covered Program, any use or disclosure of the Protected Health Information not provided for by this Agreement, as soon as reasonably practicable of which it becomes aware.

(e)	The Business Associate agrees to ensure that any agent, including a subcontractor, to whom it provides Protected Health Information received from, or created or received by the Business Associate on behalf of the Covered Program agrees to the same restrictions and conditions that apply through this Agreement to the Business Associate with respect to such information.

The Covered Program does not routinely receive PHI, therefore The Business Associate, agrees to directly implement on behalf of the Covered Program, the HIPAA Privacy authorization requirements (45 CFR 164.508), verifications requirements (45 CFR 164.514 (h)), and individual rights under 45 CFR part 160 and 164 including:

i.	Responding to request for restrictions to use and disclosures of PHI, other than those that would constrain the CHP B program access for purposes of handling complaints or conducting audits, and adhering to any agreed upon restrictions to meet the requirements of 45 CFR 164.522 (a)

ii.	Respond to requests and accommodate reasonable requests for confidential communications to meet the requirements of 45CFR 164.522(b).

iii.	Providing access to Protected Health Information in a Designated Record Set, to an Individual in order to meet the requirements under 45 CFR 164.524, if the business associate has protected health information in a designated record set.

iv.	Making any amendment(s) to Protected Health Information or appending the necessary information pursuant to an amendment request in a designated record set at the request of an Individual, if the business associate has protected health information in a designated record set.

v.	Documenting such disclosures of Protected Health Information and information related to such disclosures as would be required to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR 164.528.

vi.	Providing to the Individual information collected in accordance with this Agreement, to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR 164.528.

(g) The Business Associate agrees, to maintain and retain the necessary documentation for the processes listed in (f) including policies and procedures and communications that are provided in writing or required to be documented for a minimum of six (6) years.

(h)	The Business Associate agrees to make internal practices, books, and records relating to the use and disclosure of Protected Health Information received from, or created or received by the Business Associate on behalf of, the Covered Program available to the Covered Program, or to the Secretary of Health and Human Services, in a time and manner designated by the Covered Program or the Secretary, for purposes of the Secretary determining the Covered Program’s compliance with the Privacy Rule.

III.	Permitted Uses and Disclosures by Business Associate (a) General Use and Disclosure Provisions

Except as otherwise limited in this Agreement, the Business Associate may use or disclose Protected Health Information to perform functions, activities, or services for, or on behalf of, the Covered Program as specified in the agreement to which this is an addendum, provided that such use or disclosure would not violate the Privacy Rule if done by Covered Program.

(b) Specific Use and Disclosure Provisions:

(1)	Except as otherwise limited in this Agreement, the Business Associate may disclose Protected Health Information for the proper management and administration of the Business Associate, provided that disclosures are required by law, or Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person, and the person notifies the Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

(2)	Except as otherwise limited in this Agreement, Business Associate may use Protected Health Information to provide Data Aggregation services to Covered Program as permitted by 42 CFR 164.504(e)(2)(i)(B). Data Aggregation includes the combining of protected information created or received by a business associate through its activities under this contract with other information gained from other sources.

N. Obligations of Covered Program

Provisions for the Covered Program to Inform the Business Associate of Privacy Practices

(a)	The Covered Program shall notify the Business Associate of any limitation(s) in its notice of privacy practices of the Covered Program in accordance with 45 CFR 164.520, to the extent that such limitation may affect the Business Associate’s use or disclosure of Protected Health Information.

V. Permissible Requests by Covered Program

The Covered Program shall not request the Business Associate to use or disclose Protected Health Information in any manner that would not be permissible under the Privacy Rule if done by Covered Program, except if the Business Associate will use or disclose protected health information for, and the ‘contract includes provisions for, data aggregation or management and administrative activities of Business Associate.

VI. Term and Termination

(a)	Term. The Term of this Agreement shall be effective as of the date noted in this Appendix L of this agreement, at the end of which time all of the Protected Health Information provided by Covered Program to Business Associate, or created or received by Business Associate on behalf of Covered Program, shall be retained by the Business Associate for a minimum of six (6) years.

(b)	Termination for Cause. Upon the Covered Program’s knowledge of a material breach by Business Associate, Covered Program may provide an opportunity for the Business Associate to cure the breach or end the violation and may terminate this Agreement if the Business Associate does not cure the breach or end the violation within the time specified by Covered Program, or may immediately terminate this Agreement if the Business Associate has breached a material term of this Agreement and cure is not possible.

(c) Effect of Termination.

(1)	As noted in section VI above, upon termination of this Agreement, for any reason, the Business Associate shall retain all Protected Health Information received from the Covered Program, or created or received by the Business Associate on behalf of the Covered Program for a minimum of six (6) years. This provision shall apply to Protected Health Information that is in the possession of subcontractors or agents of the Business Associate.

VII. Violations

(a)	It is further agreed that any violation of this agreement may cause irreparable harm to the STATE, therefore the STATE may seek any other remedy, including an injunction or specific performance for such harm, without bond, security or necessity of demonstrating actual damages.

(b)	The business associate shall indemnify and hold the STATE harmless against all claims and costs resulting from acts/omissions of the business associate in connection with the business associate’s obligations under this agreement.

Miscellaneous

(a)	Regulatory References. A reference in this Agreement to a section in the HIPAA Privacy Rule means the section as in effect or as amended, and for which compliance is required.

(b)	Amendment. The Parties agree to take such action as is necessary to amend this Agreement from time to time as is necessary for Covered Program to comply with the requirements of the Privacy Rule and the Health Insurance Portability and Accountability Act, Public Law 104-191.

(c)	Survival. The respective rights and obligations of the Business Associate under Section VI (c) of this Agreement shall survive the termination of this Agreement.

(d)	Interpretation. Any ambiguity in this Agreement shall be resolved in favor of a meaning that permits the Covered Program to comply with the HIPAA Privacy Rule.

(e)	If anything in this agreement conflicts with a provision of any other agreement on this matter, this agreement is controlling.

(f)	HIV/AIDS. If HIV/AIDS information is to be disclosed under this agreement, the business associate acknowledges that it has been informed of the confidentiality requirements of Public Health Law Article 27-F.

(g)	Nothing in this Agreement shall prohibit the Business Associate from using and disclosing PHI in its capacity as a Covered Entity, provided such use and disclosure is fully compliant with the Privacy Rule.

/s/Judith Arnold /s/ K Ajmani

Signature of covered program Signature of the business associate

Date: 4/14/03 Date: 3/28/03

APPENDIX I

FEDERAL AUDIT REQUIREMENTS

I. Administrative Rules and Audits:

a.	If this contract is funded in whole or in part from federal funds, the CONTRACTOR shall comply with the following federal grant requirements regarding administration, allowable costs and audits.

•	For a local or Indian tribal government, use the principles in the common rule, `“Uniform Administrative Requirements for Grants and Cooperative Agreements to State and Local Governments," Office of Management and Budget (OMB) Circular A-87, “Cost Principles for State and Local Governments” and OMB Circular A-128, “Audits of State and Local Governments.”

•	For a private nonprofit organization other than ■ an institution of higher education, ■ a hospital, or

■ an organization named in OMB Circular A-122 as not subject to that circular,

use the principles in OMB Circular A-110, “Uniform Administrative Requirements for Grants and Other Agreements with Institutions of Higher Education, Hospitals and Other Nonprofit Organizations,” OMB Circular A-122, “Cost Principles for Nonprofit Organizations” and OMB Circular A-133, “Audits of Institutions of Higher Education and Other Non-Profit Institutions.”

•	For an Educational Institution, use the principles in OMB Circular A-110, OMB Circular A-21, “Cost Principles for Educational Institutions” and OMB Circular A-133.

•	For a hospital, use the principles in OMB Circular A-110, Department of Health and Human Services, 45 CFR 74, Appendix E, “Principles for Determining Cost Applicable to Research and Development Under Grants and Contracts with Hospitals” and, if not covered by OMB Circulars A-128 or A-I33 for audit purposes, then subject to program specific audit requirements following Government Auditing Standards for financial audits.

•

b. If this contract is funded entirely from other than federal funds and if the CONTRACTOR receives $100,000 or more in total annual payments from the STATE, the CONTRACTOR shall submit to the STATE after the end of the CONTRACTOR‘s fiscal year an audit report. The audit report shall be submitted to the STATE within thirty days after its completion but no later than thirteen months after the end of the audit period. The audit report shall summarize the business and financial transactions of the CONTRACTOR. The report shall be prepared and certified by an independent accounting firm or other accounting entity which is demonstrably independent of the administration of the program being audited. Audits performed of the CONTRACTOR’s records shall be conducted in accordance with Government Auditing Standards issued by the Comptroller General of the United States covering financial audits. This audit requirement may be met through entity-wide audits, coincident with the CONTRACTOR’s fiscal year, as described in Office of Management and Budget Circulars A-128 or A-133. Reports, disclosures, comments and opinions required under these publications should be so noted in the audit report.

c.	“For Profit” entities shall use program specific audit requirements for following , government auditing standards. (GAGAS).

2.	The CONTRACTOR will accept responsibility for compensating the STATE for any exceptions which are revealed on an audit and sustained after completion of the normal audit procedure.

3.	FEDERAL CERTIFICATIONS: This section shall be applicable to this AGREEMENT only if any of the funds made available to the CONTRACTOR under this AGREEMENT are federal funds.

a. LOBBYING CERTIFICATION

1.	If the CONTRACTOR is a tax-exempt organization under Section 501 (c)(4) of the Internal Revenue Code, the CONTRACTOR certifies that it will not engage in lobbying activities of any kind regardless of how funded.

2.	The CONTRACTOR acknowledges that as a recipient of federal appropriated funds, it is subject to the limitations on the use of such funds to influence certain Federal contracting and financial transactions, as specified in Public Law 101-121, section 319, and codified in section 1352 of Title 31 of the United States Code. In accordance with P.L. 101-121, section 319, 31 U.S.C. 1352 and implementing regulations, the CONTRACTOR affirmatively acknowledges and represents that it is prohibited and shall refrain from using Federal funds received under this AGREEMENT for the purposes of lobbying; provided, however, that such prohibition does not apply in the case of a payment of reasonable

1.

3.	This section shall be applicable to this AGREEMENT only if federal funds allotted exceed $100,000.

The CONTRACTOR:

a) Certifies, to the best of his or her knowledge and belief, that:

♦ No federal appropriated funds have been paid or will be paid, by or on behalf of the CONTRACTOR, to any person for influencing or attempting to influence an officer or employee of an agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the awarding of any federal contract, the making of any federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal amendment or modification of any federal contract, grant, loan, or cooperative agreement.

♦ If any funds other than federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with this federal contract, grant, loan, or cooperative agreement, the CONTRACTOR shall complete and submit Standard Form-LLL, “Disclosure Form to Report Lobbying” in accordance with its instructions.

♦ The CONTRACTOR shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, subgrants, and contracts under grants, loans and cooperative agreements) and that all subrecipients shall certify and disclose accordingly. This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by section 1352, title 31, U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

b)	Shall disclose specified information on any agreement with lobbyists whom the CONTRACTOR will pay with other Federal appropriated funds by completion and submission to the STATE of the Federal Standard Form-LLL, “Disclosure Form to Report Lobbying”, in accordance with its instructions. This form may be obtained by contacting either the Office of Management and Budget Fax Information Line at (202) 395-9068 or the Bureau of Accounts Management at (518) 474-1208. Completed forms should be submitted to the New York State Department of Health, Bureau of Accounts Management, Empire State Plaza, Corning Tower Building, Room 1315, Albany, 12237-0016.

c)	Shall file quarterly updates on the use of lobbyists if material changes occur, using the same standard disclosure form identified in (b) above to report such updated information.

2.	The reporting requirements enumerated in subsection (3) of this paragraph shall not apply to the CONTRACTOR with respect to:

a)	Payments of reasonable compensation made to its regularly employed officers or employees;

b)	A request for a receipt of a contract (other than a contract referred to in clause (c) below), grant, cooperative agreement, subcontract (other than a subcontract referred to in clause (c) below), or subgrant that does not exceed $100,000; and

c)	A request for or receipt of a loan, or a commitment providing for the United States to insure or guarantee a loan, that does not exceed $150,000, including a contract or subcontract to carry out

a)

b.	CERTIFICATION REGARDING ENVIRONMENTAL TOBACCO SMOKE: Public Law 103-227, also known as the Pro-Children Act of 1994 (Act), requires that smoking not be permitted in any portion of any indoor facility owned or leased or contracted for by an entity and used routinely or regularly for the provision of health, day care, early childhood development services. education or library services to children under the age of 18, if the services are funded by Federal programs either directly or through State or local governments, by Federal grant, contract, loan, or loan guarantee. The law also applies to children’s services that are provided in indoor facilities that are constructed, operated, or maintained with such federal funds. The law does not apply to children’s services provided in private residences; portions of facilities used for inpatient drug or alcohol treatment; service providers whose sole source of applicable Federal funds is Medicare or Medicaid; or facilities where WIC coupons are redeemed. Failure to comply with the provisions of the law may result in the imposition of a monetary penalty of up to $1000 for each violation and/or the imposition of an administrative compliance order on the responsible entity.

By signing this AGREEMENT, the CONTRACTOR certifies that it will comply with the require thents of the Act and will not allow smoking within any portion of any indoor facility used for the provision of services for children as defined by the Act.

The CONTRACTOR agrees that it will require that the language of this certification be included in any subawards which contain provisions for children’s services and that all subrecipients shall certify accordingly.

4.	The STATE, its employees, representatives and designees, shall have the right at any time during normal business hours to inspect the sites where services are performed and observe the services being performed by the CONTRACTOR. The CONTRACTOR shall render all assistance and cooperation to the STATE in making such inspections. The surveyors shall have the responsibility for determining contract compliance as well as the quality of service being rendered.

5.	The CONTRACTOR will not discriminate in the terms, conditions and privileges of employment, against any employee, or against any applicant for employment because of race, creed, color, sex, national origin, age, disability or marital status. The . CONTRACTOR has an affirmative duty to take prompt, effective, investigative and remedial action where it has actual or constructive notice of discrimination in the terms, conditions or privileges of employment against (including harassment of) any of its employees by any of its other employees, including managerial personnel, based on any of the factors listed above.